Exhibit 10.1

Deal CUSIP: 67109DAA8
Revolver CUSIP: 67109DAB6
Term CUSIP: 67109DAC4

LOAN AGREEMENT

by and between

O.COM LAND, LLC,
a Utah limited liability company

and

OVERSTOCK.COM, INC.,
a Delaware corporation

as Borrowers

and

U.S. BANK NATIONAL ASSOCIATION,

a national banking association
as Administrative Bank and Lead Arranger and a Bank

and

the other Banks from time to time party hereto

Dated:  October 24, 2014

v

EXHIBITS

EXHIBIT A-1	BORROWING NOTICE

EXHIBIT A-2	CONVERSION NOTICE

EXHIBIT A-3	PAYMENT NOTICE

EXHIBIT B-1	[RESERVED]

EXHIBIT B-2	FORM OF DRAW REQUEST CERTIFICATION

EXHIBIT B-3	FORM OF LETTER OF DRAW REQUEST

EXHIBIT B-4	PRELIMINARY COST STATEMENT

EXHIBIT C	BUILDINGS AND IMPROVEMENTS

EXHIBIT D	LEGAL DESCRIPTION

EXHIBIT E	[RESERVED]

EXHIBIT F	FORM OF PROMISSORY NOTES

EXHIBIT G	SWORN CONSTRUCTION COST STATEMENT

EXHIBIT H	PROPOSED AMENDED PLAT

EXHIBIT I	INSURANCE REQUIREMENTS

EXHIBIT J	[RESERVED]

EXHIBIT K	OVERSTOCK COMPLIANCE CERTIFICATE

EXHIBIT L	PROJECT ARCHITECT CERTIFICATE

SCHEDULE 1.1	BANKS AND RESPECTIVE PERCENTAGES

SCHEDULE 1.3	PRINCIPAL PAYMENTS DURING TERM PHASE

SCHEDULE 4.28	OVERSTOCK’S SUBSIDIARIES

SCHEDULE 5.32	OVERSTOCK’S INDEBTEDNESS

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into this 24th day of October, 2014, by and between O.COM  LAND, LLC, a Utah limited liability company (“O.Com”), and OVERSTOCK.COM, INC., a Delaware corporation (“Overstock” with O.Com and Overstock referred to individually as a “Borrower” and collectively as “Borrowers”); U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as administrative bank and lead arranger; U.S. Bank in its capacity as a bank; and the other lenders from time to time party hereto as a bank, together with any other lender that acquires an interest in the Loans, as defined below, will be sometimes referred to individually as a “Bank” and collectively referred to as the “Banks”.

Borrowers have requested that the Banks provide to (a) O.Com the Real Estate Loan (as hereinafter defined) for the purpose of financing certain costs related to the development and construction of the Improvements (as hereinafter defined), in accordance with the Budget (as hereinafter defined) with a subsequent conversion of the Real Estate Loan to a term obligation and (b) Overstock the Aggregate Revolving Commitment (as hereinafter defined) for working capital and other general corporate purposes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Loans (as hereinafter defined) to be made by Banks pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS:

For purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

“Accessibility Regulation”:  Any federal, state or local law, statute, code, ordinance, rule, regulation or requirement, including, without limitation, under the United States Americans With Disabilities Act of 1990, as amended (the “ADA”), relating to accessibility to facilities or properties for disabled, handicapped and/or physically challenged persons, or other persons covered by the ADA.

“Administrative Bank”:  U.S. Bank in its capacity as agent and administrative bank for all Banks and any successor appointed pursuant to the terms of this Agreement.

“Advances on the Real Estate Loan”:  Means (i) any portion of the Real Estate Loan advanced by one or more Banks to or at the direction of O.Com in accordance with this Agreement; (ii) any  Protective Advances made in accordance with the terms of this Agreement; and (iii) any other advance with respect to the Real Estate Loan by Administrative Bank or one or more Banks required or permitted under this Agreement.

“Affiliate”:  As to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) Affiliate shall not include any Person that would be an “Affiliate” of Overstock solely by reason of being under common control with Overstock unless the Person having such control is Patrick M. Byrne or any entity controlled by Patrick M. Byrne, and (ii) an “Affiliate” shall not include any Person that would be an “Affiliate” of Overstock solely by reason of being an employee of Overstock or any of its Subsidiaries. With respect to Overstock, a Person shall not be deemed to control Overstock unless the controlling Person actually possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of Overstock, whether through ownership of stock, by contract or otherwise.  With respect to Administrative Bank or Banks, a person shall be deemed to control another Person if the controlling Person (i) owns more than 10% of voting securities (or other ownership interests) of the controlled Person, or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Revolving Commitment”:  Means the aggregate of the Revolving Commitment of all Banks, as reduced or increased from time to time pursuant to the terms hereof.  As of the date of this Agreement, the Aggregate Revolving Commitment is $10,000,000.00.

“Aggregate Revolving Exposure”:  Means, at any time, the aggregate of the Revolving Exposure of all the Banks.

“Agreement”:  This Loan Agreement, including any amendments hereof and supplements hereto executed by Borrowers, Administrative Bank and the Banks.

“Alternate Base Rate”: Means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Rate for such day plus 0.50%, and (iii) the Monthly LIBOR Reset Rate plus 1.00%.

“Anti-Terrorism Laws”:  Any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Fee Rate”:  Means the following percentage rate per annum at which commitment fees are accruing on the Aggregate Revolving Commitment with regard to usage: 0.25%.

“Applicable Margin”: Means either (a) Two Hundred basis points (2.00%) in the case of Loans bearing interest at the LIBOR Based Rate or (b) One Hundred basis points (1.00%) in the case of Loans bearing interest at the Alternate Base Rate, as applicable.

“Approved Counterparty”:  A Bank or its Affiliate, in its capacity as counterparty under a Hedging Transaction, as approved by Administrative Bank (by executing this Agreement, Administrative Bank is deemed to approve Compass Bank as an Approved Counterparty); provided that a counterparty shall remain an Approved Counterparty with respect to any Hedging Transaction that it entered into when it or its Affiliate was a Bank hereunder, even if such counterparty or its Affiliate later fails to be a Bank hereunder.

“Approved Fund”:  Any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Architect’s Agreement”:  That certain agreement dated May 7, 2014 between O.Com and the Project Architect for design of the construction work with respect to the Improvements and other services related to the same.

“Assignee”:  As that term is defined in Section 9.11(b) below.

“Assignment”:  As that term is defined in Section 9.11(b) below.

“Assignment of Management Agreement”:  That certain Assignment of Project Management Agreement by and among Project Manager, O.Com and Administrative Bank, dated as of the date hereof, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment of Construction and Development Documents”:  That certain Assignment of Construction and Development Documents from O.Com to Administrative Bank dated on or about the date hereof, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Assignment of Hedging Transaction”: An assignment by a Borrower to Administrative Bank of a security interest in all of the Borrower’s right, title and interest in, under and to any Hedging Transaction, including without limitation, any and all Hedging Documents, which assignment shall be in form and substance reasonably acceptable to Administrative Bank, together with all supplements, amendments and/or modifications thereto hereafter entered into.

“Available Aggregate Revolving Commitment”:  Means, at any time, the Aggregate Revolving Commitment then in effect minus the Aggregate Revolving Exposure at such time.

“Bank Approved Appraisal”:  An appraisal meeting the Required Appraisal Standard.

“Bank or Banks”:  Individually, or collectively, as the context requires, the Banks listed on Schedule 1.1 and on the signature pages which are parties to this Agreement as of the Closing Date, and their respective successors or assigns permitted pursuant to Section 9.11.

“Bank-Provided Hedging Transaction”:  A Hedging Transaction which is provided by a Bank or its Affiliate.

“Base Rate”: Means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Base Rate Advance”: Means a Revolving Loan that bears interest at the Base Rate.

“Benefit Plan”: Each employee pension benefit plan covered by Title IV of ERISA and maintained by a Borrower or any ERISA Affiliate for the benefit of their respective Employees.

“Blocked Person”:  As that term is defined in Section 4.27(b) below.

“Borrower” and “Borrowers”:  As that term is defined in the introductory paragraph hereof.

“Borrowing Date”: Means a date on which a Revolving Loan is made or a Facility LC is issued hereunder.

“Budget”:  An itemized certified statement of actual and estimated costs to be incurred by O.Com with respect to the construction of the Improvements and other non-construction costs relating to the Project, as approved by the Administrative Bank on or prior to the Closing Date and signed and sworn to by O.Com, as the same may be amended or supplemented from time to time in accordance with this Agreement and with, when required, the prior approval of Administrative Bank.

“Business Day”:  Any day other than a Saturday, a Sunday, or a legal holiday on which Administrative Bank is not open for business.

“Capitalized Lease Obligations”:  Any obligation of a Borrower to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) is required to be, classified and accounted for as a capital lease on a balance sheet of a Borrower at the time incurred; and for purposes of this Agreement the amount of each Capitalized Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalent Investments”: Means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest and (v) shares of money market mutual funds that are rated at least “AAAm” or “AAAG” by S&P or “P-1” or better by Moody’s.

“Cash Flow Leverage Ratio”:  The ratio determined with respect to Overstock in compliance with GAAP and calculated by dividing (a) Consolidated Total Interest Bearing Debt by (b) Consolidated EBITDA, measured as of the last day of each fiscal quarter for the four (4) quarters then ended.

“Change in Law”: Means the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by any Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Bank or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

“City”:  Means Midvale City.

“Closing Date”:  Means October 24, 2014.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Collateral”:  Means (a) all of the collateral covered by the Mortgage, the Security Agreement, this Agreement or any other Loan Document, and (b) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing; provided that for purposes of this definition only, “Collateral” shall not include the security interests in deposit accounts granted in Section 5.31 of this Agreement.

“Commencement Date”: Means a date no later than November 3, 2014.

“Commitments” or “Commitment”:  Means, collectively or, when applicable, individually, the Real Estate Commitment and the Aggregate Revolving Commitment.

“Completion”:  Means that (i) the Improvements are completed in accordance with the Plans (as the same may be modified from time to time in accordance with Section 5.2), other than punch list items for which adequate funds are escrowed, paid for in full (other than any retainage to be paid on or after completion in accordance with this Agreement, free of all mechanics’, labor, materialmen’s and other similar lien claims (other than any such liens and claims that are bonded over and insured by the Title Company in a form and substance reasonably satisfactory to Administrative Bank), and completion has been certified by the Project Architect and approved by the Inspecting Architect; (ii) a certificate of substantial completion for such Improvements has been signed by O.Com and the Project Architect and delivered to Administrative Bank; (iii)  all Governmental Requirements and all material applicable private restrictions and covenants relating to such Improvements have been complied with or satisfied and that unconditional certificates of occupancy for such Improvements  have been issued by all appropriate governmental authorities (with copies of such certificates provided to Administrative Bank); (iv) Administrative Bank has been provided with (A) if requested by Administrative Bank, a final, certified “as-built” ALTA survey of the Project, together with a survey endorsement to the Title Policy insuring that there are no encroachments with the Project (other than Permitted Encumbrances), (B) an ALTA zoning (completed structure) endorsement affirming zoning compliance and a date-down endorsement to the Title Policy indicating no encumbrances against the Project other than Permitted Encumbrances, (C)  if requested by Administrative Bank copies of all warranties received by O.Com covering completion of the Project and all Equipment in a pdf format on a cd; and (D) evidence of insurance required by Section 5.9 hereof.

“Completion Date”:  The Initial Real Estate Maturity Date.

“Consolidated Total Interest Bearing Debt”:  Means the sum of all interest-bearing Indebtedness, including without limitation the outstanding balances under the Loans and outstanding letters of credit, determined on a consolidated basis.

“Consolidated EBITDA”:  Means in respect of any period the consolidated net income (loss) of the company for that period calculated in accordance with GAAP adjusted to exclude (to the extent not already excluded): (a) any unrealized gains or losses on any hedge or derivative transaction (except hedge or derivative transactions accounted for on a hedge accounting basis), any unrealized gains or losses on precious metals and bitcoin (and other cryptocurrencies to which Administrative Bank consents in writing to be included in the calculation); (b) unrealized exchange gains and losses including those arising on translation of foreign currency; (c) income Tax expense (GAAP) during the period; (d) Interest Expense during the period; (e) deductions or contributions in respect of non-recurring and non-cash items during the period including stock compensation expense, restructuring charges (credits); (f) amortization of goodwill, any intangible assets and any acquisitions costs during the period; (g) any net profits or losses during that period of any entity to the extent they have been consolidated within consolidated profit during that period but are attributable to outside equity interests; (h) any depreciation or amortization of fixed assets during the period; and (i) any deduction or contribution in respect of losses or profits against book value on disposals (other than in the ordinary course of trading) during the period.

“Construction Phase”: Means the construction phase of the Real Estate Loan made by Banks to O.Com in the aggregate principal amount not to exceed the Real Estate Commitment, which phase shall terminate on the Initial Real Estate Maturity Date.

“Construction Phase Loan Rate”:  Means for any day with respect to the Construction Phase of the Real Estate Loan, a rate of interest per annum equal to the sum of either (i) the Monthly LIBOR Reset Rate in effect on such day plus the Applicable Margin or (ii) the Alternate Base Rate in effect on such day plus the Applicable Margin, as such rate is selected by O.Com.

“Construction Note”:  Means each Construction Note executed in favor of a Bank evidencing the Construction Phase of the Real Estate Loan.

“Consultants”:  Third party experts retained by Administrative Bank to assist the Administrative Bank in connection with closing, advancing, disbursing or administering the Real Estate Loan.  Such consultants may be retained without any approval of Borrowers provided that such consultants are generally recognized in the applicable market.

“Contingent Monetary Liabilities”:  With respect to a Borrower or its Subsidiaries, as the case may be; all of any such Person’s liabilities and obligations for moneys borrowed or payments of moneys owed on claims which have been liquidated in amounts, which are contingent upon and will not mature unless and until the occurrence of some event or circumstance, including but not limited to such Person’s liability under or with regard to guaranties and indemnities, purchase agreements, letters of credit, and recourse indebtedness on projects sold to other Persons, but excluding the Person’s liability for or under any inventory purchase orders, inventory purchase agreements or similar commitments and any guaranties or other assurances thereof.

“Contractor”:  Any person, party or entity which has a contract or subcontract under which payment may be required for any work done, material supplied or services furnished in connection with acquiring, constructing, financing, equipping and/or developing the Project.

“Control”: Means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Conversion”:  Means the conversion of the Real Estate Loan from the Construction Phase to the Term Phase as described in Section 1.2.

“County”:  Means Salt Lake County.

“Debtor Relief Laws”: means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  Any event which, with the giving of notice to a Borrower or the lapse of time, or both, would constitute an Event of Default.

“Default Rate”:  The lesser of two percent (2%) per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.

“Defaulting Bank”: means any Bank that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Bank notifies the Administrative Bank and Borrowers in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived by Required Banks, or (ii) pay to the Administrative Bank, the LC Issuer, the Swing Line Bank or any other Bank any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified the Borrowers, the Administrative Bank, the LC Issuer or the Swing Line Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the

Administrative Bank or a Borrower, to confirm in writing to the Administrative Bank and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Bank and such Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.  Any determination by the Administrative Bank that a Bank is a Defaulting Bank under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank upon delivery of written notice of such determination to Borrowers, the LC Issuer, the Swing Line Bank and each Bank.

“Draw Request”:  Means (a) a Letter of Draw Request from O.Com in the form attached hereto as Exhibit B-3 with an attached Draw Request Certification, (b) a Sworn Contractor’s Statement, and (c) an application and Certificate for Payment (AIA Document G702 and G703).

“Draw Request Certification”:  A certification from O.Com to accompany all Advances on the Real Estate Loan in the form of Exhibit B-2 attached hereto.

“Eligible Assignee”:  Means (i) a Bank; (ii) an Approved Fund; (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $3,000,000,000, calculated in accordance with the accounting principles  prescribed by the regulatory authority applicable to such bank in its jurisdiction of organization, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); or (v) the central bank of any country that is a member of the OECD; provided, however, that neither a Borrower nor an Affiliate of a Borrower shall qualify as an Eligible Assignee.

“Environmental Audit”:  The Phase I Environmental Site Assessment with respect to the Land prepared by Wasatch Environmental, dated August 12, 2014.

“Environmental Law”:  Means all federal, state, regional, county and local statutes, regulations, ordinances, decrees, declarations and other matters of record, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including but not limited to those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Substances; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or  pollution; the presence or Release of Hazardous Substances, protection of wildlife, endangered species, wetlands or natural resources; ; and notification requirements relating to the foregoing, including, without limitation, the following statutes, and regulations adopted thereunder:  the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. (“TSCA”); the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Hazardous Substance Mitigation Act, Utah Code § 19-6-301 et seq., as each of the foregoing may be amended from time to time.

“Environmental Liability”:  Any claim, demand, obligation, cause of action, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, diminution in value or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements, resulting from the presence or use of Hazardous Substances, the violation or alleged of any Environmental Law, or the imposition of any Environmental Lien.

“Environmental Lien”:  A Lien in favor of any third party for:  (a) any liability under an Environmental Law; or (b) damages arising from or costs incurred by such third party in response to a Release or threatened Release of any Hazardous Substance or constituent into the environment.

“Equipment”:  All furniture, fixtures, equipment and personal property owned by O.Com and located or to be located in or on, and used in connection with the management, maintenance or operation of the Land and the Improvements or necessary for the Completion of the Project (but not including any tenant furnishings or other equipment owned or leased by Overstock in its use of the Improvements or otherwise).

“ERISA”:  The Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

“ERISA Affiliate”:  Any trade or business (whether or not incorporated) which is a member of a “controlled group of corporations,” a group of trades or businesses under “common control,” or an “affiliated service group,” which includes a Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Event of Default”:  As that term is defined in Section 6.1 hereof.

“Excluded Taxes”:  Means, in the case of each Bank or applicable Lending Installation and the Administrative Bank, Taxes imposed on or measured by its net income (however denominated) or gross receipts, branch profit Taxes, and franchise Taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Bank is incorporated or organized or the jurisdiction in which the Administrative Bank’s or such Bank’s principal executive office or such Bank’s applicable Lending Installation is located.

“Facility LC”: Is defined in Section 1.25.

“Facility LC Application”: Is defined in Section 1.25(c).

“Facility LC Collateral Account”: Is defined in Section 1.25(k).

“Facility Termination Date”: Means October 24, 2017 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Federal Funds Rate”:  For any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. Salt Lake City time on such day on such transactions received by the Administrative Bank from three Federal funds brokers of recognized standing selected by the Administrative Bank in its sole discretion.  Notwithstanding anything to the contrary above, if the Federal Funds Rate shall be less than zero percent (0.0%), then the Federal Funds Rate shall be deemed to be zero percent (0.0%) for purposes of this Agreement.

“Fees”:  The fees payable to Administrative Bank pursuant to the Fee Letter and pursuant to this Agreement and the other Loan Documents.

“Fee Letter”:  The Letter from Administrative Bank to Borrowers acknowledged and accepted by Borrowers pursuant to which Borrowers agree to pay certain fees to Administrative Bank with respect to the Loans and Administrative Bank’s role as agent and administrative bank hereunder.

“Fiscal Year”:  The period of January 1st of any year through December 31st of such year.

“Fixed Charge Coverage Ratio”: The ratio determined with respect to Overstock and its Subsidiaries in compliance with GAAP and calculated by dividing (a) Operating Cash Flow by (b) Fixed Charges, measured as of the last day of each fiscal quarter for the four (4) quarters then ended.

“Fixed Charges”: The sum of (a) interest paid, (b) Operating Lease Expense, and (c) scheduled amortization of long term debt.

“Force Majeure”:  Any act of God; strikes, shortage or unavailability of labor or materials; lockouts or labor difficulty; explosion; sabotage; accident; riot or civil commotion; act of war; fire or other casualty; legal requirements; and causes beyond the reasonable control of O.Com.

“GAAP”:  Means generally accepted accounting principles in the United States that were applied in preparing the financial statements referred to in Section 4.32, subject at all times to Section 9.17.

“General Contract”:  Construction Contract (as hereinafter defined in the Sworn Construction Cost Statement) by and between O.Com and General Contractor for the construction of the Project.

“General Contractor”:  Okland Construction Company, Inc., a Utah corporation.

“Governmental Authority”: Means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative judicial, taxing, regulatory or administrative powers or functions or pertaining to governing (including any supra-national bodies such as the European Union or the European Central Bank) whether now or hereafter in existence.

“Governmental Requirements”:  Means all Laws, statutes, codes, ordinances, and governmental rules, regulations and requirements of a Governmental Authority applicable to a Borrower, Administrative Bank, any Bank or the Project, including without limitation Environmental Laws, and the requirements of the ADA, and all other covenants, agreements, restrictions and encumbrances contained in any instruments whether such other covenants agreements, restrictions and encumbrances are of record or, if not of record, of which a Borrower has Knowledge, at any time in force affecting the Project or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Project or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Guaranty”:  Means that certain Repayment and Completion Guaranty, together with all supplements, amendments and/or modifications thereto, of even date herewith given by Overstock for the benefit of Administrative Bank and Banks, with respect to the Real Estate Loan, and any other unconditional and continuing guaranty provided by a Subsidiary of Overstock with respect to one or more of the Loans by a Subsidiary of Overstock as may be required by Required Banks pursuant to this Agreement.

“Hazardous Substance(s)”:  Means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material of such quantity or amounts to be regulated under any Environmental Law, and includes, without limitation, (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material of such quantity or amount classified or regulated as “hazardous waste” pursuant to RCRA.

“Hedging Documents”:  The following documents and other items, executed and acknowledged as appropriate, all in form and substance reasonably satisfactory to Administrative Bank and Approved Counterparty: (a) Master Agreement in the form published by the International Swaps and Derivatives Association, Inc. (or replacement agreement that is generally accepted in the industry), and related schedule and confirmation in the form agreed upon between a Borrower (or its Affiliate) and Approved Counterparty; (b) a confirmation under the foregoing, if applicable; (c) any guaranty of payment as may be required by the transaction; (d) if a Borrower (or its Affiliate) is anything other than a natural person, evidence of due authorization to enter into transactions contemplated thereunder, together with evidence of due authorization and execution thereof; and for a Bank-Provided Hedging Transaction only, such other title endorsements, documents, instruments and agreements as Approved Counterparty may require, including a swap endorsement to the Title Policy in form and substance satisfactory to Administrative Bank.

“Hedging Obligations”:  All obligations and liabilities of a Borrower to an Approved Counterparty in respect of any Hedging Transaction, including any fee, charge or other amounts due to a Bank as a consequence of a default under, and/or early termination of, a Hedging Transaction.

“Hedging Transaction”:  Any transaction that is an interest rate swap, cap, collar, floor, option or forward transaction, including but not limited to any commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options or any other similar transactions, or other types of foreign exchange or derivative transaction agreements, or any other similar transaction that: (i) is evidenced by Hedging Documents, (ii) is in a notional amount not to exceed the maximum amount available to a Borrower under the Real Estate Commitment at the time such transaction is entered into and (iii) is entered into for hedging (rather than speculative) purposes.

“Improvements”:  The buildings and improvements consisting generally of corporate headquarters for Overstock as described on Exhibit C attached hereto and hereby made a part hereof which are to be placed or constructed upon, above or below, the Land.

“In Balance”:  As that term is defined in Section 3.5.

“Indebtedness”:  In all cases without duplication, all items of indebtedness or liability of  a Borrower that in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of a Borrower as of the date of determination, including:  (a) indebtedness for borrowed money; (b) Capitalized Lease Obligations; (c) obligations under direct or indirect guaranties of indebtedness or obligations of others referred to in clause (a) or (b) above; (d) any indebtedness secured by any Lien on the property of such entity; (e) liabilities in respect of unfunded vested benefits under any Benefit

Plan for which the minimum funding standards of Section 302 of ERISA have not been met; and (f) Contingent Monetary Liabilities.

“Indemnified Parties”:  As that term is defined in Section 9.2(b) hereof.

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.

“Indemnity”:  The Environmental Indemnification Agreement of even date herewith executed by O.Com and Overstock, including any amendments thereof and supplements thereto.

“Individual Real Estate Commitment”:  With respect to any Bank at any date, such Bank’s Percentage multiplied by the Real Estate Commitment.

“Initial Appraisal”:  The Appraisal dated August 20, 2014 by Integra Realty, addressed to the Administrative Bank.

“Initial Real Estate Maturity Date”:  January 1, 2017, as the same may be extended pursuant to Section 1.1; and further provided that the same shall be subject to extensions for delays resulting from Force Majeure, provided that O.Com provides written notice to the Administrative Bank promptly upon becoming aware of the occurrence of any Force Majeure condition and provided further that the aggregate period of any and all such Force Majeure delays shall not exceed thirty (30) days.

“Inspecting Architect”:  Lender’s Quality Assurance, and/or any other independent architect, engineer or consultant selected by Administrative Bank without the approval of Borrowers provided that the architect, engineer or consultant is generally recognized in the applicable market.

“Interest Expense”:  In respect of any period means all interest and amounts in the nature of interest or of similar effect to interest (including any capitalized interest) paid or payable during that applicable period including (a) any divided or distribution payable on any marketable security included as finance debt, (b) the interest component of rentals in respect of finance or capitalized lease obligations and hire purchase commitments, (c) the face amount of bills or other financial instruments (but not reliquefication bills) drawn, issued, endorsed or accepted less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee, and (d) all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring natural payable in related to finance debt but not establishment, arrangement and other fees payable once only on the initial provision of financial accommodation, plus or minus the amount of any difference paid under any interest rate hedge arrangements related to finance debt, and minus any interest or amounts in the nature of interest earned.  It excludes any interest in respect of any affiliate, inter-company finance debt.

“Investment”: Of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Knowledge”: Of a Borrower means the actual knowledge of an executive officer of that Borrower and, with respect to matters of knowledge regarding the Project, individuals with general management responsibilities with respect to the Project.

“Land”:  The real property located in Salt Lake County, Utah and more specifically described on Exhibit D, attached hereto and made a part hereof by this reference.

“Laws”:  Means all federal, state and local laws, statutes, codes, ordinances, rules and regulations, including judicial opinions and presidential authority in the applicable jurisdiction, including without limitation all Environmental Law.

“Lease”: Any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), including the Overstock Lease, pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Project, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lending Installation”:  Means, with respect to a Bank or the Administrative Bank, the office or branch of such Bank or the Administrative Bank listed on the signature pages hereof or otherwise selected by such Bank or the Administrative Bank.

“LC Fee”: Is defined in Section 1.25(d).

“LC Issuer”: Means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Facility LCs hereunder.

“LC Obligations”: Means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date”: Is defined in Section 1.25(e).

“LIBOR Based Advance”: Means a Revolving Loan that bears interest at the LIBOR Based Rate.

“LIBOR Based Rate”:  For any day, a rate of interest per annum equal to the sum of (i) the Monthly LIBOR Reset Rate in effect on such day plus (ii) the Applicable Margin, in each case changing when and as the Monthly LIBOR Reset Rate changes.

“LIBOR Breakage Costs”:  Any loss or expense which any Bank sustains or incurs as a consequence of (i) any prepayment (whether voluntary, involuntary or required pursuant to the terms hereof) of a Loan accruing interest at a LIBOR Based Rate on a day that is not a Reprice Date or (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the interest rate from a LIBOR Based Rate to an alternate index selected by Bank with respect to the outstanding principal balance of a Loan on a date other than a Reprice Date, all including, without limitation, such loss or expenses arising from interest or fees payable by any Bank or the Banks to lenders of funds obtained by it in order to maintain a LIBOR Based Rate Loan hereunder.

“Liens”:  Means any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise, but excluding liens for ad valorem taxes that are not delinquent), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Project or any interest therein, or any direct or indirect interest in a Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialman’s, construction and other similar Liens and encumbrances.

“Liquid Assets”:  Means unencumbered cash and cash equivalents (e.g., savings accounts, money market accounts, and/or certificates of deposit), readily marketable securities, cash surrender value of life insurance or other types of assets that can be liquidated or sold immediately (measured at fair market value), and where cash settlement takes place within seven (7) Business Days (or within thirty (30) calendar days for life insurance).

“Loans” or a “Loan”:  Means, collectively, or when applicable, individually, the Real Estate Loan, the Revolving Loans, the Facility LCs, and the Swing Line Loan.

“Loan Documents”:  All documents now or hereafter entered into which evidence, secure and/or govern the Loans and/or any of the Obligations, including, but not limited to, this Agreement, the Notes, the Facility LC Applications, the Mortgage, the Security Agreement (including any joinder thereto by a Subsidiary), the Guaranty (including each Guaranty provided by a Subsidiary), the Indemnity, the Assignment of Construction and Development Documents, Assignment of Management Agreement, an assignment of O.Com’s interest in the General Contract, and any documents, agreements or instruments entered into by a Borrower with respect to the Loans and/or any Bank-Provided Hedging Transaction, and any amendments, modifications, restatements and/or supplements thereto.

“Loan Party” or “Loan Parties”:  Means, individually or collectively, the Borrowers and any guarantor with respect to one or more of the Loans.

“Loan Rate”:  The applicable rate of interest under each Loan.

“Loan to Value Requirement”:  The sum of (i) the then existing outstanding principal balance of the Real Estate Loan, and (ii) the remaining unfunded amount of the Real Estate Commitment to which O.Com may be entitled to pursuant to the terms of this Agreement, which must be less than or equal to 80% of the value of the completed Project as shown on the most recent Bank Approved Appraisal.

“Maintenance Capital Expenditure”: Means fifty percent (50%) of non-real estate depreciation expense.

“Material Adverse Occurrence”:  Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which could reasonably be expected to materially adversely affect the then present or prospective financial condition or operations of Overstock and its Subsidiaries taken as a whole or the condition or value of the Project, or impair the ability of a Borrower to perform its material obligations as and when required under any of the Loan Documents; provided that general economic conditions or economic conditions applicable to a Borrower’s industry that do not disproportionately affect a Borrower shall not constitute a Material Adverse Occurrence nor shall any occurrence resulting from a Bank becoming a Defaulting Bank.

“Material Subsidiary”: Means each Subsidiary of Overstock that represents more than ten percent (10%) of the Consolidated EBITDA of Overstock and its Subsidiaries for the four (4) consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 5.13(a) hereof, provided that (a) any Subsidiary that has a Subsidiary that is a Material Subsidiary shall itself constitute a Material Subsidiary and (b) in the event that Subsidiaries that are Material Subsidiaries (after giving effect to subsection (a) of this definition and any prior designations pursuant to this subsection (b)), when combined with Overstock, at any time represent less than seventy percent (70%) of the Consolidated EBITDA of Overstock and its Subsidiaries for the four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to Section 5.13(a) hereof, Overstock shall designate additional Subsidiaries as Material Subsidiaries in accordance with Section 5.19 hereof so that thresholds of this definition are met.

“Minimum Liquidity”:  Means the total of all unencumbered Liquid Assets as measured as of the end of each fiscal quarter.

“Money Markets”:  Means one or more wholesale funding markets available to the Banks, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes and federal funds.

“Monthly LIBOR Reset Rate”:  For each calendar month during the term of this Agreement, the one-month LIBOR rate quoted by Administrative Bank from Reuters Screen LIBOR01 Page or any successor thereto generally accepted by the market place and designated by Administrative Bank, which shall be that one-month LIBOR Rate in effect two (2) New York Banking Days prior to the Reprice Date adjusted for any reserve requirement and any subsequent costs arising from a change in government regulations, such rate to be reset monthly on each Reprice Date.  The Term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.  The term “Reprice Date” means the first day of each month.  If an Advance on the Real Estate Loan or a Revolving Loan occurs other than on the Reprice Date, then the initial one-month LIBOR Rate shall be that one-month LIBOR rate quoted by Administrative Bank two (2) New York Banking Days prior to the date of such advance or loan, which rate plus the LIBOR Margin shall be in effect until the next Reprice Date.  Administrative Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.  Notwithstanding anything to the contrary above, if such one-month LIBOR Rate is less than zero percent (0.0%), then the Monthly LIBOR Reset Rate shall be deemed to be zero percent (0.0%) for purposes of this Agreement.

“Mortgage”:  The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, encumbering the Project, executed by O.Com in favor of Administrative Bank to secure the Loans, including any amendments, modifications and/or supplements thereto.

“Note” or collectively, “Notes”:  Means each Construction Note, each Term Note, and each Revolving Note of even date herewith, in the forms attached as Exhibit F attached hereto, executed and delivered by a Borrower to the order of each Bank to evidence each such Bank’s Pro Rata Share of the Loans, and collectively all of such notes, including any amendments and/or restatements thereof and supplements thereto executed by a Borrower and such Bank.

“O.Com”:  As that term is defined in the introductory paragraph hereof.

“O.Com’s Equity”:  The sum of $40,268,626 to be contributed by O.Com to the Project.  O.Com’s Equity shall consist of (i) $37,408,626 to be contributed by O.Com to the Project prior to the initial Advance on the Real Estate Loan, and (ii) the amount of $2,860,000 to be contributed by O.Com to the Project following the final Advance on the Real Estate Loan, which amount under this clause (ii) shall be used to (x) pay all remaining costs of Construction, or, if none, (y) repay the Real Estate Loan in part.  Any such amounts under subsection (i) above not paid in cash at closing, shall be evidenced to Administrative Bank’s satisfaction as being contributed to the Project by O.Com prior to the initial Advance on the Real Estate Loan.  O.Com’s Equity shall not include (i) sums paid by O.Com to a Related Party and (ii) sums paid by O.Com from the proceeds of any Advance on the Real Estate Loan.

“O.Com’s Organizational Documents”:  The Certificate of Organization of O.Com dated as of April 25, 2014, and O.Com’s Operating Agreement dated as of April 25, 2014, including any amendments thereof and supplements thereto.

“Obligations”:  Collectively: (i) Borrowers’ respective obligations for the payment of the Loans, interest and other charges, and all Fees and all Hedging Obligations; (ii) the performance of all other obligations of Borrowers contained herein; (iii) the payment and performance of each and every obligation of a Borrower contained in any other Loan Document; and (iv) the performance of each and every obligation of a Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part hereof, the Notes or any other Loan Document; provided that for purposes of determining what obligations constitute “Secured Obligations” or are otherwise secured by the Collateral, the Borrowers’ obligations under the Indemnity and Overstock’s obligations under the Guaranty shall not constitute Obligations.

“Operating Cash Flow”: Means with respect to Overstock and its Subsidiaries the sum of (i) Consolidated EBITDA, plus (ii) Operating Lease Expense, minus (iii) Maintenance Capital Expenditures, minus (iv) income taxes paid, minus (v) all Restricted Payments.

“Operating Lease Expense”:  Has the meaning set forth by GAAP.

“Other Taxes”:  Means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution or delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or another Loan Document.

“Overstock”:  As that term is defined in the introductory paragraph hereof.

“Overstock Lease”:  The Lease Agreement dated on or about October 24, 2014, as may be amended, between O.Com, as Landlord, and Overstock, as tenant, by which Overstock will lease the Improvements from O.Com.

“Overstock’s Organizational Documents”:  The Amended and Restated Articles of Incorporation of Overstock and the Amended and Restated By-laws of Overstock delivered to Bank prior to the date hereof, including any amendments thereof and supplements thereto, as may be amended from time to time.

“Participant”:  As that term is defined in Section 9.11(a) below.

“PBGC”:  The Pension Benefit Guaranty Corporation or any successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

“Percentage”:  Each Bank’s Individual Real Estate Commitment relative to the Real Estate Commitment of all Banks, as more particularly described on Schedule 1.1.

“Permitted Encumbrances”:  Means each of the following: (a) the Liens created under the Loan Documents; (b) Liens imposed by any Governmental Authority for Taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in accordance with GAAP; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens imposed by law or arising in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained on the books of such Person in accordance with GAAP; (d) pledges or deposits or other like Liens (i) in connection with worker’s compensation, unemployment insurance and other types of social security benefits and that do not in the aggregate materially impact the use or value of the property of Borrowers or (ii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds and other obligations of a like nature incurred in the ordinary course of business (in each case not related to judgments or litigation); (e) the exceptions to title, charges and encumbrances on title to the Land listed on Schedule B-I to the Title Policy on the Closing Date or on the survey provided pursuant to Section 1.2, (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders or contracts (other than Indebtedness for borrowed money), or for purposes of like general nature, not to exceed $1,0000,000 in the aggregate at any time, and with any such Lien to be released as promptly as practical, (g) any zoning, building or similar Laws or rights reserved to or vested in any Governmental Authority that do not render title to the property encumbered thereby or any portion thereof unmarketable and that do not material adversely affect, restrict or prohibit the use of such property for its intended purposes, (h) Liens incurred in connection with Indebtedness constituting purchase money obligations to the extent such Liens secure solely the equipment being financed and such acquisition and Indebtedness are otherwise permitted to be incurred (or, if not addressed therein, not prohibited) in accordance with this Agreement; (i) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and adequate reserves have been established for the payment thereof, or bonds or other security reasonably acceptable to the Administrative Bank have been provided with respect to the payment thereof, or the payment thereof is fully covered by insurance; (j) any interest or title of a lessor under any lease entered into by a Borrower in the ordinary course of its business and covering only the assets so leased so long as such Borrower is current on all such lease obligations and such lease does not violate any limitations on Indebtedness provided by this Agreement, (k) Liens existing on property acquired by a Borrower after the Closing Date at the time such property is so acquired, provided that (i) such Lien is not created in contemplation of such acquisition, (ii) such Lien does not extend to any other property of such Borrower following such acquisition and (iii) the aggregate fair value of the Property subject to such Liens does not exceed $1,000,000, (l) Liens securing Indebtedness to the extent permitted in accordance with Section 5.32, provided however that in no event shall such Liens be permitted to encumber any of the Collateral, and (m) such other Liens with respect to Borrowers as approved by Required Banks in writing.

“Person”:  An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plans”:  The construction plans for the Improvements, including drawings, specifications, details and manuals, approved by Administrative Bank pursuant to Section 2.1(b), as modified in accordance with Section 5.2 and, to the extent and at the times as such approval is required under applicable Law, and as approved by the applicable Governmental Authority responsible for reviewing and approving construction plans for compliance with applicable Governmental Requirements.

“Prime Rate”: Means a rate per annum equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share”: Means, with respect to a Bank, (a) with respect to Revolving Loans, a portion equal to a fraction the numerator of which is such Bank’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment of all Banks, provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (i) such Bank’s Revolving Exposure at such time by (ii) the aggregate Revolving Exposures of all Revolving Banks at such time; provided, further, that when a Defaulting Bank shall exist, “Pro Rata Share”

shall mean the percentage of the aggregate Revolving Commitment of all Banks (disregarding any Defaulting Bank’s Revolving Commitment) represented by such Bank’s Revolving Commitment (except that no Bank is required to fund or participate in Revolving Loans, Swing Line Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loan and funded or unfunded participations in Swing Line Loans and Facility LCs would exceed the amount of its Revolving Commitment (determined as though no Defaulting Bank existed)) and (b) with respect to the Real Estate Loan, a portion equal to a fraction the numerator of which is such Bank’s outstanding principal amount of the Real Estate Loan and the denominator of which is the aggregate outstanding principal amount of the Real Estate Loan of all Banks.

“Project”:  The Land, the Improvements and the Equipment.

“Project Architect”: EDA Architects, Inc., selected by O.Com.

“Project Management Agreement”:  Means the Project Management Agreement dated May 5, 2014 by and between O.Com, Overstock and Project Manager, as the same may be amended or modified from time to time.

“Project Manager”:  Means Gardner CMS, L.C., a Utah limited liability company, and any successor project manager selected by O.Com and reasonably approved by Administrative Bank.

“Protective Advance”:  One or more advances by Administrative Bank to cover all necessary costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Administrative Bank (a) to protect the Collateral or (b) to cure or remedy an Event of Default under the Loan Documents, including without limitation any Event of Default that by its nature may impair the Project or the value of the Project or other Collateral (including, without limitation, the costs of unpaid insurance premiums, foreclosure costs, costs of collection, costs incurred in bankruptcy proceedings and other costs incurred in enforcing any of the Loan Documents); provided, however, in no event shall the aggregate amount of Protective Advances exceed $10,000 without the prior written consent of Required Banks.

“Real Estate Commitment”:  Means Forty-Five Million Seven Hundred Sixty Thousand and no/100 Dollars ($45,760,000.00).  Such Real Estate Commitment, and the Individual Real Estate Commitments, proportionately, shall be reduced by any principal payments made by or on behalf of O.Com or any principal reductions otherwise required under and pursuant to the Loan Documents.  Any principal amount repaid under the Real Estate Commitment may not be reborrowed.

“Real Estate Loan”:  The loan from Banks to O.Com pursuant to the Real Estate Commitment to be made during the Construction Phase pursuant to the terms of this Agreement in the maximum aggregate principal amount of not to exceed the Real Estate Commitment, which loan, on certain terms and conditions, shall convert to the Term Phase.

“Real Estate Term Maturity Date”:  Means October 1, 2023, which shall not be extended by the possible three (3) month extension of the Initial Real Estate Maturity Date given by Section 1.1 (or such earlier date as may be required pursuant to Section 1.3).

“Real Estate Notes”:  Means the Construction Notes and the Term Notes.

“Regulation D”:  Regulation D (or any substitute regulations) of the Board of Governors of the Federal Reserve System (or any successor thereto), together with all amendments from time to time thereto.

“Reimbursement Obligations”: Means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 1.25 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Party”:  Any one or more of the following: (a) Borrowers, (b) an Affiliate of a Borrower (but excluding all members of the Board of Directors of Overstock), (c) any Person of whom Overstock has Knowledge that such Person is then the beneficial owner of ten (10) percent or more of the outstanding capital stock of Overstock, or (d) any of the partners, members or other direct equity holders of O.Com.

“Release”:  Means without limitation, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing any Hazardous Substance at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks, or any other receptacles ever containing any Hazardous Substance.

“Required Appraisal Standard”:  With respect to any appraisal, such appraisal shall be: (a) addressed to the Banks, (b) prepared by a Utah licensed appraiser, reasonably acceptable to Administrative Bank, (c) in conformance with the regulations promulgated by the appropriate federal regulatory agency pursuant to Section 1110 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (12 U.S.C. § 3339), as amended, and the regulations thereunder, and (d) consistent with Administrative Bank’s internal appraisal requirements, as the same may be modified from time to time in a manner that is applicable to all other similarly situated mortgage loan borrowers.

“Required Banks”:  Means Banks whose total Pro Rata Share exceeds fifty percent (50%), but in any event no less than two Banks.  The Pro Rata share of any Defaulting Bank shall be disregarded in determining Required Banks.

“Restricted Payment”: Means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in a Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in a Borrower or any Subsidiary thereof or any option, warrant or other right to acquire any such equity interest in a Borrower or any Subsidiary thereof; provided that dividends, distributions, and other payments made between Borrowers or between a Borrower and  a Material Subsidiary (or non-Material Subsidiaries in which the total investment by Overstock or by another Subsidiary does not exceed $10,000,000.00 in the aggregate) shall not be a Restricted Payment.

“Revolving Commitment”: means, for each Bank, the obligation of such Bank to make Revolving Loans to, and participate in Facility LCs issued upon the application of and Swing Line Loans made to, Overstock, expressed as an amount representing the maximum possible aggregate amount of such Bank’s Revolving Exposure hereunder.  The initial amount of each Revolving Bank’s Revolving Commitment is set forth on Schedule 1.1, as it may be modified pursuant to this Agreement as a result of any assignment that has become effective pursuant to this Agreement.  As of the date of this Agreement, the aggregate amount of the Banks’ Revolving Commitment is $10,000,000.00.

“Revolving Exposure” means, with respect to any Bank at any time, the sum of (i) the aggregate principal amount of such Bank’s Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

“Revolving Loan”: Means, with respect to a Bank, such Bank’s loan made to Overstock pursuant to its Revolving Commitment.

“Revolving Notes”:  Means each revolving note executed in connection with a Revolving Commitment.

“Risk-Based Capital Guidelines”: Means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.

“Security Agreement”: Means that certain Security Agreement dated as of the date hereof by and between Overstock (including any joinder thereto by any Subsidiaries of Overstock required pursuant to the Loan Documents to be a party thereto), and the Administrative Bank to secure the Loans, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.

“Stored Materials”:  Any and all materials, equipment, fixtures or articles of personal property purchased by O.Com to be placed or affixed in, on or to the Land or Improvements in connection with the construction of the Project, as more set forth in Section 3.2(e).

“Stored Materials Log”:  A written inventory certified by O.Com detailing the type, amount and location of the Stored Materials.

“Subsidiary”:  Any corporation or other entity of which more than 50% of the outstanding capital stock or interests having ordinary voting power to elect a majority of the board of directors or the board of governors or otherwise to Control the activities of such entity (irrespective of whether or not at the time other class or classes of the equity of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by a Borrower and one or more of its Subsidiaries, or by one or more other Subsidiaries.

“Swing Line Borrowing Notice”: Is defined in Section 1.11(b).

“Swing Line Bank”: Means U.S. Bank or such other Bank which may succeed to its rights and obligations as Swing Line Bank pursuant to the terms of this Agreement.

“Swing Line Loan”: Means a Loan made available to Overstock by the Swing Line Bank pursuant to Section 1.11.

“Swing Line Sublimit”: Means the maximum principal amount of Swing Line Loans the Swing Line Bank may have outstanding to Overstock at any one time, which, as of the date of this Agreement, is $3,000,000.00.

“Sworn Construction Cost Statement”:  An itemized, certified statement of actual and estimated costs of the Project, in the form of Exhibit G attached hereto and hereby made a part hereof, signed and sworn to by O.Com, as the same may be amended or supplemented with the approval of Administrative Bank from time to time, and consistent with the items enumerated in the Budget.

“Sworn Contractor’s Statement”:  Means a written sworn statement from the General Contractor in a form reasonably acceptable to the Administrative Bank certifying (i) that a Draw Request lists all work and materials furnished in connection with the Project during the last month, (ii) that the Draw Request identifies the remaining contracts for work or materials for the Project, and (iii) the Draw Request is a true and complete statement of all contracts, previous payments, and balances due, if any.

“Taxes”:  Means “taxes” as defined by GAAP.

“Term Phase”:  Means the term phase of the Real Estate Loan following Conversion.

“Term Phase Rate”:  Means for any day with respect to the Term Phase of the Real Estate Loan, a rate of interest per annum equal to the sum of either (i) the Monthly LIBOR Reset Rate in effect on such day plus the Applicable Margin or (ii) the Alternate Base Rate in effect on such day plus the Applicable Margin, as selected by O.Com in connection with or anticipation of Conversion.

“Term Note”: Means each Term Note executed in favor of a Bank evidencing the Term Phase of the Loan.

“Title Company”:  Means First American Title Insurance Company or any other title insurance company approved by the Administrative Bank.

“Title Policy”:  An ALTA extended coverage lender’s title insurance policy (ALTA Loan Policy 2006 Loan Policy of Title Insurance, or equivalent) or other form satisfactory to Administrative Bank), with such endorsements as Administrative Bank may require, issued by the Title Company in the amount of the Real Estate Loan insuring the lien of the Mortgage to be a first and prior lien upon the Project as security for all Advances on the Real Estate Loan pursuant to the terms of this Agreement and any and all liabilities of a Borrower to Bank related or arising from any Bank-Provided Hedging Transaction, subject only to the Permitted Encumbrances and insuring against any lien claims that could arise out of the construction of the Improvements.

“USA Patriot Act”:  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Bank”:  Has the meaning assigned in the introductory paragraph of this Agreement.

ARTICLE I

LOANS

Section 1.1            Real Estate Loan.  Subject to the terms and conditions hereof, Banks severally agree to lend to O.Com and O.Com agrees to borrow from Banks, the proceeds of the  Real Estate Loan, from time to time in accordance with the terms hereof until the Initial Real Estate Maturity Date, for the purpose of developing and constructing the Project; provided, however, no Bank shall be obligated to make any Advances on the Real Estate Loan if, after giving effect to such Advances on the Real Estate Loan, the sum of such Bank’s Pro Rata Share of the aggregate Advances on the Real Estate Loan then outstanding would exceed such Bank’s Individual Real Estate Commitment.  Each borrowing under the Real Estate Loan shall consist of Advances on the Real Estate Loan made on the same day ratably by each Bank in accordance with its Percentage, and each Bank’s Advances made on the Real Estate Loan on such day shall bear interest at the Construction Phase Loan Rate, computed on each Advance on the Real Estate Loan from the date it is made by Banks.

All Advances on the Real Estate Loan made by a Bank shall be evidenced also by a Construction Note in the amount of such Bank’s Individual Real Estate Commitment.  Unless the Conversion of the Real Estate Loan is successfully made pursuant to the terms and conditions of Section 1.2, the entire principal balance of the Real Estate Loan shall mature and be payable in full, together with all Obligations with respect to the Real Estate Loan, at the Initial Real Estate Maturity Date, or such earlier date upon acceleration of the Real Estate Loan.

At the option of Borrowers, the Initial Real Estate Maturity Date may be extended for up to three (3) additional months if the following conditions are satisfied: (a) Borrowers give written notice of their request for the extension to Administrative Bank by no earlier than one hundred twenty (120) days and by no later than forty-five (45) days prior to the Initial Real Estate Maturity Date; (b) as of the date of request and on the Initial Real Estate Maturity Date there exists no Default or Event of Default; and (c) the execution and delivery by Borrowers to Administrative Bank on or before the Initial Real Estate Maturity Date such documentation as Administrative Bank may reasonably require to evidence the extension in the form and substance reasonably acceptable to Administrative Bank.  The extension of the Initial Real Estate Maturity Date shall not extend the Real Estate Term Maturity Date.

Each Bank shall enter in its records the amount of each of its Advances on the Real Estate Loan, the rate of interest borne on such Advances on the Real Estate Loan and the payments of the principal balance received by such Bank, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

Section 1.2            Conversion of Real Estate Loan to Term Phase.  The Real Estate Loan shall convert from the Construction Phase to the Term Phase on the Initial Real Estate Maturity Date provided that each of the following conditions has been met:

(a)           Borrowers shall have paid to Banks all principal, interest, Fees, premiums and other amounts then due and payable to Banks under the Notes, the other Loan Documents and the Fee Letter;

(b)           All elements of Completion shall have been met including a final certificate of occupancy.

(c)           O.Com shall select the applicable Term Phase Rate.

(d)           Overstock shall be in compliance with all financial covenants, including without limitation the requirement to deliver pro forma financial statements to Administrative Bank to indicating that Overstock will meet the 2.50 to 1.00 Cash Flow Leverage Ratio following Conversion and after giving effect thereto.

(e)           All representations and warranties made by Borrowers in the Loan Documents shall be true and correct in all material respects on and as of the Initial Real Estate Maturity Date as if made on and as of the Initial Real Estate Maturity Date (other than any such representations and warranties related to another date, which shall be true and correct in all material respects as of such date) (and, if required by Administrative Bank, Administrative Bank shall have received a certificate of Borrowers to that effect).

(f)            Payment by O.Com of all reasonable out-of-pocket costs and expenses incurred by or on behalf of Administrative Bank in connection with Conversion in accordance with Section 9.2;

(g)           As of the Initial Real Estate Maturity Date, no Event of Default and no other event or condition which, upon the giving of notice or the passage of time, or both, would become an Event of Default, shall have occurred and be continuing (and, if requested by Administrative Bank, a certification from O.Com to that effect);

(h)           The Real Estate Loan is “In Balance” as required under Section 3.5 hereof, or any unfunded portion of the Real Estate Commitment has been waived in writing by O.Com;

(i)            If required by Administrative Bank in its sole discretion, Administrative Bank shall have obtained at O.Com’s sole cost and expense, at least thirty (30) days prior to the Initial Real Estate Maturity Date, a current appraisal or an update to its existing appraisal prepared in accordance with the Required Appraisal Standard, which appraisal shall determine compliance with the Loan to Value Requirement, and, in the event the Loan to Value Requirement is not satisfied, O.Com shall have the option to pay down the principal balance of the Real Estate Loan, and/or agree to cancel the unfunded portion, if any, of the Real Estate Commitment, in such an amount necessary to satisfy the Loan to Value Requirement;

(j)            All documents, agreements, instruments and other items required to be delivered or provided pursuant to this Agreement as of the Initial Real Estate Maturity Date have been delivered or provided;

(k)           The Project shall be free and clear of all Liens (other than the lien of the Mortgage, the Permitted Encumbrances and the lien of ad valorem taxes that are not delinquent) unless approved in writing by Required Banks, or bonded over and insured by the Title Company in form and substance reasonably satisfactory to Administrative Bank; and

(l)            The execution and delivery by O.Com of the Term Notes.

Upon satisfaction of the foregoing (with evidence thereof as may be reasonably requested by Administrative Bank), Administrative Bank shall give written notice (the “Conversion Notice”) to Borrowers.  The Conversion Notice shall establish the effective date of the Conversion as the date that the foregoing conditions were satisfied (or waived by Administrative Bank in its sole discretion).

In the event that, for any reason, Borrowers fail to satisfy all of the foregoing terms and conditions to Conversion, the Real Estate Loan shall mature and be due and payable in full on the Initial Real Estate Maturity Date.

If the foregoing conditions to Conversion have been met or waived as set forth herein, the Term Notes shall replace by substitution the Construction Notes.

Under no circumstances shall Banks be responsible or liable to any Person in the event the foregoing conditions to Conversion are not met.

Section 1.3            Interest and Payments on Real Estate Loan.   O.Com shall pay to Administrative Bank for the ratable benefit of Banks in accordance with their Percentages interest on the Construction Notes computed at the Construction Phase Loan Rate selected by O.Com.  O.Com shall select the applicable Construction Phase Loan Rate for each Advance on the Real Estate Loan pursuant to the applicable Draw Request.  If no rate is selected, the applicable interest rate shall be deemed to be the LIBOR Based Rate.  Upon successful Conversion, O.Com shall pay to Administrative Bank for the ratable benefit of Banks in accordance with their Percentages interest on the Term Notes computed at the Term Phase Rate.  O.com shall select the applicable Term Phase Rate in connection with Conversion pursuant to documentation required by Administrative Bank.  Interest shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid.

Interest at the Construction Phase Loan Rate shall accrue on each and every Advance on the Real Estate Loan from and after the date it is made by a Bank to O.Com.  Interest on the Real Estate Loan during the Construction Phase shall be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the initial Advance on the Real Estate Loan is made hereunder, and all unpaid, accrued interest shall be paid in full at the time all Advances on the Real Estate are paid in full.

If Conversion from the Construction Phase to the Term Phase does not occur, all outstanding principal under the Real Estate Loan and any unpaid accrued interest shall be due and payable in full on or before the Initial Real Estate Maturity Date.  If all unpaid Advances on the Real Estate Loan made by Banks have not been repaid on or before the Initial Real Estate Maturity Date (assuming no Conversion has occurred) or if an Event of Default occurs pursuant to this Agreement or any other Loan Document or if all amounts due under the Loan Documents otherwise become due and payable in accordance with the terms and conditions of the applicable Loan Documents, then the entire unpaid balance of all Advances on the Real Estate Loan made by Banks and all other Obligations with respect thereto shall upon demand to Borrowers at the option of Required Banks become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed at the Default Rate from and after that date until all Advances on the Real Estate are paid in full.

Following successful Conversion, O.Com shall make monthly payments of principal in the aggregate amounts as shown on Schedule 1.3 (to be reflected in the respective Term Notes executed for each Bank under the Real Estate Loan) to this Agreement, plus all accrued interest (at the Term Phase Rate) beginning on the first day of the month following the date of Conversion and continuing on the first day of each month until the Real Estate Term Maturity Date on which date all outstanding principal under the Real Estate Loan and all unpaid accrued interest shall be due and payable in full.

Notwithstanding anything to the contrary in this Agreement, in the event Borrowers’ primary deposit accounts with, or treasury management services provided to the Borrowers by, the Banks, with such deposit accounts and services established for various purposes including the administration of one or both of the Loans, are removed and placed with a financial institution other than the Banks (except in a circumstance in which such deposit accounts and services are removed at the direction of a Bank), the Real Estate Term Maturity Date shall be deemed to be the date thirty (30) days following written notice from Administrative Bank that such event has occurred, on which date all outstanding principal and unpaid accrued interest under the Real Estate Loan shall be due and payable in full.

Section 1.4            Prepayment of Real Estate Loan.   The unpaid principal balance of the Real Estate Loan and accrued interest thereon may be prepaid in full or in part, at any time or times, without premium or penalty, after at least three (3) Business Days’ prior written notice from O.Com to Administrative Bank of the date of prepayment.  Any partial prepayment shall be applied by Administrative Bank to the Real Estate Notes in accordance with the Percentages of Banks, subject to Section 1.5 hereof.  In the event that O.Com shall fail to provide such three (3) Business Days’ notice when required herein, Administrative Bank will charge, and O.Com shall pay, additional interest on the amount prepaid, at the Loan Rate or the Default Rate whichever is applicable, through the date three (3) Business Days after the date of notice of such prepayment.  Notwithstanding anything else in this Agreement to the contrary, in all events Borrowers shall pay LIBOR Breakage Costs or Hedging Obligations or other arrangements relating to the Real Estate Loan.  No Bank shall be obligated hereunder or under any of the other Loan Documents to re-advance to O.Com any principal under the Real Estate Loan prepaid by Borrowers, whether prepaid voluntarily or involuntarily.  Administrative Bank shall give prompt notice to each Bank of any notice received by Administrative Bank pursuant to this Section 1.4.

Section 1.5            Payments on Real Estate Loan.   O.Com shall make all payments and prepayments of principal of, and interest on, the Real Estate Loan and all fees, expenses and other Obligations under the Loan Documents with respect thereto payable to Administrative Bank without deduction, set off, or counterclaim, in immediately available funds not later than 2:00 o’clock p.m., Salt Lake City time on the dates due, to Administrative Bank at the office specified by it from time to time, for the ratable benefit of Banks in accordance with their Percentages, except as otherwise specifically provided in this Agreement.  Funds received on any day after 2:00 o’clock p.m., Salt Lake City time shall be deemed to have been received on the next Business Day.  Whenever any payment to be made hereunder or on the Real Estate Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.  O.Com may authorize Administrative Bank to debit any designated O.Com’s account maintained at Administrative Bank for the amount of any payment or prepayment on the Real Estate Loan or other amount owing pursuant to any of the other Loan Documents.  Similarly, Overstock may authorize Administrative Bank to debit any designated Overstock deposit account maintained at Administrative Bank for the amount of any payment or prepayment on the Real Estate Loan or other amounts owing pursuant to any of the other Loan Documents.  Any payment due from either O.Com or Overstock on the Real Estate Loan or otherwise pursuant to any of the Loan Documents may be made by either O.Com or Overstock.

(i)            So long as no Event of Default has occurred and is continuing, all payments received by Administrative Bank (including the proceeds of Advances on the Real Estate Loan for such payments) for application to the principal, interest, fees, costs and expenses due to Administrative Bank or Banks with respect to the Real Estate Loan shall be applied in the following order, subject to Section 1.6 hereof in the event that such payment shall result in any Bank receiving more than its Percentage thereof:

First, to any costs and expenses due hereunder, and any Fees due to Administrative Bank under the Fee Letter with respect to the Real Estate Loan;

Second, pro rata to any unpaid interest then due under the Real Estate Loan and to ordinary course settlement payments under the Bank Provided Hedging Transactions related to the Real Estate Loan;

Third, to all Obligations (other than principal and interest on the Real Estate Loan and amounts due under any Bank-Provided Hedging Transaction) but including, without limitation, LIBOR Breakage Costs, if any;

Fourth, to any accrued and unpaid Hedging Obligations other than ordinary course settlement payments under Bank Provided Hedging Transactions; and

Fifth, to the unpaid principal balance of the Real Estate Loan.

(ii)           After an Event of Default has occurred and is continuing, all amounts received by Administrative Bank with respect to the Real Estate Loan shall be applied in the following order, subject to Section 1.6 hereof in the event that such payment shall result in any Bank receiving more than its percentage thereof;

First, to any costs and expenses due to Administrative Bank hereunder, and any Fees due to Administrative Bank under the Fee Letter with respect to the Real Estate Loan;

Second, to Protective Advances and expenses of preserving the Collateral, preserving Banks’ security interests therein and enforcement of the rights of Banks under the Loan Documents;

Third, to all Obligations (other than principal and interest on the Real Estate Loan and amounts due under any Bank-Provided Hedging Transaction) but including, without limitation, LIBOR Breakage Costs, if any;

Fourth, pro rata to any unpaid interest then due Banks under the Real Estate Loan and any ordinary course settlement payments under Bank-Provided Hedging Transactions relating to the Real Estate Loan;

Fifth, to any unpaid principal then due Banks under the Real Estate Loan;

Sixth, to any accrued and unpaid Hedging Obligations other than ordinary course settlement payments under Bank Provided Hedging Transactions related to the Real Estate Loan; and

Seventh, to the unpaid principal balance of the Real Estate Loan.

Administrative Bank (or its designee) shall promptly distribute to each Bank its respective Percentage of all payments of principal of or interest on the Real Estate Loan or other payments due under this Agreement or any other Loan Document received by it for the account of such Bank with respect to the Real Estate Loan; provided, however, that: (a) Administrative Bank may set off against any amount distributable to any Bank the amount, if any, which such Bank is obligated to pay to Administrative Bank under this Agreement or any other Loan Document; and (b) if Administrative Bank determines in good faith and in the exercise of reasonable care that any amount received by it or Banks under this Agreement or any other Loan Document must be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Bank will not be required to distribute any portion thereof to any Bank and each Bank will repay to Administrative Bank, on demand, any portion of such amount that Administrative Bank has distributed to such Bank, together with interest at such rate, if any, as Administrative Bank is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.  All amounts received by each Bank (whether as a result of payment transmitted by Borrowers or otherwise) on account of payment of interest on or principal of the Notes, or other payments due under this Agreement or any other Loan Document, as the case may be, shall be so applied by it to such payment.

Section 1.6            Pro-Rata Sharing with Respect to Real Estate Loan.   If any Bank or any holder of any Real Estate Note shall obtain any payment (whether voluntary, involuntary, by application of offset or otherwise) of the Real Estate Loan or other obligation which is to be shared pro-rata under this Agreement in excess of its Percentage of such payment then or thereafter obtained by all other Banks or other holders of the Real Estate Notes, such Bank or other holder shall purchase from the other Banks or the other holders of the Real Estate Notes such participations in the relevant obligation as shall be necessary for such purchasing Bank or holder to share the excess payment ratably with the other Banks or holders according to each Bank’s or other holder’s Percentage; provided, however, that if all or any portion of the excess payment is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrowers agree that any Bank or holder so purchasing a participation from another Bank or holder pursuant to this Section 1.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank or holder were the direct creditor of a Borrower in the amount of such participation.

Section 1.7            Fees.   In addition to the interest and other consideration to Banks herein, Borrowers agree to pay to Administrative Bank the Fees, as and when due in accordance with the terms of the Loan Documents.  No termination or reduction of a Commitment and no failure of a Borrower to satisfy the conditions set forth in Article II shall entitle Borrowers to a refund of any portion of such Fees.  Administrative Bank shall share the Fees with the Banks to the extent and in the manner agreed upon between Administrative Bank and the Banks.

Section 1.8            Revolving Commitment.  From and including the date of this Agreement and prior to the Facility Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to Overstock in and participate in Facility LCs issued upon the request of Overstock, provided that, after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, the amount of such Bank’s Revolving Exposure shall not exceed its Revolving Commitment.  Subject to the terms of this Agreement, Overstock may borrow, repay and reborrow the Revolving Loans at any time prior to the Facility Termination Date.  The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 1.25.

Section 1.9            Required Payments; Termination.  If at any time the amount of (i) the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment, Overstock shall immediately make a payment on the Revolving Loans or cash collateralize LC Obligations in an account with the Administrative Bank sufficient to eliminate such excess.  The Aggregate Revolving Exposure and all other unpaid Obligations with respect to the Revolving Commitments under this Agreement and the other Loan Documents shall be paid in full by Overstock on the Facility Termination Date.

Section 1.10         Ratable Loans; Types of Advances.  Each advance on the Revolving Commitments (other than any Swing Line Loan) shall consist of Revolving Loans made by the Banks ratably according to their Pro Rata Shares.  The Revolving Loans may be Base Rate Advances or LIBOR Based Advances, or a combination thereof, selected by Overstock in accordance with Sections 1.15 and 1.16, or Swing Line Loans selected by Overstock in accordance with Section 1.11.

Section 1.11         Swing Line Loans.

(a)           Amount of Swing Line Loans.  Prior to the Facility Termination Date, the Swing Line Bank may, at its option, on the terms and conditions set forth in this Agreement,

make Swing Line Loans to Overstock from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit, provided that the Aggregate Revolving Exposure shall not at any time exceed the Aggregate Revolving Commitment, and provided further that at no time shall the sum of (i) the Swing Line Bank’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Bank, plus (iii) the Swing Line Bank’s Pro Rata Share of the LC Obligations, exceed the Swing Line Bank’s Revolving Commitment at such time.  Subject to the terms of this Agreement (including, without limitation the discretion of the Swing Line Bank), Overstock may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

(b)           Borrowing Notice.  In order to borrow a Swing Line Loan, Overstock shall deliver to the Administrative Bank and the Swing Line Bank irrevocable notice (a “Swing Line Borrowing Notice”) not later than 12:00 noon Salt Lake City time on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.00.

(c)           Making of Swing Line Loans; Participations.  Not later than 2:00 p.m. Salt Lake City time on the applicable Borrowing Date, the Swing Line Bank shall make available the Swing Line Loan, in funds immediately available, to the Administrative Bank.  The Administrative Bank will promptly make the funds so received from the Swing Line Bank available to Overstock on the Borrowing Date.  Each time that a Swing Line Loan is made by the Swing Line Bank pursuant to this Section 1.11(c), the Swing Line Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Bank, a participation in such Swing Line Loan in proportion to its Pro Rata Share.

(d)           Repayment of Swing Line Loans.  Each Swing Line Loan shall be paid in full by Overstock on the date selected by the Swing Line Bank.  In addition, the Swing Line Bank may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Bank to fund the participation acquired by such Bank pursuant to Section 1.11(c) or require each Bank (including the Swing Line Bank) to make a Revolving Loan in the amount of such Bank’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  Not later than 12:00 noon Salt Lake City time on the date of any notice received pursuant to this Section 1.11(d), each Bank shall make available its required Revolving Loan, in funds immediately available to the Administrative Bank at its address specified herein.  Revolving Loans made pursuant to this Section 1.11(d) shall initially be Base Rate Advances and thereafter may be continued as Base Rate Loans or converted into LIBOR Based Advances in the manner provided in Section 1.16 and subject to the other conditions and limitations set forth in this Article I.  Such Bank’s obligation to make Revolving Loans pursuant to this Section 1.11(d) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 1.11(c) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Overstock, the Administrative Bank, the Swing Line Bank or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of Overstock, or (d) any other circumstances, happening or event whatsoever.  In the event that any Bank fails to make payment to the Administrative Bank of any amount due under this Section 1.11(d), interest shall accrue thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Bank shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Administrative Bank receives such payment from such Bank or such obligation is otherwise fully satisfied.  On the Facility Termination Date, Overstock shall repay in full the outstanding principal balance of the Swing Line Loans.

Section 1.12         Revolving Commitment Fee .  Overstock agrees to pay to the Administrative Bank for the account of each Bank according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Revolving Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on the first Business Day of each calendar quarter and on the Facility Termination Date.  Swing Line Loans shall not count as usage of the Aggregate Revolving Commitment for the purpose of calculating the commitment fee due hereunder.

Section 1.13         Minimum Amount of Each Revolving Loan.  Each LIBOR Based Advance shall be in the minimum amount of $1,000,000.00 and incremental amounts in integral multiples of $25,000.00, and each Base Rate Advance (other than such Advances to repay Swing Line Loans) shall be in the minimum amount of $100,000.00 and incremental amounts in integral multiples of $25,000.00, provided, however, that any Base Rate Advance may be in the amount of the Available Aggregate Revolving Commitment.

Section 1.14         Reductions in Aggregate Revolving Commitment; Optional Principal Payments.  Overstock may permanently reduce the Aggregate Revolving Commitment of the Banks in whole, or in part ratably among the Banks in integral multiples of $1,000,000.00, upon at least five (5) Business Days’ prior written notice to the Administrative Bank in the form of Exhibit A-3 (a “Payment Notice”), which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment of the Banks may not be reduced below the Aggregate Revolving Exposure.  All accrued commitment fees shall be payable on the effective date of any termination of the Aggregate Revolving Commitment hereunder.  Overstock may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $100,000.00 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice to the Administrative Bank.  Overstock may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to the Administrative Bank and the Swing Line Bank by 11:00 a.m. Salt Lake City time on the date of repayment.  Overstock may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 1.31 but without penalty or premium, all outstanding LIBOR Based Advances, or, in a minimum aggregate amount of $500,000.00 (or the aggregate amount of the outstanding Revolving Loans at such time), any portion of the aggregate outstanding LIBOR Based Advances upon at least three (3) Business Days’ prior written notice to the Administrative Bank.

Section 1.15         Method of Selecting Types for New Revolving Loans.  Overstock shall select the type of Revolving Loan under the Aggregate Revolving Commitment.  Overstock shall give the Administrative Bank irrevocable notice in the form of Exhibit A-1 (a “Borrowing Notice”) not later than 12:00 noon Salt Lake City time on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), two (2) Business Days before the Borrowing Date for each LIBOR Based Advance, specifying:

(i)                                     the Borrowing Date, which shall be a Business Day, of such Revolving Loans,

(ii)                                  the aggregate amount of such Revolving Loans, and

(iii)                               whether the Revolving Loans will be a Base Rate Advance or a LIBOR Based Advance.

Not later than 12:00 noon Salt Lake City time on each Borrowing Date, each Bank shall make available its Revolving Loan in funds immediately available to the Administrative Bank.  The Administrative Bank will make the funds so received from the Banks available to Overstock.

Section 1.16         Conversion of Outstanding Revolving Loans.  Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into LIBOR Based Advances pursuant to this Section 1.16 or are repaid in accordance with Section 1.14.  Each LIBOR Based Advance shall continue as a LIBOR Based Advance unless (x) such LIBOR Based Advance is or was repaid in accordance with Section 1.14 or (y) Overstock shall have given the Administrative Bank a Conversion Notice (as defined below) requesting that such LIBOR Based Advance be converted into a Base Rate Advance.  Subject to the terms of Section 1.13, Overstock may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) into a LIBOR Based Advance.  Overstock shall give the Administrative Bank irrevocable notice in the form of Exhibit A-2 (a “Conversion Notice”) of each conversion of a Base Rate Advance into a LIBOR Based Advance or conversion of a LIBOR Based Advance to a Base Rate Advance not later than 12:00 noon Salt Lake City time at least two (2) Business Days prior to the date of the requested conversion, specifying:

(i)                                     the requested date, which shall be a Business Day, of such conversion,

(ii)                                  the Base Rate Advance or LIBOR Based Advance, as applicable, which is to be converted, and

(iii)                               the amount of such Base Rate Advance or LIBOR Based Advance which is to be converted.

The foregoing rate conversion provisions shall also apply to amounts outstanding under the Real Estate Loan following Conversion.

Section 1.17         Interest Rates.  Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof for each day from and including the date such Advance is made or is converted from a LIBOR Based Advance into a Base Rate Advance pursuant to Section 1.16, to but excluding the date it is paid or is converted into a

LIBOR Based Advance pursuant to Section 1.16 hereof, at a rate per annum equal to the Base Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Base Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each LIBOR Based Advance shall bear interest on the outstanding principal amount thereof for each day from and including the date such Advance is or is converted from a Base Rate Advance to but excluding the date it is paid or is converted into a Base Rate Advance.  Each LIBOR Based Advance shall bear interest at the LIBOR Based Rate as adjusted on each Reprice Date.

Section 1.18         Rates Applicable After Event of Default.  During the continuance of a Default or Event of Default the Required Banks may, at their option, by notice from the Administrative Bank to Overstock (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 10.9 requiring unanimous consent of the Banks to changes in interest rates), declare that no Revolving Loan may be made as a LIBOR Based Loan or converted to a LIBOR Based Advance.  During the continuance of an Event of Default the Required Banks may, at their option, by notice from the Administrative Bank to Overstock (which notice may be revoked at the option of the Required Banks notwithstanding any provision of Section 10.9 requiring unanimous consent of the Banks to changes in interest rates), declare that (i) interest under all of the Loans shall accrue at the Default Rate and (ii) the LC Fee shall be increased by 2.00% per annum, provided that, during the continuance of an Event of Default under Section 6.1(f) or (g), the increase to the Default Rate and the increase in the LC Fee set forth shall be applicable without any election or action on the part of the Administrative Bank or any Bank.  If an Event of Default has been waived, the interest rate applicable to the Loans and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.

Section 1.19         Method of Payment.

(a)           All payments with respect to the Revolving Commitments shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Bank at the Administrative Bank’s address specified herein or at any other Lending Installation of the Administrative Bank specified in writing by the Administrative Bank to Overstock, by 12:00 noon Salt Lake City time on the date when due and shall (except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Banks, or (iii) as otherwise specifically required hereunder) be applied ratably by the Administrative Bank among the Banks.  Each payment delivered to the Administrative Bank for the account of any Bank shall be delivered promptly by the Administrative Bank to such Bank in the same type of funds that the Administrative Bank received at its address specified herein or at any Lending Installation specified in a notice received by the Administrative Bank from such Bank.  Overstock may authorize the Administrative Bank to debit the account of Overstock maintained with U.S. Bank for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder.  Each reference to the Administrative Bank in this Section 1.19 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by Overstock to the LC Issuer pursuant to Section 1.25(f).

(b)           (i)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of Overstock to such Bank resulting from each Revolving Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(c)           The Administrative Bank shall also maintain accounts in which it will record (i) the amount of each Revolving Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Overstock to each Bank hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Bank hereunder from Overstock and each Bank’s share thereof.

(d)           The entries maintained in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Bank or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of Overstock to repay the Obligations in accordance with their terms.

(e)           Each Bank’s Revolving Loans (including the Swing Line Bank) will be evidenced by a promissory note representing its Revolving Loans and Swing Line Loans, respectively, substantially in the forms included in Exhibit F, as applicable (with appropriate changes for notes evidencing Swing Line Loans) (each a “Revolving Note”).

Section 1.20         Telephonic Notices.  Overstock hereby authorizes the Banks and the Administrative Bank to extend or convert Revolving Loans and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Bank or any Bank in good faith believes to be acting on behalf of Overstock, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion Notices to be given telephonically.  Overstock agrees to deliver promptly to the Administrative Bank a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Bank and the Banks, the records of the Administrative Bank and the Banks shall govern absent manifest error.  The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.

Section 1.21         Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Revolving Loan and each Swing Line Loan shall be payable on the first (1st) day of each month and continuing on the first (1st) day of each month thereafter and at maturity.  Interest accrued pursuant to Section 1.18 shall be payable on demand.  Interest on all Revolving Loans and Swing Line Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be calculated for actual days elapsed on the basis of a 365/366-day year.  Interest shall be payable for the day a Revolving Loan is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon Salt Lake City time at the place of payment.  If any payment of principal of or interest on a

Revolving Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

Section 1.22         Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Bank will notify each Bank of the contents of each Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion Notice, and repayment notice received by it hereunder.  Promptly after notice from the LC Issuer, the Administrative Bank will notify each Bank of the contents of each request for issuance of a Facility LC hereunder.  The Administrative Bank will notify each Bank of the interest rate applicable to each LIBOR Based Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Alternate Base Rate.

Section 1.23         Lending Installations.  Each Bank may book its Revolving Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Bank or the LC Issuer, as the case may be, and may change its Lending Installation from time to time, in each case so long as Borrowers could not reasonably be expected to incur liabilities under Sections 1.28, 1.29 and 1.32 hereof.  All terms of this Agreement shall apply to any such Lending Installation and the Revolving Loans, Facility LCs, participations in LC Obligations and any Revolving Notes issued hereunder shall be deemed held by each Bank or the LC Issuer, as the case may be, for the benefit of any such Lending Installation.  Each Bank and the LC Issuer may, by written notice to the Administrative Bank and Overstock as provided herein, designate replacement or additional Lending Installations through which Revolving Loans will be made by it or Facility LCs will be issued by it and for whose account Revolving Loan payments or payments with respect to Facility LCs are to be made.

Section 1.24         Non-Receipt of Funds by the Administrative Bank.  Unless a Bank notifies the Administrative Bank prior to the date on which it is scheduled to make payment to the Administrative Bank in respect of the proceeds of a Revolving Loan that it does not intend to make such payment, the Administrative Bank may assume that such payment has been made.  The Administrative Bank may, but shall not be obligated to, make the amount of such payment available to Overstock in reliance upon such assumption.  If such Bank has not in fact made such payment to the Administrative Bank, Overstock shall, on demand by the Administrative Bank, repay to the Administrative Bank the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Bank until the date the Administrative Bank recovers such amount at a rate per annum equal to the interest rate applicable to the relevant Loan.

Section 1.25         Facility LCs.

(a)           Issuance.  The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial Letters of Credit (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of Overstock; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $5,000,000.00, (ii) the amount of the Aggregate

Revolving Exposures shall not exceed the Aggregate Revolving Commitment.  No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if Overstock has posted on or before the fifth Business Day prior to the Facility Termination Date cash collateral in the Facility LC Collateral Account on terms reasonably satisfactory to the Administrative Bank in an amount equal to 105% of the LC Obligations with respect to such Facility LC.

(b)           Participations.  Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 1.25, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

(c)           Notice.  Overstock shall give the Administrative Bank notice prior to 12:00 noon Salt Lake City time at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby.  Upon receipt of such notice, the Administrative Bank shall promptly notify the LC Issuer and each Bank of the contents thereof and of the amount of such Bank’s participation in such proposed Facility LC.  The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the other conditions precedent set forth in this Agreement, be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that Overstock shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”).  The LC Issuer shall have no independent duty to ascertain whether the conditions to issuance have been satisfied; provided, however, that the LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, the LC Issuer shall have received notice from the Administrative Bank or the Required Banks that any such condition has not been satisfied or waived.  In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

(d)           LC Fees.  Overstock shall pay to the Administrative Bank, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Libor Based Advances in effect from time to time on the original face amount of such Facility LC for the period from the date of issuance to the scheduled expiration date of such Facility LC, such fee to be payable in arrears on each the first day of each fiscal quarter (the “LC Fee”).  Overstock shall also pay to the LC Issuer for its own account (x) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on the first day of each fiscal quarter and (y) on demand, all amendment, drawing and other fees regularly charged by the LC Issuer to its letter of credit customers and all reasonable out of pocket expenses incurred by the LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.

(e)           Administration; Reimbursement by Banks.  Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Bank and the Administrative Bank shall promptly notify Overstock and each other Bank as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”).  The responsibility of the LC Issuer to Overstock and each Bank shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.  The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Bank shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Bank’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by Overstock pursuant to Section 1.25(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (ii) interest on the foregoing amount to be reimbursed by such Bank, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. Salt Lake City time on such date, from the next succeeding Business Day) to the date on which such Bank pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three (3) days and, thereafter, at a rate of interest equal to the rate applicable to Base Rate Advances.

(f)            Reimbursement by Overstock.  Overstock shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither Overstock nor any Bank shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Overstock or such Bank to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.  All such amounts paid by the LC Issuer and remaining unpaid by Overstock shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date.  The LC Issuer will pay to each Bank ratably in accordance with its Pro Rata Share all amounts received by it from Overstock for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Bank has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 1.25(e).  Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section

1.15 and the satisfaction of the applicable conditions precedent set forth herein, Overstock may request Revolving Loans hereunder for the purpose of satisfying any Reimbursement Obligation.

(g)           Obligations Absolute.  Overstock’s obligations under this Section 1.25 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Overstock may have or have had against the LC Issuer, any Bank or any beneficiary of a Facility LC.  Overstock further agrees with the LC Issuer and the Banks that the LC Issuer and the Banks shall not be responsible for, and Overstock’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Overstock, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of Overstock or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee.  The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC.  Overstock agrees that any action taken or omitted by the LC Issuer or any Bank under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon Overstock and shall not put the LC Issuer or any Bank under any liability to Overstock.  Nothing in this Section 1.25(g) is intended to limit the right of Overstock to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 1.25(f).

(h)           Actions of LC Issuer.  The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer.  The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 1.25, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and any future holders of a participation in any Facility LC.

(i)            Indemnification.  Overstock hereby agrees to indemnify and hold harmless each Bank, the LC Issuer and the Administrative Bank, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Bank, the LC Issuer or the Administrative Bank may incur (or which may be claimed against such Bank, the LC Issuer or the Administrative Bank by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any

Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which the LC Issuer may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights Overstock may have against any Defaulting Bank).

(j)            Banks’ Indemnification.  Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Overstock) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 1.25 or any action taken or omitted by such indemnitees hereunder.

(k)           Facility LC Collateral Account.  Solely to effectuate the later expiry date of a Facility LC in accordance with Section 1.25(a), Overstock agrees that it will, upon the request of the Administrative Bank or the Required Banks and until the final expiration date of such later-expiring Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Banks in respect of such later-expiring Facility LC, maintain a special collateral account pursuant to arrangements reasonably satisfactory to the Administrative Bank (the “Facility LC Collateral Account”), in the name of such Borrower but under the sole dominion and control of the Administrative Bank, for the benefit of the Banks and in which such Borrower shall have no interest.  Upon the establishment of the Facility LC Collateral Account, Overstock shall pledge, assign and grant to the Administrative Bank, on behalf of and for the ratable benefit of the Banks and the LC Issuer, a security interest in all of Overstock’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations described in Section 1.25(a).  The Administrative Bank will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days.  Nothing in this Section 1.25(k) shall either obligate the Administrative Bank to require Overstock to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Bank to release any funds held in the Facility LC Collateral Account in each case.

(l)            Rights as a Bank.  In its capacity as a Bank, the LC Issuer shall have the same rights and obligations as any other Bank.

Section 1.26         Limitation of Interest.  Borrowers, the Administrative Bank and the Banks intend to strictly comply with all applicable laws, including applicable usury laws.  Accordingly, the provisions of this Section 1.26 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 1.26, even if such provision declares that it controls.  As used in this Section 1.26, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement.  In no event shall Borrowers or any other Person be obligated to pay, or any Bank have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Bank could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the highest lawful rate.  On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the highest lawful rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the highest lawful rate for that day, and shall remain fixed at the highest lawful rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence.  Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the highest lawful rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate.  The daily interest rates to be used in calculating interest at the highest lawful rate shall be determined by dividing the applicable highest lawful rate per annum by the number of days in the calendar year for which such calculation is being made.  None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 1.26, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the highest lawful rate.  If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Bank at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the highest lawful rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Bank, it shall be credited pro tanto against the then-outstanding principal balance of the Borrowers’ Obligations to such Bank, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

Section 1.27         Defaulting Banks.

(a)           Defaulting Bank Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i)            Waivers and Amendments.  Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Banks.

(ii)           Defaulting Bank Waterfall.  With respect to the Revolving Exposures, any payment of principal, interest, fees or other amounts received by the Administrative Bank for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to the exercise of remedies or otherwise) or received by the Administrative Bank from a Defaulting Bank shall be applied at such time or times as may be determined by the Administrative Bank as follows: first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Bank hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the LC Issuer and Swing Line Bank hereunder; third, to cash collateralize the LC Issuer’s fronting exposure with respect to such Defaulting Bank in accordance with Section 1.25(e); fourth, as a Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Bank; fifth, if so determined by the Administrative Bank and Borrowers, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the LC Issuer’s future fronting exposure with respect to such Defaulting Bank with respect to future Facility LCs issued under this Agreement; sixth, to the payment of any amounts owing to the Banks, the LC Issuer or Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, the LC Issuer or Swing Line Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; eighth, if so determined by the Administrative Bank, distributed to the Banks other than the Defaulting Bank until the ratio of the outstanding credit exposures of such Banks to the aggregate outstanding exposures of all Banks equals such ratio immediately prior to the Defaulting Bank’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Bank has not fully funded its appropriate share, such payment shall be applied solely to pay the credit extensions of all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any credit extensions of such Defaulting Bank until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Banks pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post cash collateral pursuant to this Section 1.27(a)(ii) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(iii)          Certain Fees. (a) No Defaulting Bank shall be entitled to receive any commitment fee for any period during which that Bank is a Defaulting Bank (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Bank).

(B)          Each Defaulting Bank shall be entitled to receive LC Fees for any period during which that Bank is a Defaulting Bank only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided cash collateral pursuant to Section 1.27(d).

(C)          With respect to any commitment fee or LC Fee not required to be paid to any Defaulting Bank pursuant to clause (a) or (b) above, Borrowers shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Bank pursuant to clause (iv) below, (y) pay to the LC Issuer and Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to the LC Issuer’s or Swing Line Bank’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.

(iv)          Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Bank’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Banks in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Bank’s Commitments) but only to the extent that such reallocation does not cause the aggregate outstanding credit exposure of any Non-Defaulting Bank to exceed such Non-Defaulting Bank’s Commitments.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

(v)           Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Overstock shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Bank’s Fronting Exposure and (y) second, cash collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 1.27(d).

(b)           Defaulting Bank Cure.  If Borrowers, the Administrative Bank, the Swing Line Bank and the LC Issuer agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Bank will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Bank may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by the Banks in accordance with the Commitments (without giving effect to Section 1.27(a)(iv)), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

(c)           New Swing Line Loans/Facility LCs.  So long as any Bank is a Defaulting Bank, (i) the Swing Line Bank shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no fronting exposure after giving effect to such Swing Line Loan and (ii) the LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no fronting exposure after giving effect thereto.

(d)           Cash Collateral.  At any time that there shall exist a Defaulting Bank, within one (1) Business Day following the written request of the Administrative Bank or the LC Issuer (with a copy to the Administrative Bank) Overstock shall cash collateralize the LC Issuer’s fronting exposure with respect to such Defaulting Bank (determined after giving effect to Section 1.27(a)(iv).

(i)            Grant of Security Interest.  Overstock, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grants to the Administrative Bank, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Bank’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below.  If at any time the Administrative Bank determines that cash collateral is subject to any right or claim of any Person other than the Administrative Bank and the LC Issuer as herein provided or other than Permitted Encumbrances, or that the total amount of such cash collateral is inadequate in amount, Overstock will, promptly upon demand by the Administrative Bank, pay or provide to the Administrative Bank additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Bank).

(ii)           Application.  Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 1.27 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Bank’s obligation to fund participations in respect of LC Obligations (including, as to cash collateral provided by a Defaulting Bank, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)          Termination of Requirement.  Cash collateral (or the appropriate portion thereof) provided to reduce the LC Issuer’s fronting exposure shall no longer be required to be held as cash collateral pursuant to this Section 1.27(d) following (i) the elimination of the applicable fronting exposure (including by the termination of Defaulting Bank status of the applicable Bank), or (ii) the reasonable determination by the Administrative Bank and the LC Issuer that there exists excess cash collateral; provided that, subject to this Section 1.27 the Person providing cash collateral and the LC Issuer may agree that cash collateral shall be held to support future anticipated fronting exposure or other obligations and provided further that to the extent that such cash collateral was provided by Overstock, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 1.28         Yield Protection.  If, after the date of this Agreement, there occurs any Change in Law which:

(a)           subjects any Bank or any applicable Lending Installation, the LC Issuer, or the Administrative Bank to any Taxes (other than with respect to Indemnified Taxes, Excluded

Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(b)           imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Loans at the LIBOR Based Rate), or

(c)           imposes any other condition (other than Taxes) affecting this Agreement or the Loans and, in each case, the result of which is to increase the cost to any Bank or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Loans at the LIBOR Based Rate, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Bank or any applicable Lending Installation or the LC Issuer in connection with its Loans at the LIBOR Based Rate, Facility LCs or participations therein, or requires any Bank or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of the Loans at the LIBOR Based Rate, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Bank or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein,

(d)           then such Person may notify Overstock that events or conditions have occurred that may result in such increased costs or reduction in amounts to be received (the “Event Notice”).  Once the amount of the increased costs or reductions in amounts to be received is determined, such Person may give notice thereof (a “Payment Notice”), and within thirty (30) days of the Payment Notice, Overstock shall pay such Person such additional amount or amounts as will compensate such Person for the such increased costs or reductions in amounts to be received.  Overstock shall not be required to compensate such Person pursuant to this Section 1.28 for any increased costs or reductions suffered prior to the date that such Person sends the Event Notice.   The method of determining any amount payable to such Person under this Section 1.28 shall be substantially similar to the method used by such Person in implementing similar provisions for similarly situated borrowers and extensions of credit.  Such Person shall provide to Overstock a statement of the amount and basis of calculation of any such increased costs or reduction in return.

Section 1.29         Changes in Capital Adequacy Regulations.  If a Bank or the LC Issuer determines reasonably that the amount of capital or liquidity required or expected to be maintained by such Bank or the LC Issuer, any Lending Installation of such Bank or the LC Issuer, or any corporation or holding company controlling such Bank or the LC Issuer is increased as a result of (i) a Change in Law that occurs after the date of this Agreement or (ii) any change after the date of this Agreement in the Risk-Based Capital Guidelines, then, such Bank or the LC Issuer may notify Overstock that such events or conditions have occurred that may result in a shortfall in the rate of return on the portion of such increased capital or liquidity which such Bank or the LC Issuer determines reasonably is attributable to this Agreement, its Revolving Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may, after taking into account such Bank’s or the LC Issuer’s policies as to capital adequacy or liquidity (the “Event Notice”).  Once the amount necessary to compensate such Bank or the LC Issuer for the shortfall in the rate of return is determined, such Bank or the LC Issuer may give notice thereof (a “Payment Notice”), and within thirty (30) days of the Payment Notice, Overstock shall pay such Bank or the LC Issuer such additional amount or amounts as will compensate such Bank for the such shortfall in the rate of return.  Overstock shall not be required to compensate Banks pursuant to this Section 1.29 for any shortfall in the rate of return suffered prior to the date that the Bank or the LC Issuer sends the Event Notice.   The method of determining any amount payable to a Bank under this Section 1.29 shall be substantially similar to the method used by such Bank or the LC Issuer in implementing similar provisions for similarly situated borrowers and extensions of credit.  The Bank or the LC Issuer shall provide to Overstock a statement of the amount and basis of calculation of any such shortfall in the rate of return.

Section 1.30         Availability of Types of Advances; Adequacy of Interest Rate.  If the Administrative Bank or the Required Banks determine reasonably that deposits of a type and maturity appropriate to match fund the Revolving Loans at the LIBOR Based Rate are not available to such Banks in the relevant market or the Administrative Bank, in consultation with the Banks, determines reasonably that the interest rate applicable to the Revolving Loans at the LIBOR Based Rate is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining the Revolving Loans at the LIBOR Based Rate, then the Administrative Bank shall suspend the availability of Revolving Loans at the LIBOR Based Rate and require any affected Revolving Loans at the LIBOR Based Rate to be repaid or converted to Revolving Loans at the Base Rate, subject to the payment of any funding indemnification amounts required by Section 1.31.

Section 1.31         Funding Indemnification.  If (a) any payment of a Loan at the LIBOR Based Rate occurs on a date which is not the last day of the applicable interest period, whether because of acceleration, prepayment or otherwise, (b) a Loan at the LIBOR Based Rate is not made on the date specified by a Borrower for any reason other than default by the Banks, (c) a Loan at the LIBOR Based Rate is converted other than on the last day of the interest period applicable thereto, (d) a Borrower fails to borrow, convert, or prepay any Loan at the LIBOR Based Rate on the date specified in any notice delivered pursuant hereto, or (e) any Loan at the LIBOR Based Rate is assigned other than on the last day of the interest period applicable thereto as a result of a request by a Borrower, the Borrowers will indemnify each Bank for such Bank’s costs, expenses and Interest Differential (as determined reasonably by such Bank) incurred as a result of such prepayment.  The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest such Bank would have earned (from the investments in Money Markets as of the Borrowing Date of such advance) had prepayment not occurred and the interest such Bank will actually earn (from like investments in Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment.  Because of the short-term nature of this facility, the Borrowers agree that Interest Differential shall not be discounted to its present value.

Section 1.32         Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.32) the applicable Bank, the LC Issuer or the Administrative Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Administrative Bank timely reimburse it for the payment of, any Other Taxes.

(c)           The Loan Parties shall indemnify the Banks, the LC Issuer or the Administrative Bank, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 1.32) payable or paid by such Bank, the LC Issuer or the Administrative Bank or required to be withheld or deducted from a payment to such Bank, the LC Issuer or the Administrative Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or LC Issuer (with a copy to the Administrative Bank), or by the Administrative Bank on its own behalf or on behalf of a Bank or LC Issuer, shall be conclusive absent manifest error.

(d)           Each Bank shall severally indemnify the Administrative Bank, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Bank (but only to the extent that any Loan Party has not already indemnified the Administrative Bank for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), and (ii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Bank in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Bank shall be conclusive absent manifest error.  Each Bank hereby authorizes the Administrative Bank to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Bank to such Bank from any other source against any amount due to the Administrative Bank under this paragraph (d).

(e)           As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 1.32, such Loan Party shall deliver to the Administrative Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Bank.

(f)            (i)            Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Bank, at the time or times reasonably requested by the Borrowers or the Administrative Bank, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Bank as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Bank, if reasonably requested by the Borrowers or the Administrative Bank, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Bank as will enable the Borrowers or the Administrative Bank to determine whether or not such Bank is subject to backup withholding or information reporting requirements.

(ii)           Without limiting the generality of the foregoing,

(A)          any Bank that is a United States Person for U.S. federal income Tax purposes shall deliver to the Borrowers and the Administrative Bank on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Bank), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding Tax;

(B)          any Non-U.S. Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Bank (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Bank), whichever of the following is applicable:

(1)           in the case of a Non-U.S. Bank claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Non-U.S. Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Bank is not a “bank” within the meaning of Section 881(c)(3)(a) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(b) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(c) of the Code and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(4)           to the extent a Non-U.S. Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form

W-8BEN or W-8BEN, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C)          any Non-U.S. Bank shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Bank (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Bank), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Bank to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Administrative Bank at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Bank such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Bank as may be necessary for the Borrowers and the Administrative Bank to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)          Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Bank in writing of its legal inability to do so.

(g)           If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 1.32), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 1.32 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)           Each party’s obligations under this Section 1.32 shall survive the resignation or replacement of the Administrative Bank or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            For purposes of Section 1.32(d) and (f), the term “Bank” includes the LC Issuer.

Section 1.33         Mitigation Obligations; Replacement of Banks .

(a)           If any Bank requests compensation under Section 1.28 or Section 1.29, or requires any Borrower to pay any Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 1.32, then such Bank shall use reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 1.28, Section 1.29, or Section 1.32, as the case may be, in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b)           If any Bank requests compensation under Section 1.28 or Section 1.29, or requires any Borrower to pay any Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 1.32 and, in each case, such Bank has declined or is unable to designate a different Lending Installation or assign its rights and obligations in accordance with Section 1.33(a), or if any Bank is a Defaulting Bank, then the Borrowers may, at their sole expense and effort, upon notice to such Bank and the Administrative Bank, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.11), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Assignee that shall assume such obligations (which assignee may be another Bank, if such other Bank accepts such assignment); provided, that:

(i)            the Borrowers shall have paid to the Administrative Bank the assignment fee (if any) specified in Section 9.11;

(ii)           such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation Section 1.28 or Section 1.29, or payments required to be made pursuant to Section 1.32, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)          such assignment does not violate applicable Laws; and

No Bank shall be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE II

CONDITIONS OF BORROWING

Except with respect to requirements that may be provided post-closing as stated in this Agreement, Banks shall not be required to make any Advances on the Real Estate Loan or any Revolving Loans or issue any Facility LC hereunder until the pre-closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the satisfaction of Administrative Bank, at Borrowers’ sole cost and expense.

Section 2.1            Pre-Closing Requirements.   On or prior to Closing Date (except as otherwise provided in this Section 2.1), Borrowers shall provide to Administrative Bank each of the following, in form and substance reasonably acceptable to Administrative Bank:

(a)           The issuance of the Title Policy pursuant to Section 2.3.

(b)           Preliminary Plans that are signed by licensed engineers of the respective disciplines normally responsible for such drawings, in addition to the Project Architect.  However, submission of the final Plans approved for construction by the Project Architect and applicable governmental authorities including all mechanical, electrical, structural and other specialized drawings that are signed by licensed engineers of the respective disciplines normally responsible for such drawings, in addition to the Project Architect final approval for construction by the Project Architect and applicable governmental authorities of the Plans may occur after closing, to be provided promptly upon becoming available to O.Com but in any event no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.

(c)           A preliminary written report from Inspecting Architect with respect to its review of preliminary Plans and a preliminary construction cost statement attached hereto as Exhibit B-4 that are acceptable to Administrative Bank prior to closing, with the final written report from the Inspecting Architect with respect to the final Budget and Sworn Construction Cost Statement received and approved by Administrative Bank with such final report, Budget and Statement to be received promptly upon becoming available to O.Com but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.

(d)           A copy of the complete Architect’s Agreement and a consent by the Project Architect to O.Com’s assignment thereof to Administrative Bank.

(e)           A copy of the General Contract to be provided promptly upon becoming available to O.Com but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan, together with (no later than that time deadline) (i) a copy of the change order that establishes the gross maximum price for the General Contract and (ii) General Contractor’s consent to O.Com’s assignment of the General Contract to Administrative Bank.

(f)            A schedule listing all primary contracts relating to the Project having a contract sum in excess of $500,000, and such engineering, architectural, and construction contracts, subcontracts and schedules relating to the Project as Administrative Bank may require; provided, however, that such listing may be provided after the Closing Date, to be provided promptly upon becoming available to O.Com but no later than sixty (60) days prior to construction starting on the Project other than site work and in any event prior to the initial Advance on the Real Estate Loan.

(g)           A copy of the Sworn Construction Cost Statement for the Property to be provided promptly upon becoming available but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.  If requested by Bank, O.Com also furnish to Bank a copy of each contract with each of the Contractors.

(h)           The Overstock Lease shall have been signed by O.Com and Overstock, delivered to and approved by Administrative Bank, and Administrative Bank shall have obtained a subordination agreement with respect thereto, in form and substance reasonably satisfactory to the Administrative Bank.

(i)            A copy of the Project Management Agreement and a consent by the Property the Project Manager to O.Com’s assignment thereof to Bank.

(j)            A copy of a current, certified ALTA/ACSM Survey of the Land, which shall be prepared in accordance with Administrative Bank’s standard requirements therefor (a copy of such requirements having previously been delivered to O.Com), and in accordance with the Title Company’s requirements for issuing a Same As Survey (ALTA 25) Endorsement to the Title Policy.

(k)           Soil reports on the Land, indicating that the soil will adequately support the Improvements when constructed in accordance with the Plans.

(l)            The Environmental Audit addressed to Administrative Bank or, in the event the Environmental Audit is not addressed to the Administrative Bank, O.Com shall provide the Environmental Audit together with a reliance letter addressed to Administrative Bank in compliance with Administrative Bank’s requirements.

(m)          [Reserved].

(n)           Certificates of insurance indicating that all insurance currently required under the terms of Exhibit I, attached hereto, is in place, each of which is to be provided promptly upon becoming available to O.com but no later than ten (10) Business Days after the Closing Date except with respect to the Builder’s All Risk policy, which shall be provided prior to the earlier of vertical construction of the Improvements or the funding of the first Advance on the Real Estate Loan.

(o)           O.Com’s estimated schedule for construction of the Improvements in accordance with the Plans, and a draw schedule for disbursement of the Real Estate Loan proceeds.

(p)           A zoning letter from an appropriate officer of the City regarding zoning and building code compliance, prepared in accordance with Administrative Bank’s standard requirements therefore (which requirements have previously been delivered to O.Com and Title Company); such letter to be satisfactory to Administrative Bank, in Administrative Bank’s reasonable discretion.

(q)           A certificate addressed to Administrative Bank from the Project Architect, in the form set forth as Exhibit L to be provided promptly upon becoming available to O.Com but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.

(r)            A copy of O.Com’s Organizational Documents, certified as true, correct and complete by a manager of O.Com authorized to do so, together with (i) a current certificate of existence or good standing from the jurisdiction in which O.Com was organized (and from the jurisdiction in which the Land is located, if different from the jurisdiction in which O.Com was organized), (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby, and (iii) a recordable statement of authority indicating those individuals authorized to execute the Loan Documents for O.Com.

(s)            A copy of Overstock’s Organizational Documents, certified as true, correct and complete by an officer of Overstock authorized to do so, together with (i) a current certificate of existence or good standing from the jurisdiction in which Overstock was organized, and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(t)            The most current available financial statements of O.Com and Overstock, signed and certified as true, correct and complete by a manager of officer thereof.

(u)           The fully-executed Fee Letter, together with payment of the Fees due to Administrative Bank pursuant to the Fee Letter.

(v)           A flood zone certification from a consultant acceptable to Administrative Bank indicating that the Project is not located in a flood plain or any other flood-prone area as designated by any governmental agency; provided, however, that if the Project is so located, O.Com shall provide proof of flood insurance to Administrative Bank.

(w)          Satisfactory evidence that O.Com has contributed such portion of O.Com’s Equity as required in the definition thereof to be contributed prior to any Advance on the Real Estate Loan, and in accordance with the Budget.

(x)                                 Borrowers shall establish operating accounts with Bank for purposes of receipt of Loan proceeds hereunder (the “Operating Accounts”).  Advances of Loan proceeds made hereunder shall be deposited into such Operating Accounts.

(y)                                 Permits for the demolition, if applicable, and excavation of, and other site work on, the Land, if required by Governmental Requirements, with all other permits required to be in effect as of such date for construction of the Improvements to be provided promptly upon becoming available to O.Com but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.

(z)                                  A schedule of all other necessary licenses that  must be obtained in order to commence construction of the Improvements, together with all issued licenses and permits for any such construction work commenced on or before the Closing Date (provided that any such commencement has been approved in writing by Administrative Bank).

(aa)                          Letters from the suppliers confirming the availability of water, storm and sanitary sewer, gas, electric and telephone utilities for the Project to be provided as soon as available to O.Com but no later than sixty (60) days prior to the initial Advance on the Real Estate Loan.

(bb)                          Lien releases or waivers (as applicable) from all contractors, subcontractors, materialmen and suppliers which have commenced work on the Project or provided materials and/or supplies related to the construction work with respect to the Improvements on or before the Closing Date.

(cc)                            A copy of each noncancellable agreement relating to the management, operation or maintenance of the Property and of each such agreement which cannot be cancelled by thirty (30) days’ or less notice.

(dd)                          Copy of Hedging Documents, if applicable.

(ee)                            Any other agreement or document required by the terms of this Agreement as being required prior to the initial Advance on the Real Estate Loan, which shall be incorporated into this Section 2.1 by reference, and all other information, documents and/or exhibits that may be required, in Administrative Bank’s reasonable judgment, to assure compliance with the foregoing conditions.

Section 2.2                                   Loan Documents.   On or before the Closing Date, Borrowers shall execute and deliver (or cause to be executed and delivered) to Administrative Bank, the Loan Documents and such other documents as Banks may require, in form and substance acceptable to Banks and to their counsel, to evidence and secure the Loan.  Administrative Bank may designate which of the Loan Documents are to be placed of record, the order of recording thereof, and the offices in which the same are to be filed and/or recorded.  Borrowers shall pay all filing documentary, intangible, recording and/or registration taxes and/or fees due upon the Note, if any, the Mortgage, any financing statements and/or the other Loan Documents.

Section 2.3                                   Title Insurance.   On or prior to the Closing Date, Administrative Bank shall have received the Title Policy, or a marked-up commitment to issue the Title Policy, signed by an officer of the Title Company, in form and substance satisfactory to Administrative Bank and including, without limitation, all endorsements as required by Administrative Bank, and satisfactory reinsurance agreements to the extent required by Administrative Bank.  Title Company will provide priority insurance over all possible mechanics’ lien claims, despite the fact that construction of the Improvements may have commenced prior to the recording of the Mortgage.

Section 2.4                                   Opinion of Borrowers’ Counsel.   Administrative Bank shall have received from outside counsel for Borrowers’ one or more current written opinions, in form and substance acceptable to Administrative Bank, addressed to Administrative Bank and the Banks, covering matters such as due formation, authorization, execution and delivery of the Loan Documents and enforceability of the Loan Documents.

Section 2.5                                   Appraisal.   All appraisals required to be delivered to Administrative Bank pursuant to this Agreement shall meet the Required Appraisal Standard.  All appraisals delivered pursuant to this Agreement may be used by Administrative Bank to determine if the Project meets the Loan to Value Requirement.  Prior to the Closing Date, Bank shall have received the Initial Appraisal.

ARTICLE III

ADVANCES OF LOAN PROCEEDS

Section 3.1                                   General.   The Real Estate Loan proceeds shall be advanced by the Banks for the benefit of O.Com in accordance with the terms and conditions set forth in this Article III.  All monies advanced by the Banks with respect to the Project (including amounts payable to any Bank and advanced by such Bank to Administrative Bank pursuant to the terms hereof) shall constitute an Advance on the Real Estate Loan made to O.Com under this Agreement, evidenced by the Real Estate Notes and secured by the other Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Real Estate Notes, from the date the Loan account is charged with the amount of the Advance on the Real Estate Loan.

O.Com may reallocate items in the Budget without the prior written consent of Administrative Bank provided that the cumulative effect of all such reallocations without the consent of the Required Banks will not be changes that are in excess of 10% as to any single line item on the Budget or 5% of the total Budget.  Additional reallocations will require the prior written consent of Required Banks.  Any such reallocation must ensure compliance with the “In Balance” requirements of Section 3.5.

No Advance on the Real Estate Loan shall constitute a waiver of any condition precedent to the obligation of any Bank to make any further Advance on the Real Estate Loan.  All conditions precedent to the obligation of Banks to make any Advance on the Real Estate Loan are imposed hereby solely for the benefit of Banks, and no other party may require satisfaction of any such condition precedent or shall be entitled to assume that Banks will make or refuse to make any Advance on the Real Estate Loan in the absence of strict compliance with such condition precedent.

Administrative Bank may, at Administrative Bank ‘s option, without any obligation to do so, advance to Banks, all sums due or to become due to Administrative Bank or Banks under this Agreement or under any of the other Loan Documents, including but not limited to amounts owed to Administrative Bank and Banks under Section 9.2 in connection with this Agreement and with the Real Estate Loan.

Except as permitted by Section 3.5, in the event that the total amount of the Real Estate Loan exceeds the amount needed to fully pay all cost allocations set forth on the Budget approved by Administrative Bank, Banks shall not be required to advance, and O.Com shall not be entitled to receive, the excess.

Notwithstanding anything herein to the contrary,

(a)                                 Banks shall not be obligated to make Advances on the Real Estate Loan if, following such advance, (i) the outstanding principal balance of the Real Estate Loan exceeds 65% of the total costs of the Project, preliminarily determined to be $86,028,626, as such costs are ultimately shown on the Budget, or (ii) the sum of (x) the then outstanding principal balance of the Real Estate Loan, and (y) the remaining unfunded amount of the Real Estate Loan exceeds 80% of the value of the completed Project as shown on the most recent Bank Approved Appraisal permitted by this Agreement.

(b)                                 Banks shall not be obligated to make Advances on the Real Estate Loan unless O.Com has theretofore delivered to Administrative Bank copies of all licenses and permits required in connection with the work giving rise to the Project costs intended to be paid with such proceeds and all subcontracts relating to such work.

Section 3.2                                   Draw Requests.

(a)                                 O.Com shall deliver to Administrative Bank on a monthly basis evidence of the Project costs funded during the preceding month (whether from Real Estate Loan proceeds or otherwise including those funded by the O.Com Equity), the Draw Request, an itemized summary and copies of all soft cost invoices included in such disbursement, together with all other supplemental and related documents, including signed AIA Forms G702/703 for the General Contractor, and an inventory list of all soft costs and invoices for all soft costs included in such disbursement.  Items for payment reflected in such invoices provided with each Draw Request, are not acceptable if aged more than ninety (90) days unless such delay was the fault of a good faith dispute relating to such invoice.

(b)                                 Upon receipt of a Draw Request, Administrative Bank shall cause Inspecting Architect to inspect the Improvements (if said inspection has not already been scheduled or completed prior to Administrative Bank’s receipt of the Draw Request) and to confirm progress of construction work with respect to the costs of such work.  If Administrative Bank determines, based on the confirmation of the Inspecting Architect, that construction is proceeding in a timely fashion in accordance with the Plans and otherwise in the manner required by this Agreement and that all conditions to such disbursement shall have been fulfilled, the Banks shall make the disbursement on the date requested by O.Com or as close to such requested date as is commercially reasonable (not to be less than ten (10) Business Days from delivery to Administrative Bank of the Draw Request) in the manner specified below.  No more than one Advance on the Real Estate Loan shall be made each month.

(c)                                  As conditions precedent to the first Advance on the Real Estate Loan, O.Com shall provide all items listed in Section 2.1, including those items that are designated by this Agreement to be provided post-closing, in addition to satisfying all other conditions stated in this Agreement as items to be satisfied prior to an Advance on the Real Estate Loan.

(d)                                 As a condition precedent to the first Advance on the Real Estate Loan and each subsequent advance, O.Com shall furnish or cause to be furnished to Administrative Bank the following documents covering each draw request, as applicable, in form and substance reasonably satisfactory to Administrative Bank:

(i)                                     A complete and fully executed Draw Request from O.Com, including without limitation a Draw Request Certification and O.Com’s Letter of Draw Request in the form attached hereto as Exhibit B-3, a Contractor’s Sworn Statement, and an itemized summary of and copies of invoices for all soft costs included in such Draw Request.  Without limiting the foregoing, in connection with any Draw Request, O.Com shall submit, as applicable, signed and notarized AIA Forms G702/703 for the General Contractor, and invoices for all soft costs included in such Draw Request;

(ii)                                  Evidence satisfactory to Administrative Bank that all then sums due (invoiced and payable) in connection with the acquisition, development and construction with respect to the Improvements then completed have been paid through the contribution of O.Com Equity (or will be paid from the requested Advance) in full and that no party claims any statutory or common law lien (other than Permitted Encumbrances) arising out of the construction of the Improvements or the supplying of labor, material, and/or services in connection therewith;

(iii)                               A conditional waiver of mechanic’s lien and/or materialman’s lien, executed by the General Contractor in the amount of the lienable costs of the Property payable from the requested Advance on the Real Estate Loan, together with unconditional lien waivers (or partial lien waivers, if applicable) from the General Contractor with regard to all Advances prior to the then pending Advance, together with unconditional lien waivers (or partial lien waivers, if applicable) from all subcontractors for all work up to the date that is 60 days prior to the then pending Advance ; however, with respect to the final Advance on the Real Estate Loan proceeds to be paid to the General Contractor and subcontractors under their respective contracts, such mechanic’s lien and/or materialman’s lien waivers shall be conditional final waivers, with such waivers to be final unconditional 30 days after final Advance on the Real Estate Loan is made;

(iv)                              Copies of any change orders, whether proposed or executed, which have not been previously furnished to Administrative Bank and the pending change order log maintained by the General Contractor;

(v)                                 Copies of material subcontractors’ contracts (having a contract sum in excess of $500,000) to the extent not previously furnished;

(vi)                              Such other documentation as may be required by the Title Company to issue a CLTA 122 endorsement (or its ALTA equivalent) to and continuation of the Title Policy covering the amount of the requested advance, and all advances made to date, reflecting that there have been no mechanics’ or materialmen’s liens filed since the date of the issuance of the Title Policy, and updating the effective date of the Title Policy to the relevant advance date, which endorsement shall be provided at O.Com’s expense. Upon demand of Administrative Bank, O.Com shall immediately cause any liens or other matters to be satisfied;

(vii)                           If any significant dispute arises between or among O.Com, General Contractor or any subcontractor and/or material supplier or any party to a material contract, a written summary of the nature of such dispute;

(viii)                        An updated and current copy of the Stored Materials Log, which Stored Materials Log shall provide that all of the Stored Materials are located in the jurisdiction in which the Land is situated subject to the provisions of Section 3.2(e);

(ix)                              Copies of all licenses and permits not previously delivered by O.Com to Bank that are required in connection with the work giving rise to the Project costs intended to be paid with such proceeds and all subcontracts relating to such work;

(x)                                 With respect to the first Advance on the Real Estate Loan, the Administrative Bank shall have received evidence reasonably satisfactory to it that any credit facility currently in effect for Overstock other than those under the Loan Documents and any facility that would be permitted by Section 5.32 shall have been terminated and cancelled and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans) and any and all liens thereunder, if any, shall have been terminated and released; and

(xi)                              Such other information as Administrative Bank (or any Bank through Administrative Bank) may reasonably require to verify the substance of a Draw Request.

(e)                                  Stored Materials. No Stored Materials shall be purchased by or installed by O.Com under any security agreement, financing lease or other agreement whereby the seller reserves or purports to reserve title, a Lien, the right of removal or repossession or the right to consider such items personal property after their incorporation into the Improvements, unless previously authorized in writing by Administrative Bank, in its sole discretion.  Advances for materials stored on-site or off-site are subject to approval by Administrative Bank in its sole discretion in writing, provided, however, that Administrative Bank will, in its reasonable discretion, approve such on-site or off-site storage if O.Com provides to Administrative Bank for review and approval, (i) evidence that O.Com has acquired title to the same and such materials are covered by insurance required and Administrative Bank is named as additional insured on insurance certificate; (ii) the Stored Materials Log for review by Administrative Bank and the Inspecting Architect, together with all invoices and bills of sale for such materials itemized therein; (iv) a schedule for the prompt incorporation thereof into the Property; (v) written confirmation from the Inspecting Architect verifying and approving the cost and acquisition of said materials, that such materials are stored in a secure building or bonded warehouse located on the Land, or in the jurisdiction in which the Land is situated, and that such materials are tagged and separate and not subject to commingling with other materials.

Section 3.3                                 Reserved.

Section 3.4                                 Reserved.

Section 3.5                                 Loan in Balance.   Banks shall not be obligated to make any Advance on the Real Estate Loan proceeds unless and until O.Com has provided Administrative Bank with evidence reasonably acceptable to Administrative Bank that the Real Estate Loan is “In Balance”.  For purposes of this Agreement, the term “In Balance” means that (a) O.Com has paid, in cash, costs of the Project shown in the Budget, equal to at least the amount of item (i) under O.Com’s Equity (not including any payments to a Related Party that Administrative Bank does not permit to be included as a portion of O.Com’s Equity); (b) as to any line item in the Budget, all remaining unpaid costs of completing such line item, as determined by Administrative Bank , do not exceed the amount of the Real Estate Loan proceeds allocated to such line item, as reflected in the Budget, and not yet advanced by Banks (plus any unused contingency amount in the Budget that may be applied by O.Com at its discretion); (c) as to the Project, all remaining unpaid cost of construction of the Project, as reasonably determined by Administrative Bank do not exceed the amount of the Real Estate Loan proceeds not yet advanced by Banks plus item (ii) under O.Com’s Equity; and (d) O.Com is in compliance with the Loan to Value Requirement as established by the most recent Bank Approved Appraisal required by this Agreement.

Notwithstanding any provision of this Agreement to the contrary, in the event that Administrative Bank or O.Com reasonably determines that the unadvanced balance of the Real Estate Loan proceeds plus item (ii) in O.Com’s Equity is insufficient to (i) cover any cost allocation set forth on the Budget, and (ii) pay all costs and expenses of Completion, it shall notify the other parties hereto of such determination, and O.Com shall, within five (5) Business Days following demand made to O.Com, deposit with Administrative Bank funds equal to said insufficiency in order to bring the Real Estate Loan back In Balance.  In addition, in the event there is an increase in any cost category line item of the Budget, that is not to be funded through a re-allocation of the amounts set forth in the Budget that is permitted hereby, O.Com shall, within five (5) Business Days following demand made to O.Com, deposit with Administrative Bank funds in an amount necessary to bring said line item back “In Balance.”  All sums so deposited shall be advanced by Administrative Bank to pay costs of the Project in the same manner as, and prior to, further Advances on the Real Estate Loan proceeds hereunder.  In the event that (i) funds are deposited by O.Com pursuant to this Section 3.5, (ii) those funds are used to achieve Completion, and (iii) not all of the Real Estate Commitment is advanced to achieve Completion, O.Com may request in writing a final Advance on the Real Estate Loan prior to Conversion in the amount of the lesser of (x) all amounts deposited pursuant to this Section 3.5 and used to achieve Completion and (y) the remaining undisbursed amount of the Real Estate Loan.  Notwithstanding anything to the contrary herein or in any other Loan Document, such amounts may be distributed by O.Com to Overstock if the requirements for such a distribution under Section 5.22 are met.  The Administrative Bank agrees to provide to O.Com on request, the calculations used by the Administrative Bank in any determination that the Real Estate Loan is not “In Balance.”

Section 3.6                                 Inspections.   Administrative Bank, any Bank, the Title Company, the Inspecting Architect, Consultants and their representatives shall have access to the Project at all reasonable times and with reasonable advance notice to Borrowers shall have the right to enter the Project and to conduct such inspections thereof as they shall deem necessary or desirable for the protection of Administrative Bank’s or Banks’ interests.

Administrative Bank may retain the Inspecting Architect and any other Consultants deemed necessary or desirable by Administrative Bank, at O.Com’s expense, to make periodic inspections of the Project and to review all change orders and the change order log relating to the Project.  Administrative Bank may request the Inspecting Architect, before any Advance on the Real Estate Loan proceeds is made, to inspect all work and materials for which payment is requested and all other work upon the Project, review the current Draw Request, approve such work and Draw Request and/or submit to Administrative Bank a progress inspections report.  Administrative Bank may also retain such other Consultants as Administrative Bank deems necessary or convenient to perform such services as may, from time to time, be required by Administrative Bank in connection with the Loan, this Agreement, the other Loan Documents or the Project.

Neither O.Com, nor General Contractor, nor any third party shall have the right to use or rely upon the reports of the Inspecting Architect or any other reports generated by Administrative Bank, any Bank or any Consultant for any purpose whatsoever, whether made prior to or after commencement of construction work with respect to the Improvements.  O.Com shall be responsible for making its own inspections of the Project during the course of such construction work and shall determine to its own satisfaction that the work done and materials supplied are in accordance with applicable contracts with its contractors.  By advancing funds after any inspection of the Project by Banks or the Inspecting Architect, Administrative Bank and Banks shall not be deemed to waive any Event of Default, waive any right to require construction defects to be corrected in accordance with this Agreement, or acknowledge that all construction conforms with the Plans.

Notwithstanding any provisions of this Agreement to the contrary, in the event that Administrative Bank shall determine reasonably as a result of such inspections that the actual quality or value of the work performed or the materials furnished does not correspond in a material respect with the quality or value of the work required by the Plans, Administrative Bank shall notify O.Com of its objections thereto, and, upon demand, O.Com shall correct the conditions to which Administrative Bank reasonably objects.

Section 3.7                                 Banks’ Responsibilities.   It is expressly understood and agreed that neither Administrative Bank nor any Bank assumes any liability or responsibility for the sufficiency of the Loan proceeds to complete the Project, for protection of the Project, for the adequacy of the Plans, the compliance of the Project and/or Plans with Governmental Requirements, for the satisfactory completion of the Project, for inspection during construction or to notify O.Com, General Contractor or any other party of any construction defects, for the adequacy or accuracy of the Budget, for any representations made by O.Com, or for any acts on the part of O.Com or its contractors to be performed in connection with the construction of the Project.

Section 3.8                                 Procedures for Advances on Real Estate Loan.

(a)                                 Request for Advances.  Any request by O.Com for an Advance on the Real Estate Loan shall be made at least ten (10) Business Days prior to the date of the requested advance and within two (2) Business Days after receipt thereof, Administrative Bank shall provide a complete copy of such request for advance to the Banks.

(b)                                 All Advances.  Not less than two (2) Business Days prior to the date of any Advance on the Real Estate Loan pursuant to a request by O.Com, Administrative Bank shall give prompt written notice, by facsimile, electronic mail or other means, to each Bank of the anticipated advance, the date of the advance and each Bank’s Percentage thereof.  Each Bank, by not later than 12:00 p.m. (Salt Lake City time) on the date of such advance, shall make available to Administrative Bank, in immediately available funds, such Bank’s Percentage of such advance.  If Administrative Bank receives each Bank’s portion of the advance on or before 12:00 p.m. (Salt Lake City time) and unless any applicable condition specified in Article III has not been satisfied (in which case Administrative Bank will promptly notify O.Com in writing of such failure to meet a condition), Administrative Bank will make the amount of the requested advance available to O.Com by 1:00 p.m. (Salt Lake City time) on such date.

Unless Administrative Bank shall have been notified by any Bank in writing, prior to the date of an Advance on the Real Estate Loan, that such Bank does not intend to make available to Administrative Bank its Percentage of such Advance, Administrative Bank may (but is not required to) assume that each Bank has made such amount available to Administrative Bank on such date, and Administrative Bank may, in reliance upon such assumption, make available to O.Com a corresponding amount.  Should any Bank fail to make available to Administrative Bank its Percentage of any Advance on the Real Estate Loan required to be made pursuant to the terms hereof (such Bank in such case being a Defaulting Bank), the other Banks shall nevertheless be obligated to make available to Administrative Bank their respective Percentages of the advance, but no Bank shall be responsible for the failure of any other Bank to make available to Administrative Bank such other Bank’s Percentage of any such payment.  O.Com and any Defaulting Bank jointly and severally agree to repay to Administrative Bank on demand the amount payable by any Defaulting Bank, together with interest thereon at the Loan Rate if paid by O.Com and at the rate specified below, if repaid by Defaulting Bank; provided, however, if such Defaulting Bank shall pay to Administrative Bank its Percentage of any Advance on the Real Estate Loan together with interest thereon as provided in this Section, the amount paid shall constitute such Defaulting Bank’s Advance for purposes of this Agreement, and, after such repayment, Defaulting Bank shall again be a Bank for the purposes of this Agreement.  So long as any Bank is a Defaulting Bank hereunder, (i) the Defaulting Bank shall pay to Administrative Bank interest (and interest shall accrue and be payable thereon) on Defaulting Bank’s Percentage of such Advance on the Real Estate Loan until such advance is paid to Administrative Bank at a rate equal to the Loan Rate commencing on the date such Advance was to have been made to Administrative Bank, and (ii) it shall not be deemed to be a Bank for the purposes of determining whether all Banks have approved or given their consent to any action, inaction or other matter under this Agreement.  Notwithstanding anything contained herein to the contrary, in no event shall any Defaulting Bank be entitled to receive any repayment of its Percentage of any Advances on the Real Estate Loan (or any interest earned thereon) until such time as all Banks which are not Defaulting Banks have received repayment in full of their Real Estate Notes, together with all interest thereon and other amounts due to such Banks hereunder.  In addition to the remedies set forth in this Section 3.8, O.Com and Administrative Bank shall be entitled to pursue all other remedies available at law or in equity against any Defaulting Bank.

Section 3.9                                 Retainage.

(a)                                 The retainage of five percent (5.0%) set forth in the General Contract shall not be paid to the Contractor until the retainage is released in accordance with the terms hereof.

(b)                                 Administrative Bank shall authorize the release of the retainage amount only upon the fulfillment of the following conditions; provided, however, that Administrative Bank may authorize the early release of retainage so long as O.Com has provided Administrative Bank with a final lien release from the applicable subcontractor and evidence that the surety that has bonded such subcontractor has consented to such release, if applicable:

(i)                                     All other conditions for disbursement shall continue to be met;

(ii)                                  The final $2,860,000 portion of O.Com Equity has been contributed;

(iii)                               The elements of Completion have been met;

(iv)                              Administrative Bank shall have received conditional final lien releases from the General Contractor, and all subcontractors with respect to the work performed in connection with the construction and equipping of the Improvements;

(v)                                 Administrative Bank shall have received tax receipts evidencing the payment of the current year’s real estate taxes and assessments to the extent such taxes and assessments are then due and payable; and

(vi)                              Administrative Bank shall have received a letter from O.Com whereby O.Com represents and warrants that O.Com has inspected the construction work with respect to the Project and, to its Knowledge, such construction work, except for punch list items, have been completed in accordance with the applicable Plans;

(vii)                           At Administrative Bank’s request, receipt by Administrative Bank of final “as built” plans for the Improvements; and

(viii)                        If required by Administrative Bank, Administrative Bank shall have received a detailed inventory certified by an authorized signatory of O.Com, showing make, model, valuation and location of all material fixtures and equipment (except fixtures and equipment of tenants) used in the operation or maintenance of any part of the Improvements and located on the Project.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrowers each represent, warrant and covenant to Administrative Bank and Banks that:

Section 4.1                                 Borrowers’ Formation and Powers.

(a)                                 O.Com is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified.  O.Com has all power, authority, permits, consents, authorizations and licenses required as of the date of this representation and warranty is made that are necessary to carry on its business, to construct, equip, own and operate the Project and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly adopted and are in full force and effect as against O.Com; and this Agreement and the other Loan Documents have been duly executed and delivered by O.Com.

(b)                                 Overstock is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified except to the extent that any failure to be so qualified would not constitute a Material Adverse Occurrence.  Overstock has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business except to the extent that any failure to have any such permit, consents, authorizations or licenses would not constitute a Material Adverse Occurrence.  Overstock has all power, authority, permits consents, authorizations and licenses necessary  to own a one hundred percent (100%) interest in O.Com, and to execute, deliver and perform its obligations under the Guaranty, the Indemnity and any other Loan Document to which it is a party.  Overstock has all consents necessary to authorize the execution, delivery and performance of the Guaranty, the Indemnity and the other Loan Documents to which it is a party, and such agreements  have been duly executed and delivered by Overstock, and, assuming the due execution and delivery thereof by the other parties thereto, are in full force and effect as against Overstock.

Section 4.2                                 Reserved.

Section 4.3                                 Authority.  The execution, delivery and performance by each Borrower of this Agreement and other Loan Documents to which a Borrower is a party have been duly authorized by all necessary corporate or limited liability company action and do not and will not (i) violate in any material respect any Governmental Requirements  having applicability to such Borrower or such Borrower’s Organizational Documents, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound, or (iii) will not result in or require the creation or imposition of any Lien against any of its material properties pursuant to the provisions of any agreement or other document binding upon or applicable to such Borrower or any of its properties, except pursuant to the Loan Documents.

Section 4.4                                 No Approvals.   No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority is necessary to the valid execution, delivery or performance by Borrowers of this Agreement, the Notes, the Guaranty, or any other Loan Documents to which a Borrower is a party except any such items as have been obtained or made on or before the Closing Date and any such item not required by this Agreement to be obtained as of the Closing Date.

Section 4.5                                 Legal and Valid Obligations.  This Agreement, the Notes, the Indemnity, the Guaranty and the other Loan Documents to which a Borrower is a party constitute (or will constitute, when duly executed and delivered by the other parties thereto) the legal, valid and binding obligations of that Borrower, enforceable against that Borrower in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

Section 4.6                                 Litigation.   There are no actions, suits or proceedings pending or, to the Knowledge of  Borrowers, threatened against a Borrower or affecting the Project, at law or in equity or before any Governmental Authority that contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or as a result of which a Borrower would reasonably be expected to become subject to any judgment or liability which would constitute a Material Adverse Occurrence.  A Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign resulting in a Material Adverse Occurrence.

Section 4.7                                 Title.   O.Com has good, marketable and insurable fee simple title to the Land, and good title to the rest of the Project, subject to no Liens except Permitted Encumbrances.  No Borrower has any Knowledge of any mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Project except as disclosed to Banks.

Section 4.8                                 Defects and Hazards.   A Borrower does not have Knowledge of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including soils and groundwater contamination, earth movement or slippage) affecting the Land that have not been previously disclosed in writing to Banks by a Borrower.

Section 4.9                                 Payment of Taxes.   There have been filed all federal, state and local Tax returns with respect to each Borrower that  are required to be filed, subject to any applicable extensions.  Borrowers have paid or caused to be paid to the respective taxing authorities all Taxes as shown on such returns or on any assessments received to the extent that such Taxes have become due, except those which (i) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, or (ii) nonpayment of which would not constitute a Material Adverse Occurrence or create a Lien that is not a Permitted Encumbrance.  Neither Borrower has Knowledge of any proposed Tax assessment against a Borrower that would reasonably be expected to constitute a Material

Adverse Occurrence, and neither Borrower is obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of Taxes owed by any other person or entity.  All material Tax liabilities are adequately provided for or reserved against on the books of Borrowers, as appropriate.

Section 4.10                          Agreements.

(a)                                 Each Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which such Borrower is a party the effect of which default would constitute a Material Adverse Occurrence.  The General Contract constitutes the entire agreement between O.Com and the General Contractor with respect to the construction of the Project.  O.Com has performed all of its obligations required by the General Contract and/or Architect’s Agreement as of the date hereof, and has paid all sums under the General Contract and/or Architect’s Agreement which are required to be performed or paid as of the date hereof.

(b)                                 Each Borrower has met the material requirements of  any order or decree of any Governmental Authority.

Section 4.11                          No Defaults under Loan Documents or Other Agreements.   To the Knowledge of Borrowers, there are no circumstances that presently exist that, upon closing of this Loan Agreement, would result in an Event of Default. Each Borrower is not in default in the payment of the principal or interest on any of its Indebtedness for borrowed money (assuming the passage of any applicable grace, cure or notice period).  O.Com is not obligated for the payment of any commission or other fee with respect to the purchase of the Land, or if O.Com is so obligated, such commission or other fee has been paid in full.

Section 4.12                          Conformance with Governmental Requirements and Restrictions.   Except as otherwise required by this Agreement at a time post-closing, O.Com has obtained all permits which are necessary for the construction of the Project in accordance with the Plans and in accordance with all applicable Governmental Requirements, including all permits for the Improvements, annexation agreements, plot plan approvals, subdivision approvals (including the approval and recordation of any required subdivision map), environmental approvals (including a negative declaration or an environmental impact report if required under applicable law), sewer and water permits and zoning and land use entitlements.  O.Com has obtained all approvals of the parties required in connection with the construction of the Project pursuant to any license, easement or restriction affecting the Land.  The Project will in all material respects conform to and comply with said covenants, conditions, restrictions, reservations and Governmental Requirements.

Without limiting the foregoing, O.Com is aware of and shall comply with the Record of Decision and Institutional Controls governing the management of soil and ground water on the Land during the proposed development and operation of the Project.

Section 4.13                          Project Costs.   The preliminary Project budget provided to the Administrative Bank represents a good faith estimate of the costs of completing the Project, with

Administrative Bank acknowledging that a final Budget and Sworn Construction Cost Statement shall be provided post-closing.

Section 4.14                          Utilities, etc.   Telephone services, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the boundaries of the Land, reasonably adequate to serve the Project and not subject to any conditions that will unduly limit the use of the Project. All streets and easements necessary for construction and operation of the Project are available to the boundaries of the Land.

Section 4.15                          Personal Property.   Overstock is now and shall continue to be the sole owner of the Collateral described in the Security Agreement free from any lien, security interest or adverse claim of any kind, except for Permitted Encumbrances.  Overstock shall not encumber or permit to exist any Lien with respect to the Collateral described in the Security Agreement and otherwise with respect to Overstock’s general intangibles, whether now existing or hereafter arising.  O.Com is now and shall continue to be the sole owner of all of its assets, including the assets described in the Mortgage, free from any lien, security interest or adverse claim of any kind whatsoever, except for Permitted Encumbrances.

Section 4.16                          Condemnation.   No condemnation proceeding or moratorium is pending or, to the Knowledge of a Borrower, threatened against the Land which would impair the construction, use, sale or occupancy of the Land or its Improvements.

Section 4.17                          [Reserved].

Section 4.18                          [Reserved].

Section 4.19                          Federal Reserve Regulations.   No portion of the Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction as a “purpose credit” within the meaning of said Regulation U.  No portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal  Reserve System or any other regulation of said Board of Governors.

Section 4.20                          Investment Company Act.   Each Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.  The making of the Loan, the application of the proceeds and repayment thereof by Borrowers and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

Section 4.21                          Securities Laws.   Each Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Occurrence.

Section 4.22                          Accuracy of Information.   Without limiting the representations made in Section 4.33, no report, financial statement, certificate or other factual information (excluding any projections and excluding all forward-looking information and any information of a general industry nature or economic nature) furnished by Borrowers to Banks in writing for purposes of or in connection with this Agreement or the transaction contemplated hereby, as modified or supplemented by any other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein (taken as a whole) in light of the circumstances under which they were made, not misleading in any material respect as of the date of such information, as so modified or supplemented.  With respect to any financial projections furnished by Borrowers to the Banks, Borrowers represent solely that such projections were prepared in good faith based upon assumptions of Borrowers believed to be reasonable at the time such projections were prepared; it being agreed by Banks and the Administrative Bank that projections of future events are not considered to be facts or assurances of future events and that actual results may differ materially from projections.

Section 4.23                          ERISA Compliance.   Each Benefit Plan maintained by a Borrower is in compliance in all material respects with all applicable provisions of ERISA; a Borrower has not violated any material provision of any Benefit Plan; no “Reportable Event” as defined in Section 4043 of ERISA has occurred and is continuing with respect to any Benefit Plan initiated by a Borrower; each Borrower has met its minimum funding requirements under Section 412 of ERISA with respect to each Benefit Plan; and each Benefit Plan will be able to fulfill its benefit obligations as they come due in accordance with the Benefit Plan documents.

Section 4.24                          Compliance.   Each Borrower:

(a)                                 is in compliance with all Governmental Requirements applicable to it except for instances in which (a) any such Governmental Requirement is being contested in good faith by appropriate proceedings or (b) the failure to be in compliance, either individually or in the aggregate, would constitute a Material Adverse Occurrence as to such Borrower; and

(b)                                 has not received and does not anticipate the receipt of any order or notice of any violation or claim of violation of any Governmental Requirement which would constitute a Material Adverse Occurrence as to the Borrower.

Section 4.25                          Consents.   To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any Governmental Authority are material to the present conduct of the business and operations of each Borrower or are required for the acquisition, ownership, operation or maintenance by such Borrower of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such material franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor, except to the extent that the failure of such franchises, licenses, permits, certificates, authorizations, approvals and consents that have been validly granted would not constitute a Material Adverse Occurrence.

Section 4.26                          Environmental Laws.   Except as specifically disclosed in the Environmental Audit, each Borrower:  (a) has not received any notice or otherwise obtained

Knowledge of any Environmental Liability relating to the Project which would individually or in the aggregate constitute a Material Adverse Occurrence as to such  Borrower arising in connection with (i) any non-compliance or alleged non-compliance with or violation of the requirements of any Environmental  Law, or (ii) the Release or threatened Release of any Hazardous Substance, or other substance into the environment; (b) has no Knowledge of any threatened or actual liability in connection with the Release or threatened Release of any Hazardous Substance, or other substance into the environment relating to the Project which would individually or in the aggregate constitute a Material Adverse Occurrence; or (c) has not received any notice or otherwise obtained Knowledge of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Substances into the environment where such liability individually or in the aggregate for all such liabilities would constitute a Material Adverse Occurrence as to such Borrower.  Each Borrower has no Knowledge of any written notice of any violation or alleged non-compliance of any Environmental Laws relating to the Project.

Section 4.27                          Anti-Terrorism Regulations.

(a)                                 General.  No Borrower or any Affiliate thereof is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)                                 Executive Order No. 13224.  No Borrower or any Affiliate thereof, or to the Knowledge of the Borrowers, their respective agents acting or benefiting  in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)                                     a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)                                  a Person owned or controlled by, or acting for or on behalf of, any Person  that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)                               a Person or entity with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)                              a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)                                 a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)                              a person or entity who is affiliated or associated with a person or entity listed above.

(c)                                  No Borrower or any Affiliate thereof, nor to the Knowledge of the Borrowers, any of their agents acting in any capacity in connection with the Loan, any letters of credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d)                                 No Borrower nor any Affiliate thereof are a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.).

Section 4.28                          Subsidiaries.   Schedule 4.28 hereto contains an accurate list of all Subsidiaries of Overstock as of the Closing Date, setting forth their respective jurisdiction of organization and the percentage of equity owned by Overstock.

Section 4.29                          Leases.   Except as provided below in Section 5.27, there is no Lease in effect on the Project.

Section 4.30                          Ownership and Control of O.Com.   As of the date of this Agreement, the sole holder of equity interests in O.Com is Overstock.

Section 4.31                          Use of Loan Proceeds.   The proceeds of the Real Estate Loan shall be used only to pay for or reimburse O.Com for (and at the direction of O.Com to pay directly) soft and hard costs related to the Project.  The Revolving Commitments shall be used for working capital, capital expenditures and other corporate purposes of Overstock.  In no event shall the Revolving Commitments be used for the purchase of the Project or construction of the Improvements.

Section 4.32                            Financial Statements.  The December 31, 2013 audited consolidated financial statements of Overstock and its Subsidiaries, and the unaudited consolidated financial statements of Overstock and its Subsidiaries at and as of June 30, 2014, heretofore delivered to the Banks, were prepared in accordance with GAAP in effect on the date such statements were prepared and present fairly in all material respects the consolidated financial condition and operations of Overstock and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

Section 4.33                          Insurance.  Borrowers have obtained or caused to be obtained the insurance required to be obtained as of the Closing Date pursuant to Section 5.9 of this Agreement.

THE WARRANTIES AND REPRESENTATIONS IN THIS ARTICLE IV, AND ANY ADDITIONAL WARRANTIES AND REPRESENTATIONS CONTAINED HEREIN AND IN THE OTHER LOAN DOCUMENTS, SHALL BE DEEMED TO HAVE BEEN RENEWED AND RESTATED BY BORROWERS AT THE TIME OF EACH REQUEST BY A BORROWER FOR AN ADVANCE ON THE REAL ESTATE LOAN OR A REVOLVING LOAN OR A SWING LINE LOAN.

ARTICLE V

COVENANTS OF BORROWERS

While this Agreement is in effect, and until Banks have been paid in full the principal of and interest on all Loans made by Banks hereunder and all other Obligations under the other Loan Documents, Borrowers agree to comply with, observe and keep the following covenants and agreements:

Section 5.1                                 Completing Construction.   As of the Closing Date, no construction work with respect to the Improvements has been commenced pursuant to any contract between O.Com and any person entitled to a contractor’s or materialman’s lien (any such person being herein a “Contractor”) except for work performed by Contractor(s) who have executed and delivered to Administrative Bank agreements in form reasonably acceptable to Administrative Bank that either subordinate or waive the lien rights of such Contractors to the liens of Administrative Bank under the Loan Documents including, without limitation, the liens of Administrative Bank evidenced by the Mortgage.  O.Com has disclosed to Administrative Bank in writing the balance of all amounts owing by O.Com to any Contractor for which payment in full has not been made by O.Com as of the Closing Date.  Notwithstanding the foregoing, no “broken priority” circumstance shall have occurred prior to the Closing Date unless Administrative Bank approves the same on or prior to the Closing Date with written assurances from First American that it will issue the ALTA lenders policy insuring the Mortgage with respect to all mechanics liens.  O.Com shall commence construction of the Improvements no later than the Commencement Date unless delayed due to a Force Majeure.  O.Com shall not become a party to any contract, other than the General Contract and the Architect’s Agreement, for the performance of any work on the Project or for the supplying of any labor, materials or services for construction with respect to the Improvements, except upon such terms and with such parties as shall be approved in writing by Administrative Bank (which approval shall not be unreasonably withheld) and subject to the condition that each Contractor party to any approved contract execute and deliver to Administrative Bank agreements in form acceptable to Administrative Bank that either subordinate or waive the lien rights of such Contractors to the liens of Administrative Bank under the Loan Documents including, without limitation, the liens of Administrative Bank evidenced by the Mortgage.  No approval by Administrative Bank of any contract or change order shall make any Administrative Bank or any Bank responsible for the adequacy, form or content of such contract or change order.  O.Com shall fully pay for, as contemplated by this Agreement, the development and construction of the Project in a good and workmanlike manner and in accordance with the Plans submitted or to be submitted to and approved by Administrative Bank in accordance with this Agreement, and in compliance with all applicable Governmental Requirements, and any covenants, conditions, restrictions and reservations applicable thereto so that Completion of the development and construction of the Project occurs on or before the Completion Date.  O.Com assumes full responsibility for the compliance of the Plans and the Project with all Governmental Requirements, covenants, conditions, restrictions and reservations, and with sound building and engineering practices, and, notwithstanding any approvals by Administrative Bank, the Banks shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Project or the construction of the Improvements.  O.Com shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any departure in the construction of the Improvements from the

Plans or Governmental Requirements, and (c) any encroachment by any part of the Improvements on any building line, easement, property line or restricted area that is in violation of any applicable Governmental Requirements binding on O.Com or the Project, or any private agreements binding on O.Com or the Project for which O.Com has not received a waiver approved by the Administrative Bank in writing.  O.Com shall cause all off-site improvements necessary for construction of the Project to be completed and constructed by the City or County, and all roads necessary for the utilization of the Project for its intended purposes to be completed and dedicated (if dedication thereof is required by any governmental authority), the bearing capacity of the soil on the Land to be made sufficient to support the Improvements, and sufficient local utilities to be made available to the Project and installed at costs (if any) set out in the Budget, on or before the Completion Date.

Section 5.2                                 Changing Costs, Scope or Timing of Work.   O.Com shall deliver to Administrative Bank revised, sworn statements of estimated costs of the Project, showing changes in or variations from the original Sworn Construction Cost Statement, as soon as O.Com has Knowledge of such changes.  O.Com shall deliver to Administrative Bank a revised construction schedule, if and when any target date set forth therein has been delayed by twenty (20) consecutive days or more, or when the aggregate of all such delays equals thirty (30) days or more.

O.Com shall not make or consent to any change or modification in such Plans, contracts or subcontracts, and no work shall be performed with respect to any such change or modification, without the prior written consent of Required Banks; provided that O.Com may make such changes or modifications without the prior approval of Administrative Bank if (i) such change or modification would not (a)in any material way alter the design or structure of the Project or (b) increase or decrease the Project cost by $750,000 or more for any single change or modification, and (ii) the aggregate amount of all changes and modifications does not exceed $1,500,000.  O.Com shall promptly furnish Administrative Bank with a copy of all changes or modifications in the Plans, contracts or subcontracts for the Project prior to any Advance on the Real Estate Loan used to fund such change or modification whether or not Required Banks’ consent to such change or modification is required hereby. Any such change or modification must ensure compliance with the “In Balance” requirements of Section 3.5.

Section 5.3                                 Balancing the Loan.   O.Com shall comply with Section 3.5 of this Agreement.

Section 5.4                                 Reserved.

Section 5.5                                 Using Real Estate Loan Proceeds.   Subject to Section 3.2, O.Com shall use the Real Estate Loan proceeds solely to pay, or to reimburse O.Com for paying, costs and expenses shown on the Budget and incurred by O.Com in connection with the acquisition and development of the Land, and the construction of the Improvements on the Land, together with (a) other expenses set forth on the Budget, and (b) such incidental costs and expenses relating thereto as may be approved from time to time in writing by Administrative Bank.  O.Com shall take all commercially reasonable actions to ensure that Real Estate Loan proceeds are used by its contractors and subcontractors to pay such costs and expenses which could otherwise constitute a mechanic’s lien claim against the Project.

Section 5.6                                 Keeping of Records.   O.Com shall set up and maintain  books, accounts and records pertaining to the Project in a manner that are accurate and complete in all material respects. O.Com will permit representatives of Administrative Bank, and the Inspecting Architect to have free access to and to inspect and copy such books, accounts and records of O.Com and to inspect the Project and to discuss O.Com’s affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested. Any such inspection by Administrative Bank and/or the Inspecting Architect shall be for the sole benefit and protection of Administrative Bank and Banks, and Administrative Bank shall have no obligation to disclose the results thereof to O.Com or to any third party.  When a Default or Event of Default exists, Administrative Bank may perform such inspections of the Project, copy such books, accounts and records and discuss O.Com’s affairs, finances and accounts with any of its principal officers during normal business hours without advance notice or other limitation other than reasonable scheduling of such matters with O.Com or such principal officers.

Section 5.7                                 Providing Updated Surveys.  Upon completion of the foundations of the Improvements, and, if requested as a condition to Conversion, O.Com shall furnish to Administrative Bank, at O.Com’s cost and expense, a certified survey of the Project prepared in accordance with Administrative Bank’s standard requirements as provided to O.Com prior to the Closing Date, certifying that the Improvements are constructed within the property lines of the Land, do not encroach upon any easement affecting the Land (except to the extent that such easement expressly permits such encroachment) and do comply with all applicable Governmental Requirements relating to the location of Improvements, together with an endorsement to the Title Policy bringing forth the effective date thereof to the date of said survey without exception therefore.

Section 5.8                                 Providing Evidence of Completion.   Upon Completion of the Improvements, and prior to the final Advance on the Real Estate Loan proceeds to pay for any retainage therefor, and as a condition of the same, O.Com shall furnish Administrative Bank with all items required to evidence Completion as set forth in Section 1.2.

Section 5.9                                 Maintaining Insurance Coverage.   Borrowers shall, at all times until the Notes and all other sums due from Borrowers to Administrative Bank or any of the Banks have been fully repaid, maintain, or cause to be maintained, in full force and effect (and shall furnish to Administrative Bank copies of), insurance coverages complying with the provisions of Exhibit I, attached hereto and made a part hereof by this reference; provided, however, the Builder’s All Risk insurance coverage shall be provided prior to the earlier of vertical construction of the Improvements or the funding of the first Advance.  Borrowers shall not take any action that would void or otherwise impair any coverages required hereby.

Section 5.10                          Transferring, Conveying or Encumbering the Project.   Except for the leasing of the Project to Overstock under the Overstock Lease, O.Com shall not voluntarily or involuntarily agree to, cause, suffer or permit any sale, conveyance, Lien (other than Permitted Encumbrances), assignment or transfer of: (a) the Project or any part or portion thereof, or (b) any ownership interest, in O.Com, direct or indirect, legal or equitable.

Section 5.11                          Complying with Material Documents.   O.Com shall comply with and perform all of its material obligations under the Architect’s Agreement, the General Contract, the

Project Management Agreement and any other material contracts and agreements to which O.Com is a party for the development, construction or management of the Project.

Section 5.12                          Updated Appraisals.   O.Com agrees that Administrative Bank shall have the right to obtain, at O.Com’s expense, an updated appraisal of the Project, prepared in accordance with Section 2.5 hereof, at any time that (a) O.Com seeks the Conversion of the Loan under Section 1.2, (b) an Event of Default shall have occurred and be continuing hereunder, or (c) such appraisal is required by then current banking laws or regulations. In the event that Administrative Bank shall elect to obtain such an appraisal, Administrative Bank may immediately commission an appraiser recognized generally in the market and acceptable to Administrative Bank, at O.Com’s cost and expense, to prepare the appraisal and O.Com shall provide reasonable cooperation with Administrative Bank and the appraiser in obtaining the necessary information to prepare such appraisal.  O.Com shall pay within fifteen (15) days of O.Com’s receipt of an invoice from Administrative Bank (i) the cost of such appraisal. In the event that any such appraisal shall indicate noncompliance with the Loan to Value Requirement, O.Com shall prepay, within ten (10) days after written notice from Administrative Bank to O.Com, the aggregate outstanding principal balance of the Real Estate Loan to the extent necessary to satisfy the Loan to Value Requirement.

Section 5.13                          Reporting Requirements.   Borrowers shall furnish to Administrative Bank and each Bank the following:

(a)                                 Financial Statements.  As soon as available and in any event within one hundred twenty (120) days after the close of each Fiscal Year of Overstock and within forty-five (45) days following the close of each fiscal quarter of Overstock, a balance sheet and related statements of income, retained earnings and cash flow of Overstock and its consolidated Subsidiaries (which financial statements shall include, without limitation, the information necessary to determine Overstock’s compliance with the Fixed Charge Coverage Ratio, the Cash Flow Leverage Ratio and the Minimum Liquidity requirement), prepared in accordance with GAAP, certified by an officer of Overstock, and accompanied by a written statement of such officer stating that in making the examination necessary for certification of the foregoing financial statements, he/she obtained no knowledge of the occurrence of any event which constitutes a Default or an Event of Default under this Agreement and/or any other Loan Document, or, if he/she obtained knowledge of the occurrence of any event that constitutes a Default or an Event of Default, stating in reasonable detail the facts with respect thereto. Such annual financial statements of Overstock and its consolidated Subsidiaries shall be audited by an independent registered public accounting firm reasonably acceptable to Administrative Bank (it being agreed that KPMG LLP is reasonably acceptable to Administrative Bank) and prepared on a GAAP basis (or another accounting basis reasonably acceptable to Administrative Bank) consistently applied.

(b)                                 Projections.  No later than April 30th of each Fiscal Year of Overstock, written financial projections for Overstock and its Subsidiaries for that Fiscal Year.

(c)                                  Overstock Covenants.  Within thirty (30) days following the close of each calendar quarter from and after the date hereof, Overstock shall certify Administrative Bank and to Banks, in the form attached hereto as Exhibit K (the “Compliance Certificate”) that

Overstock maintains a Fixed Charge Coverage Ratio, Cash Flow Leverage Ratio and Minimum Liquidity as set forth in Section 5.24 hereof.

(d)                                 Defaults.  Within five (5) Business Days after the occurrence of any event of which a Borrower has Knowledge which constitutes a Default or an Event of Default, or both, notice of such occurrence, together with a detailed statement of the steps being taken to cure such event.

(e)                                  Other Information.  From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrowers as Administrative Bank (or any Bank through Administrative Bank) may reasonably request.

Section 5.14                          Taxes and Claims.   Borrowers shall pay and discharge all Taxes, when due, assessments and other governmental charges upon the Project, as well as all claims for labor and materials which, if unpaid, might become a lien or charge upon the Project; provided, however, that Borrowers shall have the right to contest the amount, validity and/or applicability of any of the foregoing which is being contested in good faith and by proper proceedings, and strictly in accordance with the terms of the Mortgage.

Section 5.15                          Maintain Existence.   Each Borrower shall preserve and maintain its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each other jurisdiction in which such qualification is necessary in view of its business and operations except to the extent that any failure to qualify or remain qualified in any other jurisdiction would not constitute a Material Adverse Occurrence.

Section 5.16                          Compliance with Applicable Laws.   Each Borrower shall promptly and faithfully comply with, conform to and obey all present and future Governmental Requirements, including all Environmental Laws, except to the extent that any failure to do so would not reasonably be expected to constitute a Material Adverse Occurrence; provided, however, that Borrowers shall have the ability to contest any alleged failure to conform to or comply with any such Governmental Requirements, including Environmental Laws so long as such obligations shall be contested by appropriate proceedings pursued in good faith and any penalties or other adverse effect of its nonperformance shall be stayed or otherwise not in effect, or a cash escrow deposit equal to all such contested payments and potential penalties or other charges shall have been established with Administrative Bank.

Section 5.17                          Notice.   Each Borrower shall give prompt written notice to Administrative Bank (a) of any action or proceeding instituted by or against the Borrower, in any federal or state court or before or by any commission or other regulatory body, federal, state or local, or any such proceedings threatened against such Borrower that would reasonably be expected to result in a Material Adverse Occurrence (it being agreed that any such notice shall be due within five (5) Business Days after the date on which either Borrower makes the determination that any such action or proceeding is reasonably expected to result in a Material Adverse Occurrence; any such notice delivered within such time period being deemed “prompt” for purposes of this Section 5.17), and (b) of any Default or Event of Default describing the same and stating the date of commencement thereof, what action such Borrower proposes to take with respect thereto, and the estimated date, if known, on which such action will be taken.

Section 5.18                          Contingent Liability.   Borrowers shall not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any Person (other than Borrowers and direct or indirect wholly-owned Subsidiaries of Overstock), except (i) by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) by indemnity agreements given by Borrowers to a title insurance company or a bonding company in connection with respect to the Project, (iii) by indemnity agreements or provisions by Borrowers with vendors and others in the ordinary course of business, (iv) by indemnity agreements made by Borrowers with officers and directors and other persons as contemplated by Overstock’s Organizational Documents and O.Com’s Organizational Documents, (v) the Guaranty,(vi) any guaranty included in any Hedge Documents, (vii) pursuant to the indemnification provisions of Overstock’s Organizational Documents and/or Delaware law, and (viii) otherwise in the ordinary course of business.

Section 5.19                          Subsidiaries.  Overstock will not, and will not cause or permit any Subsidiary to, create, form or acquire any Material Subsidiary that generates or is reasonably expected to generate a material portion of Overstock’s Consolidated EBITDA after the date of this Agreement without the prior written consent of Required Banks unless Overstock or such Subsidiary that creates, forms or acquires any Subsidiary after the date of this Agreement, shall, within 30 (thirty) days after the creation, formation or acquisition of such Subsidiary, cause such Subsidiary to guaranty the payment and performance of all of the Obligations and to sign a joinder to the Security Agreement (including, without limitation, an amendment to this Agreement to address the creation, formation or acquisition of such Subsidiary if requested by Administrative Bank) in forms and substance reasonably satisfactory to Required Banks.  In addition, within thirty (30) days after the date of delivery of the financial statements pursuant to Section 5.13(a) hereof, Overstock shall designate to Administrative Bank in writing each Material Subsidiary, and, unless otherwise waived by the prior written consent of the Required Banks, Overstock shall cause such designated Material Subsidiary to guaranty the payment and performance of all of the Obligations and to sign a joinder to the Security Agreement (including, without limitation, an amendment to this Agreement to address the designation of such Subsidiary if required by Required Banks) in form and substance reasonably satisfactory to Required Banks.  If at the time financial statements are delivered pursuant to Section 5.13(a) hereof, the Material Subsidiaries are insufficient to satisfy each of the thresholds set forth in the definition of “Material Subsidiary”, Overstock shall, no less than thirty (30) days after the date of delivery of such financial statements, designate in writing to Administrative Bank such additional Subsidiaries as “Material Subsidiaries” as are necessary to comply with such definition thresholds, with such additional designated Material Subsidiaries executing the guaranty and joinder contemplated by this Section 5.19  Subject to the foregoing, nothing in this Agreement shall restrict Overstock from forming, funding or holding an equity interest of less than 100% in a Subsidiary.

Section 5.20                          Loss of Note or other Loan Documents.  Upon notice from a Bank of the loss, theft, or destruction of a Note and upon receipt of an affidavit of lost note and an indemnity reasonably satisfactory to a Borrower from such Bank, or in the case of mutilation of a Note, upon surrender of such mutilated Note, the applicable Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.  If any of the other Loan Documents were lost or mutilated, Borrowers agree to execute and deliver replacement Loan Documents in the same form of such Loan Document(s) that were lost or mutilated.

Section 5.21                          Project Accounts.  O.Com shall maintain all of its Project-related operating accounts with Administrative Bank.

Section 5.22                          Distributions.   O.Com shall not, directly or indirectly, (a) make any Restricted Payments to any Related Party, or (b) make any loan or advance to, or investment in, any Related Party, or (c) pay any principal or interest on any indebtedness due any Related Party, or (d) pay any fees or other compensation to itself or to any Related Party, without in each case obtaining Required Bank’s prior written consent thereto, provided however, that O.Com shall be permitted to make payments described in (b), (c) and (d) above to Overstock and to employees of O.Com and to any direct or indirect wholly-owned Subsidiary of Overstock in the ordinary course of business or otherwise as permitted by Section 5.26 or Section 5.28  hereof.

Section 5.23                          Permits and Licenses.   Borrowers shall promptly obtain and comply in all material respects with all necessary licenses, permits and approvals from and has satisfy the material requirements of, all governmental entities necessary to commence and complete construction of the Improvements.

Section 5.24                          Financial Covenants.   As of the last day of each of its fiscal quarters, as demonstrated in the most recent financial statements delivered in accordance with Section 5.13, Overstock shall have  (a) a Fixed Charge Coverage Ratio of no less than 1.15 to 1.00, (b) a Cash Flow Leverage Ratio not greater than 3.00 to 1.00 during the Construction Phase and 2.50 to 1.00 following the Construction Phase, and (c) a Minimum Liquidity of $50,000,000.00.

Section 5.25                          Patriot Act.   Borrowers and their respective Affiliates and agents shall not knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  Borrowers shall deliver to Banks any certification or other evidence requested from time to time by any Bank in its reasonable discretion, confirming Borrowers’ compliance with this Section.

Section 5.26                          Related Party Transactions.   Except for the Overstock Lease and indemnity payments and indemnity agreements made by O.Com with officers and directors and other persons as contemplated by O.Com’s Organizational Documents, and except for payments to or from Overstock or an direct or indirect wholly-owned Subsidiary of Overstock and any compensation payable to any employee of O.Com in the ordinary course of business or as otherwise permitted by Section 5.28 hereof or any other provision of this Agreement, O.Com shall not enter into, or be a party to, any contract or other transaction with a Related Party without the prior written consent of Required Banks.  All such approved Related Party agreements shall require that the contract or other agreement therefor is terminable immediately at the election of Required Banks after the occurrence of an Event of Default and such agreements must not be otherwise prohibited by this Agreement or any of the other Loan Documents.

Section 5.27                          Leases.  Except for the Overstock Lease, O.Com shall not enter into any Lease on the Project unless (a) Requested Banks shall have given their prior written consent thereto and (b) such Lease is made subordinate to the lien of the Mortgage pursuant to a subordination agreement reasonably satisfactory to Administrative Bank.

Section 5.28                          Debt; Operations and Fundamental Changes of O.Com.  O.Com:

(a)                                 will not own any material tangible asset other than (i) the Project and (ii) incidental personal property and equipment necessary for the development, construction, ownership, operation, management and financing of the Project;

(b)                                 will not engage in any business other than the ownership, development, management, operation, lease and sale of the Project and business incidental thereto;

(c)                                  will not incur any indebtedness for borrowed money, secured or unsecured, direct or contingent (including guaranteeing any indebtedness for borrowed money), other than (i) the Obligations, (ii) trade payables or accrued expenses incurred in the ordinary course of business of developing, construction, and operating the Project, and (iii) other such indebtedness expressly authorized by this Agreement;

(d)                                 will not permit the Project or any portion thereof to secure any indebtedness for borrowed money whatsoever (senior, subordinate or pari passu) other than the Obligations and any Permitted Encumbrances;

(e)                                  will not make any loans or advances to any third party (including any Affiliate or constituent party) other than payments permitted under this Agreement (including Section 5.26 hereof) , and will not acquire obligations or securities of its Affiliates;

(f)                                   will continue to have assets the value of which exceeds its liabilities and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from O.Com’s assets as the same shall become due, provided that O.Com may contest in good faith any such debts and liabilities and, in such event, may permit the debts and liabilities to remain unpaid during any period, including any period during which an appeal is pending, in which O.Com is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves shall have been established with respect to any such debts and liabilities, or other adequate provision for payment thereof shall have been made, (ii) such contest does not involve the imposition of a Lien against the Project that is not a Permitted Encumbrance, and (iii) enforcement of the contested item shall be effectively stayed;

(g)                                  will do all things necessary to preserve O.Com’s existence;

(h)                                 will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of O.Com or any constituent party of O.Com), shall correct any misunderstanding of which O.Com has Knowledge regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division or part of the other;

(i)                                     will to the fullest extent permitted by law, not seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of O.Com; and

(j)                                    except as otherwise permitted in this Agreement or any of the other Loan Documents, will not commingle its funds and other assets with those of any Affiliate  of O.Com or any other Person, and will hold all of its assets in its own name.

Section 5.29                          Accessibility Regulation.   O.Com shall comply with all material Accessibility Regulations which are applicable to the Project.  At any time, and from time to time, that there is an Event of Default which is continuing or Administrative Bank reasonably believes that the Project is or is likely to be in violation of the Accessibility Regulations, if Administrative Bank so requests, O.Com shall have any Accessibility Regulation compliance report heretofore provided by O.Com to Administrative Bank updated and/or amplified, at O.Com’s sole cost and expense, by the person or entity which prepared the same, or shall have such a report prepared for Administrative Bank, if none has previously been so provided.

Section 5.30                          Hedging Transaction.   A Borrower may enter into a Hedging Transaction subject to the provisions of this Section.

(a)                                 If a Borrower elects to enter into a Bank-Provided Hedging Transaction, the performance of each obligation of such Borrower to Approved Counterparty thereunder, including without limitation any Hedging Obligations and costs of enforcement of Approved Counterparty’s remedies thereunder, shall be secured by the Mortgage and the Security Agreement.  Such Borrower shall deliver copies of the Hedging Documents, as and when required by Administrative Bank and Approved Counterparty.  In connection with any Bank-Provided Hedging Transaction, such Borrower shall cause to be delivered to Administrative Bank a fully executed Assignment of Hedging Transaction, consented to by the counterparty of such Hedging Transaction.

(b)                                 If a Borrower elects to obtain a Hedging Transaction that is not a Bank-Provided Hedging Transaction, such Hedging Transaction shall be subject to: (i) Required Banks’ prior credit approval and (ii) Administrative Bank’s receipt of a fully executed counterpart of such Hedging Transaction and the related Assignment of Hedging Transaction, consented to by the counterparty of such Hedging Transaction, which such Hedging Transaction shall be subordinate in all respects and at all times to the Obligations.

Section 5.31                          Borrower Deposit Accounts.  Borrowers hereby grant to Administrative Bank and to the Banks a first priority security interest in (subject to any Permitted Encumbrance), and right of set off against, all of the Borrowers’ deposit accounts now or hereafter held at any Bank and acknowledge the remedies provided by Chapter 9a of the Utah Uniform Commercial Code with respect to security interests in deposit accounts and the rights of setoff provided by common law, provided that such rights and remedies shall only be exercised upon the occurrence of an Event of Default.  Without limiting those remedies and rights upon the occurrence of an Event of Default, and except as provided in Section 1.25(k), the Banks confirm that they shall not restrict Borrowers’ access to or use of such deposited funds.

Section 5.32                          Indebtedness.  Overstock will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any new, refinancing or replacement senior-secured Indebtedness consisting of interest-bearing debt for borrowed money or for financed assets, except for the following, provided however, that the following exceptions to the foregoing prohibition on Indebtedness shall not permit or include the granting of any Liens in the Collateral or in any deposit account now or hereafter held at any Bank in favor of another lender or creditor or a requirement that the Liens granted in favor of the Administrative Bank in the Collateral be released or subordinated for the benefit of any other lender or creditor:

(i)                                     The Loans and the Reimbursement Obligations provided by this Agreement and the other Loan Documents.

(ii)                                  Senior-secured Indebtedness existing on the date hereof and described in Schedule 5.32 attached to this Agreement.

(iii)                               Indebtedness arising under Hedging Transactions that are non-speculative in nature.

(iv)                              An equipment financing line in favor of Overstock in an aggregate principal amount not to exceed $20,000,000.

(v)                                 Other senior-secured Indebtedness, provided that the aggregate principal amount of such other senior-secured Indebtedness does not exceed ten percent (10%) of Overstock’s consolidated assets at any time outstanding.

(vi)                              Any amendment, modification or extension of this Agreement with respect to the Aggregate Revolving Commitment or the Real Estate Loan; provided, that if an extension of the Aggregate Revolving Commitment is not made by the Banks at the Facility Termination Date, Overstock may obtain a replacement revolving commitment in any amount not in excess of $10,000,000.00, reduced by any permanent reductions by Overstock made pursuant to Section 1.14 hereof.

Section 5.33                          Merger.  A Borrower will not, nor will it permit any Subsidiary that is subject to Section 5.19 to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) a Subsidiary may merge, consolidate, liquidate or dissolve into a Borrower (with the Borrower being the survivor thereof), and (ii) a Subsidiary, other than O.Com, that is subject to Section 5.19 may merge, consolidate, liquidate or dissolve into another Subsidiary.

Section 5.34                          Sale of Assets.

(a)                                 O.Com will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its equipment and other fixed or operating assets to any other Person, except:

(i)                                     Sales of used, worn-out or surplus equipment or other fixed or operating assets.

(ii)                                  The sale of equipment and other fixed or operating assets to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment.

(iii)                               The Overstock Lease and any other lease permitted under Section 5.27.

(b)                                 Overstock will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of the equipment and the other fixed or operating assets necessary for Overstock to conduct its day-to-day business; provided that this Section 5.34(b) shall not limit the secured financing permitted in accordance with Section 5.32(iv).

Section 5.35                          Plat and Development Agreements.  Within one hundred eighty (180) days following the Closing Date, but in any event prior to the initial Advance on the Real Estate Loan (i) O.Com shall cause to be recorded that certain View 72 Retail Subdivision 2nd Amended subdivision plat in the official records of the Salt Lake County Recorder in the form of the proposed View 72 Retail Subdivision 2nd Amended subdivision plat attached hereto as Exhibit H and incorporated herein by this reference; (ii) O.Com shall cause to be recorded in the official records of the Salt Lake County Recorder all amendments to, or restatements of, the following development agreements of record deemed necessary by Midvale City in order to relocate certain open space easements, which are required by, and depicted in, such development agreements, to the perimeter of the Land only (i.e., such that following the recordation of such amendments, no easements will cross through the center portions of the Land): the Master Development Agreement for Bingham Junction Project recorded on March 10, 2006, as Entry No. 9659803, the Development Agreement for The Junction at Midvale Project recorded on March 16, 2012, as Entry No. 11351482 (as amended by that Amendment to Open Space Exhibits recorded on October 12, 2012, as Entry No. 11490167), and the Restated Development Agreement for View 72 Retail Project recorded on October 12, 2012, as Entry No. 11490166; and (iii) O.Com shall provide any other items that Midvale City may require to effectuate the foregoing.

ARTICLE VI

DEFAULTS

Section 6.1                                 Events of Default.   Any of the following events shall constitute an Event of Default under this Agreement (each an “Event of Default”):

(a)                                 A Borrower shall default in any payment of (i) principal due according to the terms hereof or of the Notes, or (ii) interest due according to the terms of the Notes and such interest default shall remain uncured for a period of five (5) days after the payment became due;

(b)                                 A Borrower shall default in the payment of fees or other amounts payable to Administrative Bank or Banks hereunder or under any other Loan Document other than as set forth in subsection (a) above, and such default continues unremedied for a period of ten (10) days after notice from Administrative Bank to the Borrower thereof;

(c)                                  A Borrower shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by the Borrower under the terms of this Agreement or any other Loan Document, other than a default described elsewhere in this Section 6.1, and such default continues unremedied for a period of thirty (30) days after notice thereof from Administrative Bank to  such Borrower  provided, however, that if (i) such failure cannot be cured within such thirty-day period (ii) such failure is susceptible to cure within an additional thirty (30) days, (iii) such Borrower is proceeding with diligence and in good faith to cure such failure, (iv) the existence of such failure does not impair any of the Liens in the Collateral granted under the Loan Documents and cannot reasonably be expected with the next succeeding 30 days to impair any such Liens, (v) the existence of such failure would not reasonably be expected to constitute a Material Adverse Occurrence within the next thirty (30) days, and (vi) prior to the expiration of the initial thirty-day cure period specified above, the Administrative Bank shall have received an officer’s certificate of such Borrower certifying to the matters set forth in clauses (i) through (v) above and stating what actions such Borrower is taking to cure such failure, then no Event of Default shall occur under this Section 6.1(c) until the earlier of (x) the date that such Borrower is no longer diligently and in good faith attempting to cure such failure and (y) the thirtieth (30th) day following the last day of the initial thirty-day period specified above;

(d)                                 Any representation or warranty made by a Borrower in this Agreement or by a Borrower or an Affiliate if made in connection with a Loan, in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with a Loan, shall be untrue or incomplete in any material respect when made or deemed made or restated hereunder; provided, however, that if (i) the circumstances that rendered such representation or warranty untrue were inadvertent or unintentional and reasonably susceptible of being removed, reversed or remedied within thirty (30) days, (ii) such Borrower is proceeding with diligence and in good faith to remove, reverse or remedy such circumstances, (iii) the existence of such circumstance does not impair any of the Liens in the Collateral or the rights and remedies of the Administrative Bank under any Loan Document and cannot reasonably be expected within the succeeding thirty (30) days to impair any of such Liens, rights or remedies, and (v) the Administrative Bank shall have received a certificate from such Borrower certifying to the matters set forth in clauses (i) through (iv) above and stating what actions such Borrower is taking to remove, reverse or remedy such circumstances, then no Event of Default shall occur under this Section 6.1(d) until the earlier of (x) the date that such Borrower is no longer diligently and in good faith attempting to remove, reverse or remedy such circumstances, and (y) the thirtieth (30th) day following the date that such Borrower has Knowledge of such circumstance.

(e)                                  Either (i) the suspension or abandonment for thirty (30) consecutive days of all or substantially all activities of construction and development of the Project other than as the result of Force Majeure, a casualty event, or a Governmental Requirement, or (ii) any public announcement by a Borrower that it is abandoning the Project; provided, however that O.Com shall be permitted to discontinue construction for a period of up to one hundred twenty (120) days following completion of the Project’s site work;

(f)                                   A Borrower, any other Loan Party, or General Contractor, shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver,

custodian, trustee or liquidator for it or any of its property or assets; or shall generally fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency or of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other Debtor Relief Laws; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing; provided that with respect to the General Contractor it shall not be an Event of Default under this Section 6.1(f) if no later than the date that is ninety (90) days after any of the above events with respect to the General Contractor, O.Com enters into a replacement General Contract on substantially similar terms and conditions of the General Contract being replaced and with a counterparty that is reasonably acceptable to the Administrative Bank.

(g)                                  A Borrower or Material Subsidiary shall dissolve, terminate or wind-up or consolidate or merge with any other Person except as permitted by Section 5.33;

(h)                                 A default shall occur under any other loan or Indebtedness of O.Com having a unpaid amount of at least $1,000,000 or of a Loan Party having a unpaid amount of at least $5,000,000 and the same shall remain uncured after the expiration of any applicable notice or grace period;

(i)                                     A default occurs in the performance of a Borrower’s obligations under Sections  5.9, 5.10,  5.21, 5.22, 5.24, 5.25, 5.27,  5.32, 5.33, 5.34, and 5.35 hereof;

(j)                                    The General Contract shall be terminated by either party thereto or either party thereto shall fail to perform its material obligations (after any applicable notice and cure period) under the General Contract provided that it shall not be an Event of Default under this Section 6.1(j) if no later than ninety (90) days after any of the above event occurs, O.Com enters into a replacement General Contract on substantially similar terms and conditions as the General Contract being replaced and with a counterparty that is reasonably acceptable to the Administrative Bank;

(k)                                 If any Event of Default occurs as defined under any Bank-Provided Hedging Transaction as to which a Borrower (or its Affiliate) is the Defaulting Party, or if any Termination Event occurs under any Bank-Provided Hedging Transaction as to which a Borrower (or its Affiliate) is an Affected Party. For purposes of this sub-section, the terms “Event of Default,” “Defaulting Party,” “Termination Event” and “Affected Party” have the meanings ascribed to them in the Bank-Provided Hedging Transaction; or

(l)                                     The Overstock Lease is terminated or Overstock vacates the Project following Completion for a period in excess of thirty (30) consecutive days, other than as a result of Force Majeure, a casualty event or a Governmental Requirement.

Section 6.2                                 Rights and Remedies.   Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Required Banks, Administrative Bank may (and at the direction of all or the Required Banks, as applicable, shall) exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)                                 suspend the obligation of Banks to make any advances under the Loans without notice to Borrowers;

(b)                                 declare that the Commitments terminated whereupon the Commitments shall terminate;

(c)                                  declare the entire outstanding principal balance of the Loans to be immediately due and payable, together with accrued and unpaid interest thereon, without notice to or demand on either Borrower;

(d)                                 exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage or the Security Agreement, and/or any other remedies which it may have therefor at law, in equity or under statute;

(e)                                  make Protective Advances; and/or

(f)                                   declare an event of default under any agreement to which Administrative Bank or any Bank and a Borrower are parties, whether or not such agreement concerns the transactions contemplated by this Agreement, and may effectuate any remedies provided for in such agreement.

In addition to the other remedies set forth herein and in the other Loan Documents, Borrowers hereby irrevocably authorize each Bank, at any time while an Event of Default continues, to set off any sum due to or incurred by any Bank against all accounts, deposits and credits (including, without limitation, agency, custody, safekeeping, securities, investment, brokerage and revocable trust accounts and any of a Borrower’s other property in such Bank’s possession) of Borrower with, and any and all claims of Borrower against, such Bank or such Bank’s affiliates.  Such right shall exist whether or not Banks shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of a Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Banks.  Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of any Bank to provide such notice shall not affect the validity of the exercise of such setoff rights.  Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker’s lien, setoff and counterclaim available pursuant to law.

Section 6.3                                 Completion of Project.   In addition, in case of the occurrence of an Event of Default specified in Section 6.l (f) hereof, or any Event of Default caused by, or which results in, O.Com’s failure, for any reason, to continue with the completion of the construction of the Improvements as required by this Agreement, and prior to the foreclosure of the Mortgage with respect to the Project, then Administrative Bank may (but shall not be obligated to) require O.com to continue  and complete such construction in accordance with the Plans using (i) the proceeds of Advances on the Real Estate Loan that the Banks in their sole discretion, make available notwithstanding such Event of Default and (ii) to the extent required in accordance with Section 3.5, any additional equity required to be contributed for the Real Estate Loan to be “In Balance”; provided that if construction of the Project proceeds in accordance with this Section 6.3, any such Event of Default of which Banks are aware during such construction shall be waived upon Completion.  Notwithstanding anything to the contrary herein, the Borrowers shall have the right to cease and terminate any and all liability or obligation under this Section 6.3 at any time that they (jointly or either of them): (a) pay off in full all outstanding principal, accrued interest, and other outstanding amounts under the Real Estate Loan, (b) pay off all outstanding principal, accrued interest, and other outstanding amounts under the Aggregate Revolving Commitment include the post of cash collateral for any outstanding Facility LCs in accordance with the terms of the Loan Agreement, and (c) deliver to the Administrative Bank a written acknowledgement that both Borrowers indicating that the Aggregate Revolving Commitment and the Real Estate Commitment are terminated and the Banks have no further obligation with respect thereto.

ARTICLE VII

[RESERVED]

ARTICLE VIII

[RESERVED]

ARTICLE IX

MISCELLANEOUS

Section 9.1                                 Waiver and Amendment.   No failure on the part of Administrative Bank or any Bank or the holder of any Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Administrative Bank or Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law.  No notice to or demand on either party hereunder not required hereunder or under any Note or any other Loan Document shall in any event entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Administrative

Bank or Banks, the holder of any Note or Borrowers to any other or further action in any circumstances without notice or demand.

No amendment, waiver or consent shall affect the rights or duties of Administrative Bank under this Agreement or any other Loan Document unless it is in writing and signed by Administrative Bank in addition to Required Banks as required.

Section 9.2                                 Expenses and Indemnities.

(a)                                 Loan Documents.  Borrowers shall also pay all reasonable out-of-pocket costs and expenses of Administrative Bank and the Banks in connection with the Project, the preparation and review of the Loan Documents, the Conversion, and the making, closing, administration, amendment, repayment and/or transfer of the Loans, including but not limited to the reasonable fees of Administrative Bank’s attorneys, the fees of the Inspecting Architect and Administrative Bank’s other Consultants, appraisal fees, engineer and survey fees, costs of environmental studies and reports, title insurance costs, the cost of any loan brokerage fees, disbursement expenses, the cost of any credit and/or audit investigations and all other reasonable out-of-pocket costs and expenses payable to third parties incurred by Administrative Bank in connection with the Loans.  Such costs and expenses shall be so paid by Borrowers whether or not the Loans are fully advanced or disbursed.  Borrowers jointly and severally agree to pay and reimburse Administrative Bank and each Bank upon demand for all reasonable expenses paid or incurred by Administrative Bank or such Bank (including reasonable fees and expenses of legal counsel) in connection with the collection and enforcement of the Loan Documents, or any one of them and all other Protective Advances.  Borrowers jointly and severally agree to pay, and save each Bank (including Administrative Bank) harmless from all liability for, any mortgage registration, mortgage recording, transfer, recording stamp, or similar tax or other charge due to any governmental entity, which may be payable with respect to the execution or delivery of the Loan Documents.  Borrowers jointly and severally agree to indemnify and hold each Bank (including Administrative Bank) harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making the Loans or disbursing the proceeds thereof except for losses or expenses caused by such Bank’s or Administrative Bank’s, as the case may be, gross negligence or willful misconduct.

(b)                                 General Indemnity.  In consideration of the Commitments, Borrowers further agree jointly and severally to indemnify and defend each Bank (including Administrative Bank) and its directors, officers, agents and employees (the “Indemnified Parties”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs or expenses incurred by them or any of them, including, but without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, arising out of or by reason of their execution of any Loan Document and the transaction contemplated thereby, including, but not limited to, any use effected or proposed to be effected by a Borrower of the proceeds of the Loans, but excluding any such losses, liabilities, claims, damages, deficiencies, interest, judgment, costs or expenses determined by a court of competent jurisdiction in a final and non-appealable judgment to have incurred by reason of the gross negligence or willful misconduct of the relevant Indemnified Party.  Any Indemnified Party seeking indemnification under this Section will notify Borrowers of any event requiring indemnification within thirty (30) Business Days following such Indemnified Party’s receipt of notice of commencement of any action or proceeding, or such Indemnified Party’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder.  Borrowers will be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of its choice; provided that:

(i)                                     Borrowers notify such Indemnified Party in writing that Borrowers will indemnify such Indemnified Party from and against the relevant claim in accordance with the foregoing paragraph;

(ii)                                  such counsel is reasonably satisfactory to such Indemnified Party;

(iii)                               such claim involves only money damages and does not seek an injunction or other equitable relief;

(iv)                              if such Indemnified Party is a Bank or Administrative Bank, settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of such Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of such Indemnified Party;

(v)                                 Borrowers conduct the defense of such claim actively and diligently (to be determined using customary standards for like defenses);

(vi)                              no conflict of interest has arisen which would prevent counsel for Borrowers from also representing such Indemnified Party because the defendants in any action include both such Indemnified Party and Borrowers; and

(vii)                           Borrowers will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed).

So long as Borrowers have assumed the defense of such claim and is conducting such defense in accordance with the foregoing, such Indemnified Party:  (x) may retain separate co-counsel at their sole cost and expense and participate in the defense of such claim; (y) will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of Borrowers with respect to such claim (not to be withheld unreasonably).

If Borrowers fail to assume such defense in accordance with the foregoing or, after doing so, Borrowers fail to satisfy any of the above conditions to Borrowers’ defense, such Indemnified Party (and its counsel) may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem appropriate (and such Indemnified Party need not consult with, or obtain any consent from, any Borrower in connection therewith) and Borrowers will reimburse such Indemnified Party promptly and periodically for the out-of-pocket costs of defending against such claim (including reasonable attorneys’ fees and expenses) and Borrowers will remain responsible for any loss which such

Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided for and required by this Agreement.

Section 9.3                                 Binding Effect; Waivers; Cumulative Rights and Remedies.   The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by a Borrower voluntarily, by operation of law or otherwise, without the prior written consent of all Banks.  No delay on the part of Administrative Bank or any Bank in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing.  The rights and remedies of Banks specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Administrative Bank or Banks would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Administrative Bank’s and Banks’ rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

Section 9.4                                 Incorporation By Reference.   Borrowers agree that until this Agreement is terminated by the repayment to Banks of all principal and interest due and owing on the Loans and other sums due and owing pursuant to the other Loan Documents, the Loan Documents shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in and made a part of the Loan Documents.  In the event of a conflict between any of the Loan Documents and the provisions of this Agreement, this Agreement shall be controlling.

Section 9.5                                 Survival.   All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement, the making of the Loans by Banks, and the execution of the other Loan Documents, and shall continue until Banks receive payment in full of all of the Obligations and the Indebtedness of Borrowers incurred under this Agreement and under the other Loan Documents (including, without limitation, all amounts due under any Bank-Provided Hedging Transaction).

Section 9.6                                 Governing Law; Waiver of Jury Trial; Jurisdiction.   IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTES AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH.

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOANS AND/OR THE LOAN DOCUMENTS.  EACH BORROWER AND EACH OTHER PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (a) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF UTAH OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (b) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN SALT LAKE COUNTY IN THE STATE OF UTAH, (c) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (d) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM.  EACH PARTY HERETO FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

Section 9.7                                 Counterparts.   This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

Section 9.8                                 Notices.   All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent delivered by (a) registered or certified mail, postage prepaid, return receipt requested, (b) Federal Express, UPS, or another reputable overnight courier, or (c) delivered by hand by commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9.8.  Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (c) on the next Business Day if sent by an overnight commercial courier.  Notices shall be deemed effective if delivered by counsel to either party, as if given directly by such party.  To the extent the Loan Documents require notice or information from one or both of the Borrowers to the Banks, notice or information provided to the Administrative Bank alone shall satisfy such requirements, with Administrative Bank hereby agreeing to forward promptly such notice and information to the Banks.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days prior written notice of such change to the other parties in accordance with the provisions of this Section 9.8.  Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

Section 9.9                                 Bank’s Sign.   Administrative Bank may, if it so desires, place a sign of reasonable size on the Land, and in accordance with Governmental Regulations, at its discretion or otherwise publicize that the Banks are providing financing for the Project.

Section 9.10                          No Third Party Reliance.   No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Banks’ interest hereunder, unless such third party is an express assignee of all or a portion of Banks’ interest hereunder.

Section 9.11                          Sale of Loan or Participations.

The Banks reserve the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Banks’ rights and obligations under the Loan Documents subject to the restrictions set forth in this Section 9.11.  In that connection, the Banks may disclose to any potential participant permitted under Section 9.11(b) or any potential assignee permitted under Section 9.11(c) all documents and information the Banks now or hereafter may have relating to the Loan, Borrowers, or their respective businesses, provided that, prior to any such disclosure, any potential participant or assignee has been approved in writing by Administrative Bank in accordance with this Section 9.11.

(a)                                 Any Bank may at any time, after notice to and written consent from Administrative Bank and Borrowers (which respective consents shall not be unreasonably withheld or delayed) grant to one or more Persons (each a “Participant”) participating interests in its Commitments, in an amount not less than Five Million Dollars ($5,000,000) and multiples of Two Million Five Hundred Thousand Dollars ($2,500,000) in excess thereof, and any or all of its advances made under the Loans; provided, that the written consent of Administrative Bank shall not be required if said Person is an Eligible Assignee and provided further that Borrowers shall have deemed to have given its consent in the event Borrowers have not objected in writing within five (5) Business Days after receiving a written request for such consent.  In addition to the participations permitted by the preceding sentence, from and after the occurrence of an Event of Default, any Bank may, after notice to and written consent from Administrative Bank (which consent may be granted or withheld by Administrative Bank in its sole and absolute discretion), but, to avoid all doubt, without any notice to or consent from Borrowers, grant participating interests in the Bank’s Commitments to any Person.  In the event of any grant by a Bank of a participating interest to a Participant, such Bank will remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Bank will continue to deal solely and directly with that Bank in connection with that Bank’s rights and obligations under this Agreement.  Any agreement pursuant to which any Bank may grant such a participating interest must provide that Bank will retain the sole right and responsibility to enforce the obligations under this Agreement including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers that require the consent of all Banks pursuant to Section 10.9 hereof.  An assignment or other transfer not permitted by Section 9.11(c) below will be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection, and then only to the extent that such assignment or other transfer satisfies the requirements of this subsection.

(b)                                 Any Bank may at any time, after notice to and written consent from Administrative Bank and Borrowers (which respective consents shall not be unreasonably withheld or delayed) assign to one or more Persons (each an “Assignee”) all or a proportionate part of its rights and obligations under the Commitments, this Agreement, and the other Loan Documents which, unless all of such rights are assigned, shall be in an amount not less than Five Million Dollars ($5,000,000) and multiples of Two Million Five Hundred Thousand Dollars ($2,500,000) in excess thereof, on condition that the Assignee assumes the transferor Bank’s rights and obligations to the extent assigned, pursuant to an Assignment and Assumption Agreement (when fully executed, an “Assignment”) executed by the Assignee and the transferor Bank and acknowledged by Administrative Bank; provided, that the written consent of Administrative Bank shall not be required if said Person is an Eligible Assignee, and provided further that Borrowers shall have deemed to have given its consent in the event Borrowers have not objected in writing within five (5) Business Days after receiving a written request for such consent.  In addition to any assignments permitted by the preceding sentence, from and after the occurrence of an Event of Default, any Bank may, after notice to and written consent from Administrative Bank (which consent may not be unreasonably withheld or delayed), but, to avoid all doubt, without any notice to or consent from Borrowers, assign all or a proportionate part of its rights and obligations under the Commitments, this Agreement, and the other Loan Documents to any other Person, on condition that the Assignee assumes the transferor Bank’s rights and obligations to the extent assigned pursuant to an Assignment executed by the Assignee and the transferor Bank and acknowledged by Administrative Bank.  Borrowers and Banks hereby agree to execute and deliver any documents reasonably requested by Administrative Bank in connection with the sale or assignment contemplated hereby (including one or more replacement Notes).

Upon execution and delivery of the Assignment and payment by the Assignee to the transferor Bank of an amount equal to the purchase price agreed between the transferor Bank and the Assignee, the Assignee will be a Bank party to this Agreement and have all the rights and obligations of a Bank with Commitments as set forth in the Assignment, and the transferor Bank will be released from its obligation hereunder to a corresponding extent (except with respect to pre-existing liabilities and obligations), and no further consent or action by any party will be required.  Upon the consummation of any assignment pursuant to this Section 9.11(c), the transferor Bank, Administrative Bank and Borrowers will make appropriate arrangements so that, if required, one or more replacement Notes are issued.  In connection with any such assignment, the transferor Bank must pay to Administrative Bank an administrative fee in the amount of $3,500.

(c)                                  Any Bank may at any time assign all or any portion of its rights under this Agreement and the other Loan Documents to a Federal Reserve Bank.  No such assignment will release the transferor Bank from its obligations hereunder.

(d)                                 No Assignee, Participant or other transferee of any Bank’s rights will be entitled to receive any greater payment than the transferor Bank would have been entitled to receive with respect to the rights transferred.

(e)                                  Except for a participation or assignment by Administrative Bank (whose costs and expenses, including reasonable attorneys’ fees, shall be paid by Borrowers), unless an Event of Default shall exist, Borrowers shall not be obligated to pay any Bank’s expenses in connection with any such participation or assignment.

Section 9.12                          Time of the Essence.   Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement.

Section 9.13                          No Oral Modifications.   No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

Section 9.14                          Captions.   The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

Section 9.15                          Borrower-Bank Relationship.   The relationship between Borrowers and Banks created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and in no event shall Banks and Administrative Bank be deemed to be a partner of, or a joint venturer with, Borrower.

Section 9.16                          Joint and Several Liability.   To the extent that any obligation, covenant or representation under any of the Loan Documents is undertaken or made by Borrowers collectively, the obligations of Borrowers with respect to such collective obligation, covenant or representation shall be joint and several.

Section 9.17                            Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, or (ii) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrowers, the Administrative Bank or the Required Banks shall so request, the Administrative Bank, the Banks and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (with any such agreement subject to the approval of the Required Banks as well as the approval of the Administrative Bank and the Borrowers), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrowers shall provide to the Administrative Bank and the Banks reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.

ARTICLE X

ADMINISTRATIVE BANK

Section 10.1                          Appointment, Powers and Immunities.   Each Bank hereby irrevocably appoints and authorizes Administrative Bank to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Administrative Bank by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Administrative Bank shall be a party to each of the Loan Documents (other than the Notes) as secured party, beneficiary, indemnitee, and such other applicable capacities, on behalf of and for the benefit of Banks (and each Bank hereby ratifies and reaffirms the Loan Documents so executed and agrees to be bound by the terms thereof) and hold all collateral covered thereby for the benefit of the Banks, and receive all payments or proceeds received in connection therewith for the undivided benefit and protection of the Banks in accordance with the terms and conditions of this Agreement and the other Loan Documents.  As soon as practicable after each such receipt of proceeds by Administrative Bank, Administrative Bank shall determine the respective amounts to be distributed in accordance with the Loan Documents and promptly thereafter shall credit to itself the amount to which it is entitled (as Administrative Bank, Bank or otherwise) and wire the amounts to which the other Banks are entitled in accordance with such written instruction as each Bank from time to time may deliver to Administrative Bank.  Each Bank shall hold its own Note and shall receive a copy of each Loan Document.  Administrative Bank (which term as used in this Section 10.1 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents) shall not:

(a)                                 have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a fiduciary or trustee for any Bank except to the extent that Administrative Bank acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Bank have any fiduciary duty to the Borrowers nor shall any Bank have any fiduciary duty to the Borrower or any other Bank;

(b)                                 be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by a Borrower or any other Person to perform any of its Obligations hereunder or thereunder;

(c)                                  be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct;

(d)                                 except to the extent expressly instructed in writing by the Required Banks with respect to collateral security under the Loan Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

(e)                                  be required to take any action which is contrary to this Agreement or any other Loan Document or Governmental Requirement.

The relationship between and among Administrative Bank and each Bank is a contractual relationship only, and nothing herein shall be deemed to impose on Administrative Bank any obligations other than those for which express provision is made herein or in the other Loan Documents.  Administrative Bank may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Administrative Bank may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Bank pursuant to Section 9.11.  Except to the extent expressly provided in Sections 10.8, 10.10, 10.11(g), 10.14 and 10.18, the provisions of this Article X are solely for the benefit of Administrative Bank and the Banks, and the Borrowers shall not have any rights as a third-party beneficiary of any of the provisions hereof and the Administrative Bank and Banks may, pursuant to a written agreement executed by all such Persons, modify or waive such provisions of this Article X in their sole and absolute discretion

Section 10.2                          Reliance by Administrative Bank.   Administrative Bank shall be entitled to rely upon any certification, notice, document or other communication (including any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Bank.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

Section 10.3                          Borrower Defaults.

(a)                                 Administrative Bank shall give the Banks notice of any Default of which Administrative Bank has knowledge or notice.  Except with respect to (i) the nonpayment of principal, interest or any fees that are due and payable under any of the Loan Documents, (ii) Defaults with respect to which Administrative Bank has actually sent written notice of to the Borrower and (iii) Defaults with respect to which Administrative Bank has entered into discussions with a Borrower, Administrative Bank shall be deemed to not have knowledge or notice of the occurrence of a Default unless Administrative Bank has received notice from a Bank or a Borrower specifying such Default and stating that such notice is a “Notice of Default”.  If Administrative Bank has such knowledge or receives such a notice from a Borrower or a Bank in accordance with the immediately preceding sentence with respect to the occurrence of a Default, Administrative Bank shall give prompt notice thereof to the Banks.  Within ten (10) days of delivery of such notice of Default from Administrative Bank to the Banks (or such shorter period of time as Administrative Bank determines is necessary), in the event

Administrative Bank wishes to take any action requiring the consent of Required Banks or all of the Banks (as provided in this Agreement), Administrative Bank and the Banks shall consult with each other to determine a proposed course of action.  Administrative Bank shall (subject to Section 10.7) take such action with respect to such Default as shall be directed by the Required Banks or the Banks, as applicable; provided that (i) except as otherwise provided in Section 10.9 hereof, Administrative Bank may (but shall not be obligated to) take such action, or refrain from taking such action (including decisions (a) to make Protective Advances (subject to the limitation set forth in the definition thereof) that Administrative Bank determines reasonably are necessary to protect or maintain the Project and (b) to foreclose on the Project or exercise any other remedy), with respect to such Default as it shall deem advisable in the interest of the Banks and (ii) no actions approved by the Required Banks shall violate the Loan Documents or any Governmental Requirements.

(b)                                 Each of the Banks acknowledges and agrees that no individual Bank may separately enforce or exercise any of the provisions of any of the Loan Documents (including, without limitation, the Notes) other than through Administrative Bank.  Administrative Bank shall advise the Banks of all actions which Administrative Bank takes in accordance with the provisions of this Section 10.3.  Notwithstanding the foregoing, if the Required Banks shall at any time direct that a different or additional remedial action be taken from that already undertaken by Administrative Bank, including the commencement of foreclosure proceedings, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Administrative Bank; provided that all actions already taken by Administrative Bank pursuant to Section 10.3(a) shall be valid and binding on each Bank.

(c)                                  All money received from any enforcement actions, including the proceeds of a foreclosure sale of the Project, shall be applied:  first, to the payment or reimbursement of Administrative Bank for expenses incurred in accordance with the provisions of Sections 10.3(d), (e) and (f) and 10.5 and to the payment of any fees and charges then due to Administrative Bank to the extent not paid by Borrowers; second, to the Banks for expenses incurred in accordance with the provisions of Section 10.3(d), (e) and (f) and 10.5; third, to the payment or reimbursement of the Banks for any advances made pursuant to Section 10.3(d); fourth, pari passu to the Banks in accordance with their pro rata percentage of Obligations held by them (excluding those items set forth in first through third and fifth of this subsection (c)), unless an Unpaid Amount is owed pursuant to Section 10.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Bank and be applied to payment of such Unpaid Amount to the Special Advance Bank; and Fifth to repayment of amounts due under any Bank-Provided Hedging Transaction.

(d)                                 All losses with respect to interest (including interest at the Default Rate) and other sums payable pursuant to the Notes or incurred in connection with the Loans, the enforcement thereof or the realization of the security therefor, shall be borne by the Banks in accordance with their respective Percentage.  The Banks shall promptly, upon request, remit to Administrative Bank their respective Percentage of (i) any expenses incurred by Administrative Bank in connection with any Default to the extent any expenses have not been paid by the Borrower, (ii) any advances made to pay taxes or insurance or otherwise to preserve the lien of the Loan Documents or to preserve and protect the Project whether or not the amount necessary to be advanced for such purposes exceeds the amount of the respective Commitments of the

Banks, (iii) any other expenses incurred in connection with the enforcement of the Loan Documents, and (iv) any expenses incurred in connection with the consummation of the Loans not paid or provided for by the Borrowers.  To the extent any such advances are recovered in connection with the enforcement of the Mortgage or the other Loan Documents, each Bank shall be paid its Percentage of such recovery after deduction of the expenses of Administrative Bank.

(e)                                  If any action is brought to collect on the Notes, foreclose under the Mortgage, or enforce any of the Loan Documents, such action shall (to the extent permitted under applicable law and the decisions of the court in which such action is brought) be an action brought by Administrative Bank and the Banks, collectively, to collect on all or a portion of the Notes or enforce the Loan Documents, and counsel selected by Administrative Bank shall prosecute any such action on behalf of Administrative Bank and the Banks, and Administrative Bank and the Banks shall consult and cooperate with each other in the prosecution thereof.  The costs and expenses of foreclosure, to the extent not paid by Borrowers (in accordance with Section 9.2) within ten (10) days after Administrative Bank’s demand therefor, will be borne by the Banks in accordance with their respective Percentages.

(f)                                   If title is acquired to the Project after a foreclosure sale, nonjudicial foreclosure or by a deed in lieu of foreclosure, title shall be held by Administrative Bank in its own name in trust for the Banks or, at Administrative Bank’s election, in the name of a wholly owned subsidiary of Administrative Bank on behalf of the Banks.

(g)                                  If Administrative Bank (or its subsidiary) acquires title to the Project or is entitled to possession of the Project during or after the foreclosure, all material decisions with respect to the possession, ownership, development, construction, control, operation, leasing, management and sale of the Project shall be made by Required Banks.  All income or other money received after so acquiring title to or taking possession of the Project with respect to the Project, including income from the operation and management of the Project and the proceeds of a sale of the Project, shall be applied:  First, to the payment or reimbursement of Administrative Bank for expenses incurred in accordance with the provisions of this Article 10 and to the payment of any fees and charges then due agent to the extent not paid by the Borrowers (in accordance with Section 9.2); Second, to the payment of operating expenses with respect to the Project; Third, to the establishment of reasonable reserves for the operation of the Project as determined by Administrative Bank; Fourth, to the payment or reimbursement of the Banks for any advances made pursuant to Section 10.3(d); Fifth to fund any capital improvement, leasing and other reserves established at the discretion of Administrative Bank; and Sixth, pari passu to the Banks in accordance with their pro rata percentage of Obligations held by them (excluding those items set forth in First through Fifth and Seventh of this subsection (g), unless an Unpaid Amount is owed pursuant to Section 10.11, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Bank and be applied to payment of such Unpaid Amount to the Special Advance Bank (as defined in Section 10.11), and Seventh to repayment of amounts due under any Bank-Provided Hedge Transaction.

Section 10.4                          Rights as a Bank.   With respect to its Commitments and the Loans made by it, U.S. Bank (and any successor acting as “Administrative Bank” hereunder) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Bank, and the term “Bank” or

“Banks” shall, unless the context otherwise indicates, include Administrative Bank in its individual capacity as Bank.  U.S. Bank (and any successor acting as “Administrative Bank” hereunder) and any of its Affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, investment banking, trust or other business with the Borrowers (and any of their respective Affiliates) as if it were not acting as Administrative Bank, and U.S. Bank (and any such successor) and any of its Affiliates may accept fees and other consideration from a Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

Section 10.5                          Indemnification.   Each Bank agrees to indemnify Administrative Bank (to the extent not reimbursed by a Borrower in accordance with Section 9.2, but without limiting the Obligations of the Borrowers hereunder) ratably in accordance with their Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Bank in its capacity as Administrative Bank (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein (including the costs and expenses that Borrowers are obligated to pay hereunder in accordance with Section 9.2) or the enforcement of any of the terms hereof or thereof; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Bank.

Section 10.6                          Non-Reliance on Administrative Bank and Other Banks.   Each Bank agrees that it has, independently and without reliance on Administrative Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.  Except as otherwise provided herein, Administrative Bank shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers.  Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Bank hereunder, Administrative Bank shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) that may come into the possession of Administrative Bank or any of its Affiliates.  Without limiting the foregoing, Administrative Bank shall not be responsible in any manner to any Bank (or any permitted successor or assign of any Bank), and each Bank represents and warrants that it has not relied upon Administrative Bank for or in respect of, (a) the creditworthiness of Borrowers and the risks involved to such Bank, (b) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (c) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (d) the existence, priority, or perfection of any lien granted or purported to be granted under any Loan Document, or (e) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrowers.

Section 10.7                          Failure to Act.   Except for action expressly required of Administrative Bank hereunder and under the other Loan Documents, Administrative Bank shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 10.8                          Resignation of Administrative Bank.   It is agreed by the Banks that Administrative Bank shall remain Administrative Bank under this Agreement and the other Loan Documents throughout the term of the Loans; provided, however, Administrative Bank may resign at any time by giving at least thirty (30) days prior notice thereof to the Banks and the Borrowers.  Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Bank that shall be a Person that (a) meets the qualifications of an Eligible Assignee and (b) and if such successor Administrative Bank is not a Bank, as long as no Event of Default exists, the Borrowers shall have the right to approve such successor Administrative Bank, which approval shall not be unreasonably withheld, conditioned or delayed.  If no successor Administrative Bank shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Bank’s giving of notice of resignation of the retiring Administrative Bank, then the retiring Administrative Bank may, on behalf of the Banks, appoint a successor Administrative Bank, that shall be a Person that meets the requirements of clauses (a) and (b) above, and if such successor Administrative Bank is not a Bank, Borrowers, as long as no Event of Default exists, shall have the right to approve such successor Administrative Bank, which approval shall not be unreasonably withheld, conditioned or delayed.  Upon the acceptance of any appointment as Administrative Bank hereunder by a successor Administrative Bank, such successor Administrative Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Bank, and the retiring Administrative Bank shall be discharged from its duties and obligations hereunder; provided, however, that the retiring Administrative Bank shall not be discharged from any liabilities which existed prior to the effective date of such resignation.  After any retiring Administrative Bank’s resignation hereunder as Administrative Bank, the provisions of this Section 10.8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Bank.

Section 10.9                            Consents and Certain Actions under, and Modifications of, Loan Documents.   No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless in writing signed by Required Banks and the applicable Loan Party, as the case may be, and acknowledged by Administrative Bank (or signed by Administrative Bank with the consent of Required Banks), and such amendment, modification or waiver that would result in any of the following shall not be effective or made without the consent of all Banks if it would result in any of the following:  (a) a waiver of any provision regarding the scheduled payment of principal of or interest on a Loan; (b) the postponement of maturity date under a Loan; (c) the reduction or forgiveness of the principal amount of a Loan; (d) a decrease in a Loan Rate under a Loan or the waiver of any interest

(including interest at the Default Rate) thereon, except to the extent permitted in the Loan Documents; (e) a release of a Borrower or a Subsidiary from its obligations under the Loan Documents, or a release of Overstock  or other guarantor under the Guaranty from any of its obligations with respect to the Loans (except upon payment in full of the Loan and all other sums due under the Loan Documents); (f) a release of any material portion of the Collateral from the lien of the applicable Loan Documents, except to the extent permitted in the Loan Documents; (g) a waiver of any interest at the Default Rate; (h) a consent to any waiver of the prohibitions on transfer or encumbrance of the Project or ownership interests in O.Com; and (i) a modification of the definition of “Required Banks” or the provisions of Article X, or alters the several nature of the Banks’ obligations under the Loan Documents.

If Administrative Bank solicits any consents or approvals from the Banks under any of the Loan Documents, each Bank shall, within ten (10) Business Days of receiving such request, give Administrative Bank written notice of its consent or approval or denial thereof (or such shorter time as may be required under the applicable Loan Document for Administrative Bank to respond, in which case Banks shall have the same time period minus one (1) Business Day); provided that if any Bank does not respond within such ten (10) Business Days, such Bank shall be deemed to have authorized Administrative Bank to vote such Bank’s interest with respect to the matter which was the subject of Administrative Bank’s solicitation as Administrative Bank elects.  Any such solicitation by Administrative Bank for a consent or approval shall be in writing and shall include a description of the matter or thing as to which such consent or approval is requested and shall include Administrative Bank’s recommended course of action or determination in respect thereof.

Section 10.10                   Authorization.   Administrative Bank is hereby authorized by the Banks to execute, deliver and perform in accordance with the terms of each of the Loan Documents to which Administrative Bank is or is intended to be a party and each Bank agrees to be bound by all of the agreements of Administrative Bank contained in such Loan Documents.

Section 10.11                   Defaulting Banks with Respect to Real Estate Loan.

(a)                                 In addition to the provisions of Section 1.27, if any Defaulting Bank shall for any reason fail to (i) make any respective Advance on the Real Estate Loan required pursuant to the terms of this Agreement or (ii) pay its Percentage of an Advance on the Real Estate Loan or disbursement to protect the Project or the lien of the Loan Documents on the Project, Administrative Bank and any of the Non-Defaulting Banks may, but shall not be obligated to, make all or a portion of the Defaulting Bank’s Percentage of such advance; provided, however, that Administrative Bank or such Non-Defaulting Bank gives the Defaulting Bank and Administrative Bank three (3) Business Days prior notice of its intention to do so.  The right to make such advances in respect of the Defaulting Bank shall be exercisable first by Administrative Bank, and then by the Non-Defaulting Bank holding the greatest Percentage, and thereafter to each of the Non-Defaulting Banks in descending order of their respective Percentage or in such other manner as the Required Banks (excluding the Defaulting Bank) may agree on.  Any Bank making all or any portion of a Defaulting Bank’s Percentage of the applicable Advance on the Real Estate Loan in accordance with the foregoing terms and conditions shall be referred to as a “Special Advance Bank”.  Subject to a Defaulting Bank’s right to cure as provided in subsection (f), but notwithstanding anything else to the contrary contained in this Agreement, the Defaulting Bank’s interest in, and any amounts due to a Defaulting Bank under, the Loan Documents (including, without limitation, all principal, interest, fees and expenses) shall be subordinate in lien priority and to the repayment of all amounts (including, without limitation, interest) then or thereafter due or to become due to the other Banks under the Loan Documents, and the Defaulting Bank thereafter shall have no right to participate in any discussions among and/or decisions by the Banks hereunder and/or under the other Loan Documents.  Further, subject to subsection (f) below, any Defaulting Bank shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Bank and/or the other Banks under, any Loan Document which is made subsequent to the Defaulting Bank becoming a Defaulting Bank and, during such period, the Commitments of and outstanding principal amount held by such Defaulting Bank shall be disregarded in any determination requiring the approval of the Banks or the Required Banks hereunder.

(b)                                 In any case where a Non-Defaulting Bank becomes a Special Advance Bank (i) the Special Advance Bank shall, at the election of such Special Advance Bank, be deemed to have purchased, and the Defaulting Bank shall be deemed to have sold, a senior participation in the Defaulting Bank’s Individual Real Estate Commitment to the extent of the amount so advanced or disbursed (the “Advanced Amount”) bearing interest at the applicable Loan Rate (including interest at the Default Rate, if applicable) and (ii) the Defaulting Bank shall have no voting rights under this Agreement or any other Loan Documents (and its Percentage shall be disregarded in determining whether any act or decision requiring the approval of the Required Banks shall have been approved) so long as it is a Defaulting Bank.  It is expressly understood and agreed that each of the respective obligations of the Banks under this Agreement and the other Loan Documents, including to make Advances on the Real Estate Loan, to share losses incurred in connection with the Real Estate Loan, including costs and expenses of enforcement of the Real Estate Loan, to make advances to preserve the lien of the Mortgage or to preserve and protect the Project or to effect completion of the Improvements to be constructed pursuant to the Loan Documents, shall be without regard to any adjustment in the Percentage occasioned by the acts of a Defaulting Bank.  The Special Advance Bank shall be entitled to an amount (the “Unpaid Amount”) equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Bank immediately upon demand.  The Defaulting Bank shall have the right to repurchase the senior participation in its Individual Real Estate Commitment from the Special Advance Bank pursuant to subsection (f) below by the payment of the Unpaid Amount.

(c)                                  A Special Advance Bank shall (i) give notice to the Defaulting Bank, Administrative Bank and each of the other Banks (provided that failure to deliver said notice to any party other than the Defaulting Bank shall not constitute a default under this Agreement) of the Advance Amount and the percentage of the Special Advance Bank’s senior participation in the Defaulting Bank’s Individual Real Estate Commitment and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Bank, give notice to the Defaulting Bank, Administrative Bank and each of the other Banks of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Bank’s senior participation.  Provided that Administrative Bank has received notice of such participation, Administrative Bank shall have the same obligations to distribute interest, principal and other sums received by Administrative Bank with respect to a Special Advance Bank’s senior participation as Administrative Bank has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Banks, shall make payments to the Special Advance Bank with respect to a Special Advance Bank’s senior participation in the Defaulting Bank’s Individual Real Estate Commitment out of the Defaulting Bank’s share of any such distributions.

(d)                                 A Defaulting Bank shall immediately pay to a Special Advance Bank all sums of any kind paid to or received by the Defaulting Bank from the Borrowers, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid.  Notwithstanding the fact that the Defaulting Bank may temporarily hold such sums, the Defaulting Bank shall be deemed to hold same as a trustee for the benefit of the Special Advance Bank, it being the express intention of the Banks that the Special Advance Bank shall have an ownership interest in such sums to the extent of the Unpaid Amount.

(e)                                  Nothing contained in Section 10.11(a), (f) or (h) shall release or in any way limit a Defaulting Bank’s obligations as a Bank hereunder and/or under any other of the Loan Documents or impair the Borrowers’ right to exercise their remedies against such Defaulting Bank which remedies shall include, without limitation, the recovery of any losses, costs and expenses incurred as a result thereof.  Each Defaulting Bank shall indemnify, defend and hold Administrative Bank and each of the other Banks harmless from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Bank’s failure or refusal to abide by its obligations under this Agreement or the other Loan Documents, except to the extent a Defaulting Bank became a Defaulting Bank due to the gross negligence or willful misconduct of Administrative Bank and/or any Bank.  Administrative Bank shall, after payment of any amounts due to any Special Advance Bank pursuant to the terms of subsection (c) above, set-off against any payments due to such Defaulting Bank for the claims of Administrative Bank and the other Non-Defaulting Banks pursuant to this indemnity.

(f)                                   A Defaulting Bank may cure a default arising out its failure to fund its Percentage of an Advance on the Real Estate Loan, and subject to the following, upon such cure shall no longer be deemed to be a Defaulting Bank as a result thereof, if, within five (5) days (the “Default Cure Period”) of such default, it pays the full amount of the Unpaid Amount, together with interest thereon in respect of each day during the period commencing on the date such Advanced Amount was so paid by the Special Advance Bank until the date the Special Advance Bank recovers such amount at a rate per annum equal to the Federal Funds Rate in the event such cure is made within three (3) Business Days of such default; provided, however, if such Defaulting Bank fails to cure such default within such three (3) Business Days, the Special Advance Bank shall be entitled to recover, and such Defaulting Bank shall pay, such amount, on demand from Administrative Bank, together with interest thereon in respect of each day during the period commencing on such third (3rd) Business Day until the date the Special Advance Bank recovers such amount at a rate per annum equal to the Default Rate for each such day.  If a Defaulting Bank pays the Unpaid Amount and interest due thereon within the Default Cure Period (or thereafter with the consent of Administrative Bank), such Defaulting Bank nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Bank and/or the other Banks under, any Loan

Document which is made subsequent to the Bank’s becoming a Defaulting Bank and prior to its curing the default as provided in this Section 10.11(f); provided that such amendment or waiver of action was taken in accordance with the provisions of this Agreement.  A Defaulting Bank shall have absolutely no right to cure any default after the expiration of the Default Cure Period unless Administrative Bank, in its sole discretion, elects to permit such cure.

(g)                                  If any Bank becomes a Defaulting Bank and none of the other Banks becomes a Special Advance Bank pursuant to Section 10.11(a), the Borrowers shall have the right, provided there exists no Default or Event of Default that has not arisen as a result of the Defaulting Bank’s failure to fund, to cause another financial institution acceptable to Administrative Bank to assume the Defaulting Bank’s obligations with respect to the Advance Amount on the then-existing terms and conditions of the Loan Documents (such replacement institution, a “Replacement Bank”).  It shall be a condition to such assumption that the Replacement Bank concurrently assumes the obligations of the Defaulting Bank with respect to the unfunded portion of the Individual Real Estate Commitment of such Defaulting Bank.  Such assumption shall be pursuant to a written instrument reasonably satisfactory to Administrative Bank.  Upon such assumption, the Replacement Bank shall become a “Bank” for all purposes hereunder, with an Individual Real Estate Commitment in an amount equal to the Advance Amount, and the Defaulting Bank’s Individual Real Estate Commitment shall automatically be reduced by the Advance Amount.  In connection with the foregoing, the Borrowers shall execute and deliver to the Replacement Bank and the Defaulting Bank replacement notes (the “Replacement Notes”).  Such Replacement Notes shall be in amounts equal to, in the case of the Replacement Bank’s note, the Advance Amount and, in the case of the Defaulting Bank’s note, its Individual Real Estate Commitment, as reduced as aforesaid.  Such Replacement Notes shall constitute “Note” or “Notes” and the obligations evidenced thereby shall be secured by the Mortgage.  In connection with the Borrowers’ execution of Replacement Notes as aforesaid, the Borrowers shall deliver to Administrative Bank such evidence of the due authorization, execution and delivery of the replacement notes and any related documents as Administrative Bank may reasonably request.  The execution and delivery of Replacement Notes as required above shall be a condition precedent to any further Advances.  Upon receipt of its Replacement Note, the Defaulting Bank will return to the Borrowers its Note(s) that was replaced; provided that the delivery of a Replacement Note to the Defaulting Bank pursuant to this Section 10.11(g) shall operate to void and replace the Note previously held by the Defaulting Bank regardless of whether or not the Defaulting Bank returns same as required hereby.

(h)                                 In addition to the foregoing, in the event the Defaulting Bank has not cured such default within the Default Cure Period, Administrative Bank (unless the Bank serving in the capacity of Administrative Bank is the Defaulting Bank) and the Non-Defaulting Banks, shall, in accordance with the priority established pursuant to Section 10.11(a) above, be entitled to purchase such Defaulting Bank’s entire Individual Real Estate Commitment, excluding accrued and unpaid interest thereon, for a purchase price equal to the outstanding principal balance of all Advances which have been funded by such Defaulting Bank as of the date of such purchase.

(i)                                     Each Borrower, the Administrative Bank and Banks shall, at the Borrowers’ expense with respect to each Bank’s reasonable and out-of-pocket costs and expenses in connection therewith, execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Bank, be necessary in order to effect the substitution of Banks in accordance with the foregoing provisions of this Section 10.11.  The Banks shall reasonably cooperate with the Borrowers’ attempts to obtain a Replacement Bank, but they shall not be obligated to modify the Loan Documents in connection therewith, other than modifications pursuant to the immediately preceding paragraph.

Section 10.12                   Amendments Concerning Agency Functions.   Notwithstanding anything to the contrary contained in this Agreement, Administrative Bank shall not be bound by any modification of this Agreement or any other Loan Document which affects its duties, rights, and/or functions hereunder or thereunder unless it shall have given its prior written consent thereto.

Section 10.13                   Liability of Administrative Bank.   Administrative Bank shall not have any liabilities or responsibilities to Borrowers on account of the failure of any Bank (other than Administrative Bank in its capacity as a Bank) to perform its obligations hereunder or to any Bank on account of the failure of a Borrower to perform its obligations hereunder or under any other Loan Document.

Section 10.14                   Transfer of Agency Function.   Without the consent of Borrowers or any Bank, Administrative Bank may at any time or from time to time transfer its functions as Administrative Bank hereunder to any of its offices wherever located in the United States so long as such transfer could not reasonably be expected to result in an increased liability of Borrowers under Section 1.28, Section 1.29 or Section 1.32; provided that Administrative Bank shall promptly notify Borrowers and the Banks thereof.

Section 10.15                   Sharing of Payments, Etc.   If any Bank shall obtain from a Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Bank as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Borrower to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Banks.  To such end, all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  Each Bank agrees that it shall turn over to Administrative Bank (for distribution by Administrative Bank to the other Banks in accordance with the terms of this Agreement) any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion of payments on account of the Loans obtained by all the Banks.  Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness of the Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which Section 10.15 applies, then such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under Section 10.15 to share in the benefits of any recovery on such secured claim.

Section 10.16                   Bankruptcy of a Borrower.   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Borrower, Administrative Bank (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Bank shall have made any demand on such Borrower) shall be entitled and empowered, and shall have the sole and exclusive right, on behalf of the Banks, by intervention in such proceeding or otherwise, to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Banks and Administrative Bank (including any claim for the reasonable compensation, expenses, disbursements and advances of Banks and Administrative Bank and their agents and counsel and all other amounts due Banks and Administrative Bank under the Loan Documents) allowed in such judicial proceeding, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same to Banks in accordance with their respective Pro Rata Shares; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to Administrative Bank and, in the event that Administrative Bank shall consent to the making of such payments directly to the Banks, to pay to Administrative Bank any amount due for the reasonable compensation, expenses, disbursements and Advances of Administrative Bank and its agents and counsel, and any other amounts due Administrative Bank under the Loan Documents.

Nothing contained herein shall be deemed to authorize Administrative Bank to authorize or consent to a accept or adopt on behalf of any Bank or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or the LC Issuer or authorize Administrative Bank to vote in respect of the claim of any Bank or the LC Issuer in any such proceeding.

Section 10.17                   Termination.   The rights and obligations of Administrative Bank and the Banks shall terminate when the Obligations (other than contingent obligations) of Borrowers hereunder have been paid and finally discharged in full and the obligations of the Banks to advance funds to the Borrowers under this Agreement are fully terminated.  All indemnification provisions in favor of Administrative Bank and Banks herein and in the other Loan Documents shall survive the termination hereof.

Section 10.18                   Confidentiality.   The Administrative Bank and each Bank agrees to hold any confidential information which it may receive from the Borrowers in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Bank and any other Bank and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Administrative Bank or such Bank provided such parties have been notified of the confidential nature of such information, (iii) as provided in Section 9.11 (subject to a written undertaking by each prospective Participant or Assignee to maintain information on terms substantially similar to this Section 10.18), (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation, or legal process, (vi) to any Person in connection with any legal proceeding to which it is a party, (vii) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided such parties have been notified of the confidential nature of such information, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (ix) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result of a breach of this Section 10.18 or (2) becomes available to the Administrative Bank, the LC Issuer, the Swing Line Bank or any other Bank on a non-confidential basis from a source other than the Borrowers.  The Borrowers agree that the terms of this Section 10.18 shall set forth the entire agreement between the Borrowers and the Administrative Bank and each Bank with respect to any confidential information previously or hereafter received by the Administrative Bank or such Bank in connection with this Agreement, and this Section 10.18 shall supersede any and all prior confidentiality agreements entered into by the Administrative Bank or any Bank with respect to such confidential information.

Section 10.19                   No Agency.  In performing its functions and duties under this Agreement, Administrative Bank shall act solely as agent of the Banks and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for a Borrower or any other Person.

Section 10.20                   Funds Not Legally Restricted.  Except with respect to (a) any cash or deposits that Borrowers may pledge to secure Facility LCs and (b) the rights and remedies of Administrative Bank upon the occurrence of an Event of Default, notwithstanding the provisions of this Agreement or any other Loan Document (a) granting Administrative Bank or the Banks a security interest or other collateral interest in or to or a right of offset against (and providing such rights shall only be exercised upon the occurrence of an Event of Default), any cash or cash equivalents or account in which any such cash may be deposited, or (b) requiring Borrowers to maintain Minimum Liquidity of a specified amount, no funds of Borrowers or either of them, whether held by or in any account with Administrative Bank or any Bank or otherwise pursuant to this Agreement or any other Loan Document, shall be subject to any restriction on any Borrower’s access to or use of any such cash or cash equivalents or account in which any such cash may be deposited.

Section 10.21                     Certain Timing Requirements.  Unless (a) the provisions of this Agreement indicate a time period for performance or (b) in an instance in which Borrowers or a Borrower are obligated to provide notice of circumstances that would constitute a Default or an Event of Default, in those instances in which a provision of this Agreement requires Borrowers or either Borrower to take action as soon as a Borrower acquires Knowledge of a fact or circumstance, or otherwise purports to require Borrower to take action immediately under circumstances in which it would be impossible for Borrower or Borrowers to do so, such requirement shall be deemed to require Borrower or Borrowers to take the specified action as promptly as may be practicable under the circumstances.

[Signature pages follow]

[Signature page 1 of 2 of Loan Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Address:		O.COM LAND, LLC
O.com Land, LLC
6350 South 3000 East
Salt Lake City, Utah 84121		By:	/s/ Carter Lee
		Name:	Carter Lee
		Title:	Manager
With copies, which shall not constitute notice, to each of:
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn:	Robert P. Hughes
Senior Vice President, Finance and Risk Management

and

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn:	Mark J. Griffin
Senior Vice President and General Counsel

Address:		OVERSTOCK.COM, INC.
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121		By:	/s/ Robert Hughes
Attn:	Robert P. Hughes	Name:	Robert Hughes
	Senior Vice President, Finance and Risk Management	Title:	Senior Vice President, Finance and Risk Management

With a copy, which shall not constitute notice, to:
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn:	Mark J. Griffin
Senior Vice President and General Counsel

[Signature page 2 of 2 of Loan Agreement]

ADMINISTRATIVE BANK AND A BANK:	U.S. BANK NATIONAL ASSOCIATION, a national banking
association

Address:	By:	/s/ Adam Hill
U.S. Bank National Association		Its:	Vice President
170 South Main Street, 6th Floor
Salt Lake City, Utah 84101
Attention: Ryan Kendrick

With a copy to:
U.S. Bank National Association
800 Nicollet Mall 3rd Floor
Minneapolis, Minnesota 55402
Attention: Syndication Services

BANK:	COMPASS BANK, an Alabama banking corporation

Address:
	By:	/s/ Timothy R. Coffee
Compass Bank		Its:	Senior Vice President
2850 E. Camelback Road, Suite 140
Phoenix, Arizona 85016
Attention: Timothy R. Coffey

EXHIBIT A-1

FORM OF BORROWING NOTICE

TO:         U.S. Bank National Association, as administrative bank (the “Administrative Bank”) under that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of October 24, 2014 among O.Com Land, LLC, a Utah limited liability company, and Overstock.com, Inc., a Delaware corporation] (the “Borrowers”), the financial institutions party thereto, as lenders (the “Banks”), and the Administrative Bank.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

Overstock hereby gives to the Administrative Bank a request for borrowing pursuant to Section 1.15 of the Loan Agreement, and Overstock hereby requests to borrow on [                              ], 20[    ] (the “Borrowing Date”):

(a)  from the Banks, on a pro rata basis, an aggregate principal amount of $[                      ] in Revolving Loans as:

1.  ☐       a Base Rate Advance

2.  ☐       a LIBOR Based Advance

(b)  from the Swing Line Bank, a Swing Line Loan of $[                      ] bearing interest at the Base Rate.

The undersigned hereby certifies to the Administrative Bank and the Banks that (i) the representations and warranties contained in the Loan Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) at the time of and immediately after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing; and (iii) all other relevant conditions for Revolving Loans in the Loan Agreement have been satisfied.

******

1

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated:  [                              ], 20[    ]

OVERSTOCK.COM, INC.

By:
Name:
Title:

2

EXHIBIT A-2

FORM OF CONVERSION NOTICE

TO:         U.S. Bank National Association, as administrative bank (the “Administrative Bank”) under that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of October 24, 2014 among O.Com Land, LLC, a Utah limited liability company, and Overstock.com, Inc., a Delaware corporation (the “Borrowers”), the financial institutions party thereto, as lenders (the “Banks”), and the Administrative Bank.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

Pursuant to Section 1.16 of the Loan Agreement, the undersigned Borrower hereby requests to convert the interest rate on a portion of its Revolving Loan in the outstanding principal amount of $[                        ] on [                              ], 20[    ] as follows:

☐            to convert such LIBOR Based Advance to a Base Rate Advance.

☐            to convert such Base Rate Advance to a LIBOR Based Advance.

The undersigned hereby certifies to the Administrative Bank and the Banks that (i) the representations and warranties contained in the Loan Agreement are (a) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (b) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; (ii) at the time of and immediately after giving effect to such conversion, no Default or Event of Default shall have occurred and be continuing or would occur as a result of the conversion contemplated hereby; and (iii) all other relevant conditions set forth in the Loan Agreement have been satisfied.

******

1

IN WITNESS WHEREOF, the undersigned has caused this Conversion Notice to be executed on its behalf by its authorized officer as of the date set forth below.

Dated:  [                              ], 20[    ]

OVERSTOCK.COM, INC.

By:
Name:
Title:

2

EXHIBIT A-3

FORM OF PAYMENT NOTICE

TO: U.S. Bank National Association, as administrative bank (the “Administrative Bank”) under that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), dated as of October 24, 2014 among O.Com Land, LLC, a Utah limited liability company, and Overstock.com, Inc., a Delaware corporation (the “Borrowers”), the financial institutions party thereto, as lenders (the “Banks”), and the Administrative Bank.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

Pursuant to Section 1.14 of the Loan Agreement, Overstock hereby notifies the Administrative Bank of its intent to reduce permanently the Aggregate Revolving Commitment by the amount of $[                            ] to an Aggregate Revolving Commitment Amount of $[                        ] on [                              ], 20[    ].

******

1

IN WITNESS WHEREOF, the undersigned has caused this Payment Notice to be executed on its behalf by its authorized officer as of the date set forth below.

Dated:  [                              ], 20[    ]

OVERSTOCK.COM, INC.

By:
Name:
Title:

2

EXHIBIT B-1

[Reserved]

1

EXHIBIT B-2

Draw Request Certification

O.Com Land, LLC, a Utah limited liability company (“Borrower”), hereby certifies as follows (all terms herein having the meanings set forth in the Loan Agreement (“Loan Agreement”) dated                               , 2014 among Borrower and U.S. Bank National Association, as administrative bank for the benefit of itself and for the ratable benefit of itself and the other financial institutions named as “Banks” thereunder from time to time (collectively “Banks”):

a.             At the date hereof no suit or proceeding at law or in equity, and no investigation or proceeding of any governmental body has been instituted, or, to the Knowledge of Borrower, is threatened, which in either case, the condition or business operations of Borrower, would be substantially affected, except for the following:

b.             At the date hereof, no Default or Event of Default under the Loan Agreement or under any of the other Loan Documents has occurred and is continuing, except the following:

c.             The representations and warranties set forth in Article IV of the  Loan Agreement are hereby reaffirmed and restated, and Borrower represents and warrants to Banks that the same are true and correct on the date hereof, except to the extent any such representation or warranty is stated to related solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date), and except as to the following:

d.             No Material Adverse Occurrence has occurred in the financial condition of Overstock and its Subsidiaries, taken as a whole, from those set forth in the latest financial statements for each furnished to Banks, except the following:

e.             The progress of construction of the Project is such that it can be completed on or before the Completion Date in accordance with the Budget, except for the following:

f.             The Loan, as of the date hereof, is “In Balance” as required by the Section 3.5 of the Loan Agreement, except for the following:

g.             The labor, materials, equipment, work, services and supplies described herein have been performed upon or furnished to the Project in full accordance with the Plans, which have not been amended except as expressly permitted by the Loan Agreement.

h.             There have been no changes in the costs of the Project from those set forth on the Sworn Construction Cost Statement, as amended by any amendment thereto heretofore delivered by Borrower to Administrative Bank and approved by Administrative Bank, if such approval is required by the Loan Agreement.

i.              All bills for labor, materials, equipment, work, services and supplies furnished in connection with the Project, which could give rise to a mechanic’s lien if unpaid, have been paid, will be paid out of the requested advance.

1

j.              All claims for mechanics’ liens which shall have arisen or could arise for labor, materials, equipment, work, services or supplies furnished in connection with the Project through the last day of the period covered by the requested advance have been effectively waived in writing, or will be effectively waived in writing when payment is made, and such written waivers shall be delivered to Administrative Bank or its disbursing agent.

k.             All funds advanced under the Loan Agreement to date have been utilized as specified in the Draw Requests pursuant to which the same were advanced, exclusively to pay costs incurred for or in connection with acquiring, constructing and developing the Land and the Project, and Borrower represents that no part of the Loan proceeds have been paid for labor, materials, equipment, work, services or supplies incorporated into or employed in connection with any project other than the Project, as that term is defined in the Loan Agreement.  Borrower further represents that all funds covered by this Draw Request are for payment for labor, materials, equipment, work, services or supplies furnished solely in connection with the Project.

Borrower authorizes and requests Banks to charge the total amount of this Draw Request against the Real Estate Loan account and to advance from the proceeds of the Real Estate Loan the funds hereby requested, and to make or authorize disbursement of said funds to or for the account of the persons or firms and Borrower in amounts up to, but not exceeding, the amounts listed herein, subject to the requirements of and in accordance with the procedures provided in the Loan Agreement and/or any separate disbursing agreement relating to the Loan.  The advance made pursuant to this Draw Request is acknowledged to be an accommodation to Borrower and is not a waiver by Banks of any Defaults or Events of Default under the Loan Documents or any other claims of Banks against Borrower, Overstock, any guarantors, and/or the General Contractor.

The advances and disbursements on the attached sheets are hereby approved and authorized.

O.COM LAND, LLC

By:
Name:
Title:

Date: , 2

2

EXHIBIT B-3

Letter of Draw Request

[ DATE ]

, Loan Administrator
U.S. Bank National Association
170 South Main Street

6th Floor

Salt Lake City, Utah  84101

Project Name:

Borrower:         O.Com Land, LLC
Draw #

Dear                             :

Reference is hereby made to that certain Loan Agreement dated               , 2014 (the “Loan Agreement”), executed between the Borrower, Overstock.com, Inc.,  and U.S. Bank National Association (the “Bank”).  Any defined terms not otherwise described herein shall have the same definitions as in the Loan Agreement.

Pursuant to the Loan Agreement, the Borrower hereby requests an Advance on the Real Estate Loan in the amount of $                .  The Borrower acknowledges that the approval of this Advance request by the Bank is subject to all of the terms and conditions precedent for the disbursement of Loan proceeds, including without limitation, inspection of the Project by Bank’s Inspecting Architect, verification of matters set forth in the Draw Request Certification, and the available Real Estate Loan proceeds.

The Advance on the Real Estate Loan shall be:

☐                                   A LIBOR Based Rate

☐                                   A Base Rate Advance

Included with this letter is the following:

•                                          Draw Request Certification

•                                          An updated Budget

•                                          Payee listing with copies of invoices and vendor names for which payment is being requested.

The Borrower requests that the amount of $                   be funded in the following Contractor DDA account:

1

Name of Bank:
ABA Routing #:
Account #:
Account Name:
Reference:
Notify:

The Borrower requests that the amount of $                     be funded in the following Borrower’s DDA Account at U.S. Bank National Association:

Name of Bank:	U.S. Bank National Association
ABA Routing #:
Account #:
Account Name:
Reference:
Notify:

2

The Borrower has executed this Draw Request Letter as of                   , 201    .

O.COM LAND, LLC

By:
Name:
Title:

3

EXHIBIT B-4

[Intentionally omitted.]

1

EXHIBIT C

Buildings and Improvements

Overstock’s corporate headquarters consisting of an approximate 236,000 square feet office building located in Midvale City, Utah

1

EXHIBIT D

Legal Description

That certain real property located in Salt Lake County, Utah, more particularly described as follows:

PARCEL 1:

A PORTION OF PARCEL “A”, VIEW 72 RETAIL SUBDIVISION AMENDED, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT BEING SOUTH 00°17’30” WEST 2,022.66 FEET ALONG THE SECTION LINE AND NORTH 89°42’30” WEST 617.34 FEET FROM THE NORTHEAST CORNER OF SECTION 26, TOWNSHIP 2 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN; AND RUNNING THENCE SOUTH 00°17’30” WEST 464.63 FEET TO THE NORTH LINE OF THE UTAH TRANSIT AUTHORITY CORRIDOR; THENCE SOUTH 83°51’00” WEST 1,014.92 FEET ALONG THE NORTH LINE OF SAID UTAH TRANSIT AUTHORITY CORRIDOR TO THE EASTERLY RIGHT-OF-WAY LINE OF BINGHAM JUNCTION BOULEVARD; THENCE NORTH 06°11’37” WEST 169.67 FEET ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE NORTHEASTERLY 637.50 FEET ALONG THE ARC OF A 1,327.00 FOOT RADIUS CURVE TO THE RIGHT (CENTER BEARS NORTH 83°48’23” EAST AND THE CHORD BEARS NORTH 07°34’08” EAST 631.38 FEET WITH A CENTRAL ANGLE OF 27°31’30”) ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE SOUTH 68°31’47” EAST 311.79 FEET; THENCE SOUTHEASTERLY 567.76 FEET ALONG THE ARC OF A 1,536.00 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS NORTH 21°28’13” EAST AND THE CHORD BEARS SOUTH 79°07’09” EAST 564.53 FEET WITH A CENTRAL ANGLE F 21°10’43”); THENCE SOUTH 89°42’30” EAST 102.05 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

LOT 10, VIEW 72 RETAIL SUBDIVISION AMENDED, ACCORDING TO THE PLAT THEREOF AS RECORDED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER.

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EXHIBIT E

[Reserved]

1

EXHIBIT F

Form of Promissory Notes

[See attached forms of Construction Note, Term Note, Revolving Note and Swing Line Note]

1

CONSTRUCTION NOTE

Salt Lake City, Utah

October 24, 2014

FOR VALUE RECEIVED, O.COM LAND, LLC, a Utah limited liability company (the “Borrower”), promises to pay to the order of                                                                (the “Bank”), on or before the Initial Real Estate Maturity Date, the sum of                                                                Dollars ($                          ) or such lesser sum as may actually be owing under the Real Estate Loan made pursuant to that certain Loan Agreement of even date herewith among the Borrower, Overstock.com, Inc., a Delaware corporation, the other parties thereto, including the Bank, the other Banks, and U.S. Bank National Association, as Arranger and Administrative Bank (the “Loan Agreement”), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Bank, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement. Capitalized terms herein shall have the meaning set forth in the Loan Agreement.

From the date hereof and through the Initial Real Estate Maturity Date, interest on each advance hereunder shall accrue in accordance with Section 1.3 of the Loan Agreement.

This Construction Note (this “Note”) shall be payable in monthly installments of accrued interest only, commencing on the first day of the month following the initial Advance on the Real Estate Loan, and on the same day of each month thereafter through the Initial Real Estate Maturity Date, when the remaining unpaid principal balance plus accrued interest shall be due and payable in full. Notwithstanding the foregoing, the Real Estate Loan evidenced by this Note is eligible at the Initial Real Estate Maturity Date for Conversion to the Term Phase pursuant to the terms and conditions set forth in the Loan Agreement, on which conversion the Real Estate Loan shall be evidenced by the Term Notes.

Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of this Note shall bear interest at the Default Rate, not to exceed, however, the maximum rate permitted by law.

This Note is issued, is to be repaid, and may be accelerated under the terms and provisions of the Loan Agreement. The holders hereof are entitled to all the benefits provided for in the Loan Agreement, or referred to therein. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

This Note may only be prepaid in accordance with the Loan Agreement.  All payments on this Note shall be applied in the order set forth in the Loan Agreement.

This Note is secured by the Mortgage, the Security Agreement, and the other Loan Documents.  Disbursements under this Note shall be made pursuant to the terms of the Loan Agreement.

Except as herein provided, Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrower to Bank or the holder hereof (a) jointly and severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Loan Documents or the liability of Borrower or any other such parties, the right of recourse against Borrower and such parties being hereby reserved by Bank; and (c) agree that time is of the essence. Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs of collection when incurred as set forth in Section 9.2 of the Loan Agreement. It is expressly agreed by

1

Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Bank to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note or any of the other Loan Documents, either in whole or in part.

Notice pursuant to this Note shall be given in accordance with the Loan Agreement.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

All rights, powers, privileges and immunities herein granted to Bank shall extend to its successors and assigns and any other legal holder of this Note, with full right by Bank to assign and/or sell same pursuant to the terms of the Loan Agreement.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[signature page follows]

2

IN WITNESS WHEREOF, Borrower has executed this Construction Note as of the date first written above.

O.COM LAND, LLC

By:
Name:
Its:

[Signature Page to Construction Note]

3

TERM NOTE

Salt Lake City, Utah

[                              ] [    ], 201

FOR VALUE RECEIVED, O.COM LAND, LLC, a Utah limited liability company (“Borrower”), promises to pay to the order of                                                                (the “Bank”), on or before the Real Estate Term Maturity Date, the sum of                                                                Dollars ($                          ) or such lesser sum as may actually be owing under the Real Estate Loan made pursuant to that certain Loan Agreement of even date herewith among Borrower, Overstock.com, Inc., a Delaware corporation, the other parties thereto, including the Bank, the other Banks, the LC Issuer and U.S. Bank National Association, as Arranger and Administrative Bank (the “Loan Agreement”), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Bank, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement. Capitalized terms herein shall have the meaning set forth in the Loan Agreement.

This Term Note (this “Note”) represents the repayment obligation of Borrower with respect to the Real Estate Loan following the Conversion of the Real Estate Loan from the Construction Phase to the Term Phase, and, upon such event shall replace the Construction Note executed in favor of the Bank.

From the date of the Conversion (if Conversion occurs) and through the Real Estate Term Maturity Date, interest on each advance hereunder shall accrue at an annual rate equal to the Term Phase Rate.

Monthly payments of principal on the dates and in the amounts set forth on Schedule I attached hereto and incorporated herein, plus all accrued interest shall be made by Borrower in accordance with the Loan Agreement.

The full outstanding principal balance of this Note together with all unpaid accrued interest and all other monetary obligations with respect thereto under the Loan Documents shall be due and payable in full on the Real Estate Term Maturity Date.

Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of this Note shall bear interest at the Default Rate not to exceed, however, the maximum rate permitted by law.

This Note is issued, is to be repaid, and may be accelerated under the terms and provisions of the Loan Agreement. The holders hereof are entitled to all the benefits provided for in the Loan Agreement, or referred to therein. This Note is a recourse obligation of Borrower. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein.

This Note may be prepaid only in accordance with the terms of the Loan Agreement.  All payments on this Note shall be applied as set forth in the Loan Agreement.  Prepayments of principal shall be applied to principal installments in the inverse order of their maturity. No partial payment shall change any due date or the amount of any regularly scheduled installment of principal due.

This Note is secured by the Mortgage, the Security Agreement and the other Loan Documents.

Except as herein provided, Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrower to Bank or the holder hereof (a) jointly and

1

severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Loan Documents or the liability of Borrower or any other such parties, the right of recourse against Borrower and such parties being hereby reserved by Bank; and (c) agree that time is of the essence. Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs of collection when incurred as set forth in Section 9.2 of the Loan Agreement. It is expressly agreed by Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Bank to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note or any of the other Loan Documents, either in whole or in part.

Notice pursuant to this Note shall be given in accordance with the Loan Agreement.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

All rights, powers, privileges and immunities herein granted to Bank shall extend to its successors and assigns and any other legal holder of this Note, with full right by Bank to assign and/or sell same pursuant to the Loan Agreement.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[signature page follows]

2

IN WITNESS WHEREOF, Borrower has executed this Term Note as of the date first written above.

O.COM LAND, LLC

By:
Name:
Its:

[Signature Page to Term Note]

S-1

SCHEDULE I

MONTHLY PAYMENTS OF PRINCIPAL

REVOLVING NOTE

Salt Lake City, Utah

October 24, 2014

FOR VALUE RECEIVED, OVERSTOCK.COM, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of [                                                                ] (the “Bank”) the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Loan Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Bank, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Loan Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

This Revolving Note (this “Note”) is one of the Revolving Notes issued pursuant to, and is entitled to the benefits of, the Loan Agreement dated as of October 24, 2014 (which, as it may be amended or modified and in effect from time to time, is herein called the “Loan Agreement”), among the Borrower, O.Com Land, LLC, a Utah limited liability company, the other parties thereto, including Bank, the other Banks, the LC Issuer and U.S. Bank National Association, as Arranger and Administrative Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Loan Agreement.

This Note shall be payable in monthly installments of accrued interest payable on the first day of each month and on the same day of each month thereafter until the Facility Termination Date when the outstanding principal balance plus accrued interest shall be due and payable in full. Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of this Note shall bear interest at the Default Rate, not to exceed, however, the maximum rate permitted by law.

This Note is issued, is to be repaid, and may be accelerated under the terms and provisions of the Loan Agreement. The holders hereof are entitled to all the benefits provided for in the Loan Agreement, or referred to therein. The provisions of the Loan Agreement are incorporated by reference herein with the same force and effect as if fully set forth herein. The maximum principal balance of this Note which may be outstanding from time to time is equal to $                            .

This Note may only be prepaid in accordance with the Loan Agreement.  All payments on this Note shall be applied in the order set forth in the Loan Agreement.  No partial payment shall change any due date or the amount of any regularly scheduled installment of principal due.

This Note is secured by the Security Agreement, the Mortgage and other Loan Documents.  Disbursements under this Note shall be made pursuant to the terms of the Loan Agreement.

Except as herein provided, Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of Borrower to Bank or the holder hereof (a) jointly and severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Loan Documents or the liability of Borrower or any other such parties, the right of recourse against Borrower

1

and such parties being hereby reserved by Bank; and (c) agree that time is of the essence. Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs of collection when incurred as set forth in Section 9.2 of the Loan Agreement. It is expressly agreed by Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Bank to exercise any of its rights hereunder, shall operate to release, discharge, modify, change or affect the original liability under this Note or any of the other Loan Documents, either in whole or in part.

Notice pursuant to this Note shall be given in accordance with the Loan Agreement.

If from any circumstances whatsoever, by reason of acceleration or otherwise, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligations to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction be possible under this Note in excess of the limit of such validity.

All rights, powers, privileges and immunities herein granted to Bank shall extend to its successors and assigns and any other legal holder of this Note, with full right by Bank to assign and/or sell same pursuant to the Loan Agreement.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[signature on following page]

2

IN WITNESS WHEREOF, Borrower has executed this Revolving Note as of the first day written above.

OVERSTOCK.COM, INC.

By:
Name:
Its:

3

SWING LINE NOTE

$3,000,000.00	Salt Lake City, Utah
October 24, 2014

FOR VALUE RECEIVED, on the Facility Termination Date, the undersigned, OVERSTOCK.COM, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, as Swing Line Bank, the principal sum of Three Million and No/Dollars ($3,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Swing Line Loans made by Swing Line Bank to Borrower pursuant to the Loan Agreement (as hereinafter defined).  The aggregate principal amount of the Swing Line Loans which Swing Line Bank shall be committed to have outstanding under this Swing Line Note (this “Note”) at any one time shall not exceed Three Million Dollars ($3,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms, conditions and restrictions of this Note and of the Loan Agreement.  Borrower further promises to pay to the order of Swing Line Bank interest on the aggregate unpaid principal amount of such Swing Line Loans on the dates and at the rate or rates provided for in the Loan Agreement.  All such payments of principal and interest shall be made in lawful currency of the United States in immediately available funds at the office of U.S. Bank National Association located at 170 South Main, 6th Floor, Salt Lake City, Utah 84101, or such other place as Swing Line Bank may from time to time designate in writing.

This Note is the Swing Line Note referred to in the Loan Agreement dated the date hereof by and among Borrower, O.Com Land, LLC, a Utah limited liability company, the Banks from time to time party thereto and U.S. Bank National Association, as a Bank and as Administrative Bank for the Banks, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement).

This Note is secured by, among other things, the Mortgage and the Security Agreement.

Upon the occurrence and during the continuation of any Event of Default under the Loan Agreement, Swing Line Bank’s obligation to make additional Swing Line Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

Upon the occurrence and during the continuation of an Event of Default, Borrower hereby promises to pay to the order of Swing Line Bank, in addition to all other amounts otherwise due on or under this Note, the costs and expenses of such collection, foreclosure and representation, as provided in Section 9.2 of the Loan Agreement.  Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

Section 9.6 of the Loan Agreement is hereby incorporated by reference and made a part hereof.

[Remainder of page intentionally left blank — Signature Page to follow]

1

Signature page to Swing Line Note

BORROWER:

OVERSTOCK.COM, INC.,
a Delaware corporation

By:
Name:
Its:

2

EXHIBIT G

Sworn Construction Cost Statement

[See attached]

1

SWORN CONSTRUCTION COST STATEMENT

DATE:

ADMINISTRATIVE BANK: U.S. BANK NATIONAL ASSOCIATION

BORROWER: O.COM LAND, LLC

GENERAL CONTRACTOR:

PROJECT ARCHITECT:

PROJECT:

The undersigned Borrower, being first duly sworn, as the borrower and the owner of the Project, deposes and says, in connection with the development, construction and completion of the Project:  that attached to this Sworn Construction Cost Statement is a true, correct and complete listing of all costs for material, supplies, equipment, labor, and other work and services of any kind necessary to achieve Completion (as that term is defined in the Loan Agreement among Borrower, Overstock.com, Inc., Administrative Bank and the other Banks a party thereto) of the Project; that listed herein are the names of all persons, parties and entities having contracts or subcontracts relating to development, construction or completion of the Project, or which are otherwise entitled to receive payment for materials, supplies, equipment, labor, or other work or services of any kind with respect to the Project, and the amounts previously paid, now due, or to become due to each of said parties; and that there is no amount previously paid, now due or to become due to any party not listed herein, or in excess of the amount listed herein, for material, supplies, equipment, labor, or other work or services of any kind relating to the Project.

The undersigned further deposes and says, also in connection with the development, construction and completion of the Project, that any change or increase in the total cost of the Project as shown herein, or in the amount payable to any party listed herein, will be promptly communicated in writing to Administrative Bank, and will be subject to approval by Administrative Bank, if such approval is required by said Loan Agreement; that all parties named herein will guarantee their materials provided or work performed in connection with the Project to be free from defects for at least one (1) year after Completion of the Project; that the purpose of the foregoing is to induce Banks to advance the proceeds of a loan of up to $                                , secured by a mortgage, deed of trust, security deed or trust indenture upon the Project; and that, upon payment of the specific unpaid items listed herein, Borrower will indemnify and save harmless Banks as to any other claim and as to any lien for any material, supplies, equipment, labor, and other work or services of any kind relating to the Project.

1

O.COM LAND, LLC

By:
Name:
Its:

Subscribed and sworn to before me this                  day of                                              2014 by                                    as the                                of O.Com Land, LLC.

Notary Public:

My commission expires:

                                 County,

2

Exhibit to Sworn Construction Cost Statement

1

EXHIBIT H

Proposed Amended Plat

# VIEW 72 RETAIL SUBDIVISION 2nd AMENDED

AMENDING LOT 10 PARCEL A OF VIEW 72
RETAIL SUBDIVISION AMENDED
LOCATED IN THE NORTHEAST CORNER OF SECTION 26
TOWNSHIP 2 SOUTH, RANGE 1 WEST,
SALT LAKE BASE AND MERIDIAN,
MIDVALE CITY, SALT LAKE COUNTY, UTAH

LEGEND
CURVE TABLE
7200 SOUTH
BLUE VISTA LANE
GRANDEUR VIEW WAY
JUNCTION VIEW DRIVE
BINGHAM JUNCTION BLVD
VIEW CENTER DRIVE
PARCEL A
LOT 1
POINT OF BEGINNING
700 WEST
UTAH TRANSIT AUTHORITY CORRIDOR
HORIZONTAL GRAPHIC SCALE

SURVEYOR'S CERTIFICATE

BOUNDARY DESCRIPTION

OWNER'S DEDICATION

## VIEW 72 RETAIL SUBDIVISION 2nd AMENDED

AMENDING LOT 10 PARCEL A OF VIEW 72
RETAIL SUBDIVISION AMENDED

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

EASEMENT APPROVAL

DEVELOPER
GARDNER COMPANY
90 SOUTH 400 WEST, SUITE 360
SALT LAKE CITY, UTAH 84101

## VIEW 72 RETAIL SUBDIVISION 2nd AMENDED

AMENDING LOT 10 PARCEL A OF VIEW 72
RETAIL SUBDIVISION AMENDED
LOCATED IN THE NORTHEAST CORNER OF SECTION 26
TOWNSHIP 2 SOUTH, RANGE 1 WEST,
SALT LAKE BASE AND MERIDIAN,
MIDVALE CITY, SALT LAKE COUNTY, UTAH

SURVEY RECORDING DATA

SHEET 1 OF 2

ENSIGN

CITY ENGINEERING DEPARTMENT

CITY PLANNING

BOARD OF HEALTH APPROVAL

APPROVAL AS TO FORM

CITY COUNCIL APPROVAL

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# VIEW 72 RETAIL SUBDIVISION 2nd AMENDED

AMENDING LOT 10 PARCEL A OF VIEW 72
RETAIL SUBDIVISION AMENDED
LOCATED IN THE NORTHEAST CORNER OF SECTION 26
TOWNSHIP 2 SOUTH, RANGE 1 WEST,
SALT LAKE BASE AND MERIDIAN,
MIDVALE CITY, SALT LAKE COUNTY, UTAH

CURVE TABLE

| CURVE | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
|---|---|---|---|---|---|
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |
| [illegible] | [illegible] | [illegible] | [illegible] | [illegible] | [illegible] |

LEGEND

EXISTING STREET MONUMENT
PROPOSED STREET MONUMENT
SECTION CORNER
BOUNDARY LINE
SECTION LINE
CENTER LINE
EASEMENT LINE
FIRE HYDRANT
STREET LIGHT

BINGHAM JUNCTION BLVD
(PUBLIC ROAD)
JUNCTION VIEW DRIVE
GRANDEUR VIEW WAY
(PUBLIC ROAD)
LOT 1
LOT 9
LOT 8
700 WEST
(PUBLIC ROAD)
UTAH TRANSIT AUTHORITY CORRIDOR
S 89°42'39" E 548.33'
S 0°17'30" W
30.00'
HORIZONTAL GRAPHIC SCALE

# VIEW 72 RETAIL SUBDIVISION 2nd AMENDED

AMENDING LOT 10 PARCEL A OF VIEW 72
RETAIL SUBDIVISION AMENDED
LOCATED IN THE NORTHEAST CORNER OF SECTION 26
TOWNSHIP 2 SOUTH, RANGE 1 WEST,
SALT LAKE BASE AND MERIDIAN,
MIDVALE CITY, SALT LAKE COUNTY, UTAH

SHEET 2 OF 2

ENSIGN

SALT LAKE CITY
LAYTON
TOOELE
CEDAR CITY

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EXHIBIT I

COMMERCIAL REAL ESTATE

STANDARD INSURANCE REQUIREMENTS

I.                PROPERTY INSURANCE

A.            DURING CONSTRUCTION

An ORIGINAL (or certified copy) Builder’s All-Risk, Completed Value, Non-Reporting Form Policy or Policy Declarations Pages or Binders of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Administrative Bank with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.                    Mortgagee Clause Endorsement naming U.S. Bank National Association as Mortgagee for the ratable benefit of the Banks ISAA ATIMA, with a 30-day notice to Administrative Bank in the event of cancellation, non-renewal or material change; OR

2.                    Lenders’ Loss Payable Endorsement naming U.S. Bank National Association (ISO 1218 or similar) with a 30-day notice to Administrative Bank in the event of cancellation, non-renewal or material change

3.                    Replacement Cost Endorsement

4.                    No Exclusion for Acts of Terrorism (United States Certified Acts of Terrorism coverage — TRIPRA)

5.                    No Coinsurance Clause

6.                    Flood Insurance

7.                    Coastal and Other Wind Coverage

8.                    Collapse and Earthquake Coverage

9.                    Vandalism and Malicious Mischief Coverage

10.             Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown)

11.             Demolition, Increased Cost of Construction Coverage

12.             In-Transit Coverage

13.             Partial Occupancy Permitted

14.             Delay in Completion or Delay in Rents/Startup Coverage

15.             Coverage to be effective upon the date of the Notice to Proceed, the date of site mobilization or the start of any shipment of materials, machinery or equipment to the site, whichever is earlier, and to remain in effect until replaced by permanent All Risk Property Insurance described below, or until such other time as may be mutually agreed upon by Administrative Bank and Borrowers.

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16.             Coverage should be non-cancellable through term of project with automatic extension provision of at least 60 days.

B.                                    UPON COMPLETION

An ORIGINAL (or certified copy) All-Risk Hazard Insurance Policy or Policy Declarations Pages or Binders of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Administrative Bank with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.              Mortgagee Clause Endorsement naming U.S. Bank National Association as Mortgagee for the ratable benefit of Banks ISAA ATIMA with a 30-day notice to Lender in the event of cancellation, non-renewal or material change; OR

2.              Lenders’ Loss Payable Endorsement naming U.S. Bank National Association (ISO 1218 or similar) with a 30-day notice to Lender in the event of cancellation, non-renewal or material change

3.              Replacement Cost Endorsement

4.              No Exclusion for Acts of Terrorism (United States Certified Acts of Terrorism coverage — TRIPRA)

5.              No Coinsurance Clause

6.              Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown)

7.              Sprinkler Leakage Coverage

8.              Vandalism and Malicious Mischief Coverage

9.              Flood Insurance

10.       Loss of Rents Insurance in an amount of not less than 100% of one year’s Rental Value of the Project.  “Rental Value” shall include:

a)             The total projected gross rental income from tenant occupancy of the Project as set forth in the Budget,

b)             The amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrowers, and

c)              The fair rental value of any portion of the Project which is occupied by Borrower.

11.       One year’s business interruption insurance in an amount acceptable to Administrative Bank.

12.       Collapse and Earthquake Coverage

13.       Coastal & Other Wind Coverage

14.       Extra Expense Coverage

15.       Demolition and Increased Cost of Construction

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II.                       LIABILITY INSURANCE

An ORIGINAL (or certified copy) Commercial General Liability Policy or Policy Declarations Pages or Binder of Insurance naming the borrowing entity as an insured, providing coverage on an “occurrence” rather than a “claims made” basis and written by a carrier approved by Administrative Bank, with a current A.M. Best’s Insurance Guide Rating of at least A- IX.  (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.              Combined general liability policy limit of at least $5,000,000.00 each occurrence and aggregate applying liability for Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy.  Such policies must contain a Separations of Insureds / Severability of Interest clause.

2.              No Exclusion for Acts of Terrorism (United States Certified Acts of Terrorism coverage — TRIPRA)

3.              Aggregate limit to apply per location

4.              Borrowers’ coverage is primary and non-contributory with any insurance or self-insurance carried by U.S. Bank National Association

5.              Additional Insured Endorsement naming U.S. Bank National Association as an additional insured with a 30-day notice to Administrative Bank in the event of cancellation, non-renewal or material change.  A Severability of Interests provision should be included.

III.  GENERAL REQUIREMENTS

1.              All policies of insurance required herein must contain an endorsement or agreement by the insurer that any loss will be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrowers or any party holding under Borrowers which might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Borrowers.

2.              If Administrative Bank consents, Borrowers may provide any of the required insurance through blanket policies carried by Borrowers and covering more than one location, or by policies procured by a party holding under Borrowers; provided,

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however, all such policies must be in form and substance and issued by companies reasonably satisfactory to Administrative Bank.

IV.  OTHER COVERAGES

Lender shall have the right from time to time to make changes (including without limitation increases to required liability limits) to the foregoing insurance requirements and/or to require additional coverages not described above.  In addition, the above insurance requirements are subject to change or the imposition of additional coverages if required by applicable laws, regulations or policies applicable to any Bank or the Project.

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EXHIBIT J

O.Com Ownership

[Reserved]

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EXHIBIT K

OVERSTOCK COMPLIANCE CERTIFICATE

For the Fiscal Quarter Ended                       , 2
(the “Quarter Date”)

With reference to the Loan Agreement dated October 24, 2014 (the “Agreement”), between O.Com Land, LLC, and Overstock.com, Inc. as Borrowers, and the Banks identified therein, Overstock.com, Inc. hereby certifies to Administrative Bank and Banks as follows (each capitalized term used herein having the same meaning given in the Agreement unless otherwise specified):

a)                                     As of the Quarter Date, Overstock’s Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, is        to 1.00.  The minimum Fixed Charge Coverage Ratio permitted by the Agreement is 1.15 to 1.00.

b)                                     As of the Quarter Date, Overstock’s Cash Flow Leverage Ratio, measured on a trailing twelve month basis, is        to 1.00.  The maximum Cash Flow Leverage Ratio permitted by the Agreement during the Construction Phase is 3.00 to 1.00, and 2.50 to 1.00 thereafter.

c)                                      As of the Quarter Date, Overstock’s Liquid Assets equal at least $50,000,000.00.

Overstock.com, Inc.

By:

Name:

Its:

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EXHIBIT L

PROJECT ARCHITECT CERTIFICATE

[See attached]

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CERTIFICATE OF ARCHITECT

TO:                           U.S. BANK NATIONAL ASSOCIATION (the “Administrative Bank”)

RE:                           Proposed Construction Loan

Gentlemen:

I have prepared those plans and specifications (the “Plans and Specifications”) for the Projects more particularly described by title, drawing number, date and latest revision date in Schedule “A” attached hereto and made a part hereof.

As a licensed architect/engineer in the State of Utah, possessing special knowledge and expertise in the field of architecture and construction, I hereby certify to you that:

1.              The land (the “Site”) on which the Project is to be constructed is zoned                 , and such zoning classification permits the intended use of the Project as                                   .  I have examined all relevant laws, regulations and ordinances and have determined that the following restrictions and requirements are applicable to the Project:

Minimum Lot Area:

Height Limitation:

Maximum floor area Ratio: (or other type of bulk restriction):

Front Yard Requirements:

Side and Rear Yard Requirements:

Parking Requirements:

Other:

2.              The Plans and Specifications comply with all applicable federal, state and municipal laws, rules and regulations and ordinances of every nature and description, including, without limitation, zoning, energy, building and fire codes and ordinances, and subdivision control and environmental laws, rules and regulations, including, without limitation, the Americans with Disabilities Act, the Federal Clean Air Act, as amended, and the Federal Water Pollution Control Act, as amended.  The Project, if constructed substantially in accordance with the Plans and Specifications, will likewise comply with all applicable federal, state and municipal laws, rules and regulations and ordinances of every nature and description relating to the construction and intended use thereof, will not have a negative environmental impact and will meet all current environmental requirements of the City of Midvale, the State of Utah, and the United States Environmental Protection Agency.

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3.              I am familiar with the on-the-ground conditions of the Site and the building location, and the condition of the Site are such that all provisions of law relating to the filling, dredging, excavation or other usage of lands classified as wetlands or lands which are subject to periodic flooding or have thereon standing or moving bodies of water are not applicable to the construction of the Project.  I have also reviewed the soils report with respect to the Site prepared by                              dated                               , and have taken the findings and recommendations contained in said report into consideration in preparing the Plans and Specifications.

4.              Satisfactory methods of access to and egress from the Project and adjoining or nearby public ways are available, sufficient to meet the reasonable needs of the Project and all applicable requirements of public authorities.  Sanitary water supply and storm sewer and sanitary sewer facilities and other required utilities (gas, electricity, telephone, etc.) are likewise available, sufficient to meet the reasonable needs of the Projects and all applicable requirements of public authorities, at or within the lot lines of the Site.  No easements over land or others are required for such means of access and egress or for any such utilities or if any such easements are required that they have been obtained or will be obtained by Owner or Owner’s representatives; and design conditions are such that no drainage of surface or other water across lands of others is called for or indicated by the Plans and Specifications, except                                (if none, so state).

5.              I have reviewed and am familiar with the locations of all easements, use restrictions, rights-of-way, subsurface rights and the like as shown on the Boundary survey prepared by                              for                                    dated                            as to the project and the Plans and Specifications have been so prepared that the Project will not violate or encroach over, across or upon any such easements, use restrictions, rights-of-way or subsurface rights and the like, and the Site is not located in a 100-year Flood Plain or in an identified “flood prone area,” as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Protection Act of 1973, as amended.

6.              The Project has been designed in accordance with the applicable provisions of the American with Disabilities Act and all other provisions of applicable Utah law relating to the elimination of architectural barriers for the handicapped.

7.              All permits, licenses, certificates and approvals required for the construction and intended use of the Project, including, without limitation, building permits, curb-cut permits, permits relating to the use of utilities, and permits required under the Federal Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, and by state laws and regulations consistent with the requirements of said Acts, have been validly issued by the appropriate authorities and are now in full force and effect, except as follows:

In my opinion, the foregoing excepted certificates, permits and approvals will be issued during the ordinary course of construction.

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8.              Attached hereto, as Schedule “B” is a true, correct and complete copy of our errors and omissions insurance policy, or a certificate thereof, which insurance coverage is in full form and effect.  I agree to keep such insurance coverage in full force and effect until the loan has been fully repaid.

This Certificate is being given to Administrative Bank in connection with arrangements among the Owner, Administrative Bank and certain Banks for a loan to finance construction of the Project under a Loan Agreement to be executed by the Owner, Overstock.com, Inc., Administrative Bank and certain Banks, and I acknowledge and agree that Administrative Bank and the Banks may rely upon the contents and accuracy of this Certificate in closing the Loan Agreement and in making advances thereunder.

EDA Architects, Inc.

By:
Date	Project Architect

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SCHEDULE “A”

(Schedule of Plans and Specifications)

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SCHEDULE “B”

(Errors and Omissions Insurance)

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SCHEDULE 1.1

BANKS AND RESPECTIVE PERCENTAGES

Bank	Percentage	Individual Real Estate Commitment	Revolving Commitment
U.S. Bank National Association	53.0%	$24,252,800.00	$5,300,000.00
Compass Bank	47.0%	$21,507,200.00	$4,700,000.00

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SCHEDULE 1.3

PRINCIPAL PAYMENTS DURING TERM PHASE

The aggregate principal portion of the monthly payments made under the Term Notes shall be $93,695.00.

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SCHEDULE 4.28

Overstock’s Subsidiaries

SCHEDULE 4.28

Overstock.com, Inc.
List of Directly or Indirectly Owned Subsidiaries
as of the Closing Date

Name of Subsidiary	Jurisdiction of Organization/Incorporation	Name of Parent Entity	% Owned by Parent Entity
Overstock.com Services, Inc.	UT	Overstock com, Inc.	100
Supplier Oasis Fulfillment Services, Inc.	UT	Overstock com, Inc.	100
O Agency Group, Inc.	UT	Overstock com, Inc.	100
O.com Land, LLC	UT	Overstock com, Inc.	100
MyCurrent, Inc.	UT	Overstock com, Inc.	100
Market Partner Holdings, Inc.	UT	Overstock com, Inc.	100
Market Partner Operations, Inc.	UT	Market Partner Holdings, Inc.	100
Market Partner SR, Inc.	UT	Market Partner Operations, Inc.	100
Market Partner BC, Inc.	UT	Market Partner Operations, Inc.	100
Market Partner EB, Inc.	UT	Market Partner Operations, Inc.	100
Market Partner WM, Inc. (fka Market Partner BB, Inc.)	UT	Market Partner Operations, Inc.	100
Market Partner NE, Inc.	UT	Market Partner Operations, Inc.	100
O.co HK Limited	Hong Kong	Overstock com, Inc.	100
Overstock Ireland Limited	Ireland	Overstock com, Inc.	100

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SCHEDULE 5.32

Overstock’s Indebtedness

NONE

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